UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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XL CAPITAL LTD
(Name of Registrant as Specified in Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XL CAPITAL LTD

NOTICE OF ANNUAL GENERAL MEETING OF HOLDERS OF CLASS A ORDINARY
SHARES TO BE HELD ON FRIDAY APRIL 24, 2009

Hamilton, Bermuda

March 9, 2009

To the Holders of Class A Ordinary Shares of XL Capital Ltd:

Notice is hereby given that the Annual General Meeting of Holders (the “Shareholders”) of Class A Ordinary Shares of XL Capital Ltd (the “Company”) will be held at the principal executive offices of the Company, located at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda, on Friday, April 24, 2009 at 8:30 a.m. local time for the following purposes:

1.	To elect three Class II Directors to hold office until 2012;

2.	To approve the amendment and restatement of the Company’s 1991 Performance Incentive Program;

3.	To approve the amendment and restatement of the Company’s Directors Stock & Option Plan;

4.	To ratify the appointment of PricewaterhouseCoopers LLP, New York, New York, to act as the independent registered public accounting firm of the Company for the year ending December 31, 2009; and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of the Company at the close of business on March 2, 2009 are entitled to notice of, and to vote at, the annual meeting. For instructions on voting, please refer to the instructions on the Notice you received in the mail or, if you requested a hard copy of the Proxy Statement, on your enclosed proxy card.

By Order of The Board of Directors,

Kirstin Romann Gould
Secretary

XL CAPITAL LTD

PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF HOLDERS OF
CLASS A ORDINARY SHARES TO BE HELD ON APRIL 24, 2009

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of XL Capital Ltd (the “Company”) to be voted at the Annual General Meeting of holders (the “Shareholders”) of the Company’s Class A Ordinary Shares (the “Shares”) to be held on April 24, 2009 and any adjournments thereof. Pursuant to rules recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending the Notice Regarding the Availability of Proxy Materials (the “Notice”) to shareholders of the Company’s Class A Ordinary Shares (the “Shares”). The Notice, the Proxy Statement, the Notice of Annual General Meeting and the proxy card are first being made available to shareholders on or about March 9, 2009. The Company has made available with this Proxy Statement the Company’s Annual Report on Form 10-K (the “Annual Report to Shareholders”), although the Annual Report to Shareholders should not be deemed to be part of the Proxy Statement. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice. Shareholders may also request to receive a printed set of the proxy materials. In addition, shareholders may specify how they would prefer to receive proxy materials in the future, including receiving proxy materials by e-mail or in hard copy format. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will, therefore, reduce the impact on the environment. If you choose to receive future proxy materials by e- mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. Additionally, if you choose to receive future proxy materials by mail, your election to receive proxy materials by mail will remain in effect until you terminate it.

When such proxy is properly executed, the Shares of the Company it represents will be voted at the meeting on the following proposals: (1) the election of the three nominees for Class II Directors identified herein, (2) the approval of the amendment and restatement of the Company’s 1991 Performance Incentive Program, (3) the approval of the amendment and restatement of the Company’s Directors Stock & Option Plan and (4) the ratification of the appointment of PricewaterhouseCoopers LLP, New York, New York (the “Independent Auditor”), to act as the independent registered public accounting firm of the Company for the year ending December 31, 2009.

Any Shareholder giving a proxy has the power to revoke it prior to its exercise by giving notice of such revocation to the Secretary of the Company in writing at XL House, One Bermudiana Road, Hamilton, HM 11, Bermuda, by attending and voting in person at the Annual General Meeting or by executing a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken.

Shareholders of record as of the close of business on March 2, 2009 will be entitled to vote at the Annual General Meeting. As of March 2, 2009, there were 342,162,318 outstanding Shares entitled to vote at the Annual General Meeting, with each Share entitling the holder of record thereof to one vote at the Annual General Meeting (subject to certain limitations set forth in the Company’s Articles of Association—see footnote 1 under the heading “Beneficial Ownership”).

Other than the approval of the minutes of the 2008 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the Notice of Annual General Meeting. If any such matter comes before the Annual General Meeting, including any Shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

The election of each nominee for Director, the approval of the amendment and restatement of the Company’s 1991 Performance Incentive Program, the approval of the amendment and restatement of the Company’s Directors Stock and Option Plan and the ratification of the appointment of the Independent Auditor require the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting, provided there is a quorum (consisting of one or more Shareholders present in person or by proxy holding at least fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Annual General Meeting). A withhold vote for any nominee for Director is equivalent to a vote against that Director.

Shares owned by Shareholders electing to abstain from voting and “broker non-votes” with respect to the approval of the amendment and restatement of the Company’s 1991 Performance Incentive Program, the approval of the amendment and restatement of the Company’s Directors Stock & Option Plan and the ratification of the appointment of the Auditors will be counted towards the presence of a quorum but will not be considered present and voting with respect to those matters to be voted upon at the Annual General Meeting. Therefore, abstentions and “broker non-votes” will have no effect on the outcome of the proposals to approve the amendment and restatement of the Company’s 1991 Performance Incentive Program, to approve the amendment and restatement of the Company’s Directors Stock & Option Plan or to ratify the appointment of the Auditors.

XL CAPITAL LTD
2009 PROXY STATEMENT

PROPOSALS UNDER VOTE

I. ELECTION OF DIRECTORS

At the Annual General Meeting, three Class II Directors are to be elected to hold office until the 2012 Annual General Meeting of Shareholders. All of the nominees are currently serving as Directors and were appointed or elected in accordance with the Company’s Articles of Association. Unless authority is withheld by the Shareholders, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed below. All of the nominees have consented to serve if elected, but if any becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, principal occupation and other information concerning each Director are set forth below.

Nominees for Whom Proxies will be Voted

Nominees for Class II Directors for terms to expire in 2012:

Dale R. Comey, age 67, has been a Director of the Company since 2001. Mr. Comey was a director of St. Francis Hospital and Medical Center, Hartford, Connecticut from 1988 to 2006. Prior to his retirement, Mr. Comey was Executive Vice President at the corporate headquarters of the ITT Corporation from 1990 to 1996, where he was responsible for directing the operations of several ITT business units, including ITT Hartford and ITT Financial Corporation. From 1988 to 1990, Mr. Comey was President of ITT Hartford’s Property & Casualty Insurance Business.

Robert R. Glauber, age 69, has been a Director of the Company since September 2006, having originally served on the Company’s board from 1998 to May 2005. Mr. Glauber is presently a Lecturer at the Harvard Kennedy School of Government and a Visiting Professor at the Harvard Law School. Most recently, Mr. Glauber served as Chief Executive Officer (“CEO”) of the National Association of Securities Dealers, Inc. (the “NASD”) from November 2000 to August 2006 and, in addition, as Chairman from September 2001 to August 2006. Mr. Glauber is currently a director of Moody’s Corporation and of the Federal Home Loan Mortgage Corp. (“Freddie Mac”) and a trustee of the International Accounting Standards Committee Foundation. He previously served on the boards of the Federal Reserve Bank of Boston, a number of Dreyfus mutual funds and the Investment Company Institute. From 1989 to 1992, he served as Under Secretary of the Treasury for Finance and, prior to that, was a Professor of finance at the Harvard Business School. He is a Senior Advisor to Peter J. Solomon Company.

G. Thompson Hutton, age 53, was appointed as a Director of the Company in January 2009. Mr. Hutton is currently a Managing Director with Thompson Hutton LLC, where he provides management and transaction consulting services to private equity investors focusing on the insurance and financial services sector. Mr. Hutton has also served on the Board of CAT, Ltd from 1993-1996, Safeco Corporation from 2004 to 2006 and Montpelier Re from 2001 to 2006, where he was Chairman of the Audit Committee. In addition, Mr. Hutton was previously President and CEO of Risk Management Solutions, Inc. (“RMS”) from 1990 until 2000. Mr. Hutton most recently served as CEO of White Mountains Re Group from 2006 to 2007.

Directors whose terms of office do not expire at this meeting

Class I Directors whose terms expire in 2011:

Herbert N. Haag, age 62, has been a Director of the Company since June 2006. Mr. Haag was the founding President and CEO of Bermuda-based reinsurer PartnerRe Ltd. from 1993 until his retirement in December 2000. From December 2000 to 2002, Mr. Haag served as Senior Advisor of PartnerRe Ltd. Mr. Haag’s insurance industry career spans approximately 40 years, including 24 years with Swiss Reinsurance Company where he held various senior positions, latterly as Executive Vice President responsible for Swiss Re Zurich’s reinsurance business for the Americas, Asia, Africa and Southern Europe. Mr. Haag is the President of the Swiss-Japanese Society in Switzerland.

Michael S. McGavick, age 51, was appointed as a Director of the Company in April 2008, shortly prior to his commencement as the Company’s CEO on May 1, 2008. Previously, Mr. McGavick was President & CEO of the Seattle-based Safeco Corporation from January 2001 to December 2005. Prior to joining Safeco, Mr. McGavick spent six years with the Chicago-based CNA Financial Corporation, where he held various senior executive positions before becoming President and Chief Operating Officer of the company’s largest commercial insurance operating unit. Mr. McGavick’s insurance industry experience also includes two years as Director of the American Insurance Association’s Superfund Improvement Project in Washington D.C. where he became the Association’s lead strategist in working to transform U.S. Superfund environmental laws.

Ellen E. Thrower, age 62, has been a Director of the Company since 1995. Dr. Thrower has been Executive Director and Professor of Risk Management and Insurance at the School of Risk Management, Insurance and Actuarial Science of the Tobin College of Business at St. John’s University since 2001, and is President Emeritus of the College of Insurance, where she served as President and CEO from 1988 to 2001 (when the College of Insurance merged into St. John’s University). Dr. Thrower has also served as a director of SBLI USA Mutual Life Insurance Company, Inc. since 2004 and as a director of United Educators Insurance since 1996.

John M. Vereker, age 64, has been a Director of the Company since November 2007. Sir John was the Governor and Commander-in-Chief of Bermuda from April 2002 to October 2007. Prior to that, he was the U.K.’s Permanent Secretary of the Department for International Development and of its predecessor, the Overseas Development Administration from 1994 to 2002. Over the years, Sir John’s career has included working in the World Bank, serving as Private Secretary to three U.K. Ministers of Overseas Development, working on public sector issues in the Policy Unit of the British Prime Minister’s Office and serving as Deputy Secretary for the Department of Education and Science. He has been a Board Member of the British Council, the Institute of Development Studies and the Institute of Manpower Studies and Voluntary Service Overseas. He has served on the Advisory Councils for the Centre for Global Ethics and for the British Consultancy and Construction Bureau. He has also been an adviser to the UN Secretary-General’s Millennium Development Project and a member of the Volcker panel, which investigated the World Bank’s institutional integrity.

Class III Directors whose terms expire in 2010:

Joseph Mauriello, age 64, has been a Director of the Company since 2006. Mr. Mauriello was formerly Deputy Chairman and Chief Operating Officer of KPMG LLP (United States) and KPMG Americas Region from 2004 to 2005 and a director of KPMG LLP (United States) and KPMG Americas Region from 2004 to 2005. During his 40 years at KPMG, Mr. Mauriello held numerous leadership positions, including Vice Chairman of Financial Services from 2002 to 2004. He is a Certified Public Accountant in New York and is a member of the American Institute of Certified Public Accountants. He is also a member of the Board of Overseers of the School of Risk Management, Insurance and Actuarial Science of the Peter J. Tobin College of Business at St. John’s University since 2002, a trustee of the St. Barnabas Medical Center in New Jersey since 2003, a member of the Board of Directors of the Alliance for Lupus Research since 2006, a member of the Board of Directors of Arcadia Resources, Inc. since March 2007, and a member of the Board of Trustees of Fidelity Funds since July 2007.

Eugene M. McQuade, age 60, has been a Director of the Company since 2004. From February 2008 to February 2009, Mr. McQuade was Vice Chairman and President of Merrill Lynch Banks (U.S.). Mr. McQuade was President and Chief Operating Officer of Freddie Mac from September 2004 to September 2007 and a director of Freddie Mac from November 2004 to September 2007. Mr. McQuade was President and a director of Bank of America Corporation from April 2004 to June 2004. He previously had been President and Chief Operating Officer at FleetBoston Financial Corporation from 2002 to March 2004. Mr. McQuade served as Vice Chairman and Chief Financial Officer of FleetBoston Financial Corporation from 1997 to 2002. He also served as a director of FleetBoston Financial Corporation from 2003 until April 2004 (when FleetBoston Financial

Corporation merged into Bank of America Corporation). Mr. McQuade is a Certified Public Accountant.

Robert S. Parker, age 71, has been a Director of the Company since 1992. Dr. Parker has been Dean Emeritus and the Robert S. Parker Chaired Professor in Strategy and Finance in the McDonough School of Business at Georgetown University since 1998. He served as Dean and a Professor of the School of Business Administration at Georgetown University from 1986 to 1997. Prior to 1986, Dr. Parker was a partner of McKinsey and Company, Inc., a consulting firm he joined in 1969. Dr. Parker has been a director of Middlesex Mutual Assurance Company since 1988.

Alan Z. Senter, age 67, has been a Director of the Company since 1986. Mr. Senter is the Chairman of AZ Senter Consulting LLC, a financial advisory firm that he founded in 1993. Mr. Senter served as Executive Vice President and Chief Financial Officer of NYNEX Corporation from 1994 to 1997 and served as a director and Executive Vice President and Chief Financial Officer of International Specialty Products from 1992 to 1994. Mr. Senter previously served as the Vice President and Senior Financial Officer of Xerox Corporation from 1989 to 1992.

Your Board of Directors recommends that Shareholders vote FOR the nominees for Class II Directors for terms to expire in 2012.

II. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1991 PERFORMANCE INCENTIVE PROGRAM

The Board of Directors of the Company has amended and restated the XL Capital Ltd 1991 Performance Incentive Program (the “Program”), subject to shareholder approval.

Without taking into account the amendment of the Program, 3,469,264 Shares are available for grants of new awards under the Program after February 27, 2009. See page 13 for further information regarding Shares available for issuance under the Company’s compensation plans at December 31, 2008. The Company believes that it will be at a competitive disadvantage in its efforts to attract and retain its employees if it does not have the flexibility to issue equity-based compensation awards to targeted individuals. Accordingly, the Program has been amended, subject to shareholder approval, to increase the number of Shares that may be issued by 13.5 million Shares. The Program provides for grants of stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance share awards and performance unit awards. The Company recognizes that restricted stock, restricted stock unit, SAR and performance share awards generally have a greater cost to the Company than stock options. Accordingly, the number of available Shares under the Program will be reduced by two for each restricted stock, restricted stock unit, SAR or performance share award issued. Amendments to the Program in 2005 provided, in the case of awards made from the additional shares authorized at that time, for a reduction in available Shares by three for each award of restricted stock, restricted stock units, SARs or performance share awards. The Company believes that a two to one fungibility ratio (rather than the former three to one ratio) better reflects the relative cost of such awards. In addition, at the time of the 2005 amendments, there were 3.9 million Shares remaining under the Program and, of those Shares, 100,000 could be issued as restricted stock, restricted stock units or performance shares. Those amounts, to date, have been exhausted. It is currently intended that any restricted stock, restricted stock unit or performance share award granted to executive officers of the Company as a regular annual grant will vest only if performance criteria specified in the award are met. The Program has provided for a maximum number of Shares that can be granted to any individual during a calendar year in the form of performance shares, performance units, shares of restricted stock and restricted stock units intended to qualify as “qualified performance-based compensation” under applicable provisions of the United States Internal Revenue Code (the “Code”) as well as stock options and SARs. The Program has also been amended, subject to shareholder approval, to increase such maximum from 150,000 Shares before the amendment to 300,000 Shares (or in the case of performance units, an amount of cash equal to the value of 300,000 Shares), and to reduce the maximum number of shares with respect to which options and SARs may be granted to any individual participant during any calendar year from three million to one million such shares after the amendment.

The Shareholders are requested to approve the amendment and restatement of the Program. The following summary of the amended and restated Program is qualified in its entirety by express reference to the Program, which is attached as Appendix B to this proxy statement.

General

The Program is intended to provide incentives to attract, retain and motivate employees of the Company and its subsidiaries and affiliates in order to achieve the Company’s long-term growth and profitability objectives. The Program will provide for the grant to eligible employees of stock options, SARs, restricted stock, restricted stock units, performance shares, and performance units (the “Awards”). After amendment of the Program, 16,969,264 shares will be available for issuance under the Program after February 27, 2009, plus shares which subsequently become available as a result of forfeitures, cancellations or expiration of Awards under the Program. However, for each restricted stock, restricted stock unit, SAR or performance share award issued, the number of shares available under the Program will be reduced by two shares. In the event that an award issued under the Program expires or is terminated unexercised as to any shares covered thereby, or shares are forfeited for any reason under the Program, such shares shall thereafter be again available for issuance under the Program. Forfeited awards that were counted as three shares under the rule described above will result in the addition to shares available for issuance under the Program of three shares per share forfeited, but any subsequent issuance of those shares in the form of restricted stock, restricted stock units, SARs or performance share awards will result in a reduction of two shares available under the Program for each share issued. In addition, the Program provides that the maximum number of shares with respect to which options and SARs may be granted to any individual participant during any calendar year will be 1,000,000, and the number of performance shares, performance units, shares of restricted stock and restricted stock units intended to qualify as “qualified performance-based compensation” under applicable provisions of the Code that can be granted to any individual during a calendar year will be 300,000 shares (or in the case of performance units, an amount of cash equal to the value of 300,000 shares). Any benefits payable under a performance unit award will be payable in cash. Each of the share limits referred to above is subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure.

Eligibility and Administration

Officers and other employees of the Company and its subsidiaries and affiliates will be eligible to be granted Awards under the Program. The Program will be administered by the Compensation Committee or such other Board committee or subcommittee (or the entire Board) as may be designated by the Board (the “Committee”). The Committee will determine which eligible employees receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. The actual number of employees who will receive awards under the Program cannot be determined because selection for participation in the Program is in the sole discretion of the Committee.

Awards

Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code, nonqualified stock options not intended to qualify for special tax treatment under the Code and SARs may be granted for such number of shares as the Committee determines. The Committee will be authorized to set the terms relating to an option or SAR, including the exercise price and the time and method of exercise. The exercise price of stock options and SARs cannot be less than the fair market value per share on the date of grant. The terms of ISOs will comply with the provisions of Section 422 of the Code. Options and SARs may not be repriced without Shareholder approval.

Awards of restricted stock and restricted stock units will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine. Except as otherwise determined by the Committee, eligible employees granted restricted stock will have all of the rights of a stockholder, including the right to vote restricted stock and receive dividends thereon. Restricted stock units will provide for the delivery of a number of shares equivalent to the number of restricted stock units at the time and subject to the terms and conditions set forth in the applicable award agreement.

Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Prior to payment of performance shares or performance units, the Committee will certify that the performance objectives were satisfied. Performance objectives may vary from employee to employee.

If the Committee determines that an award of performance shares, performance units, shares of restricted stock or restricted stock units should qualify under the performance-based compensation exception to the $1 million cap on deductibility under Section 162(m) of the Code, the grant, vesting and/or settlement of such awards shall be contingent upon achievement of pre-established performance goals based on one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria): earnings per share; revenues; cash flow; cash flow return on investment; return on assets; return on investment; return on capital; return on equity; economic value added; operating margin; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fee, and extraordinary or special items; operating earnings; total stockholder return; and any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.

Amendment and Termination

The Board of Directors of the Company may, at any time and from time to time, suspend or terminate the Program in whole or amend it from time to time in such respects as the Board of Directors of the Company may deem appropriate, but any such amendment will be subject to the approval of Shareholders if required by applicable law or the rules of any stock exchange on which the shares may then be listed. In addition, without the consent of an affected participant, no amendment, suspension, or termination of the Program may adversely affect the rights of such participant under any Award theretofore granted to him or her.

Market Value

The per share closing price of the Company’s shares on March 2, 2009 was $3.24.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences of the Program, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws. Many of the Company’s officers and employees are not subject to United States personal income taxation and may be subject to taxation under the laws of jurisdiction other than the United States.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares received upon exercise over the exercise price. If the participant is employed by a United States subsidiary, the subsidiary will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on the holding period for the shares.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the participant’s employer, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Program is exercised after this period, the exercise will be treated for United Sates federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Program will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods, the participant will recognize ordinary income at the time of disposition, and the participant’s employer will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares have been held.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

If an option is exercised through the use of Company shares previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Restricted Stock

A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will be the fair market value of the shares at the time the income is recognized (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the participant’s employer. Dividends paid with respect to shares that are not vested will be ordinary compensation income to the participant (and generally deductible by the employer). Any gain or loss upon a subsequent sale or exchange of the shares measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares. The holding period for this purpose will begin on the date following the date restrictions lapse.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions that by their terms will never lapse), and the participant’s employer will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible. If a

Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

With respect to SARs, restricted stock units, performance shares and performance units, generally, when a participant receives payment with respect to any such Award granted under the Program, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the employer.

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Program) by a public company to a “covered employee” (i.e., the CEO and three other most highly compensated executive officers of the Company other than the Chief Financial Officer) to no more than $1 million. The Company currently intends to structure stock options granted under the Program to comply with an exception to non-deductibility under Section 162(m) of the Code in order to maximize the tax deductions available to United States based subsidiaries of the Company.

New Program Benefits

The amount of benefits that will be granted under the Program cannot be determined at this time.

Your Board of Directors recommends a vote FOR the proposal to amend and restate the Program.

III. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S DIRECTORS STOCK & OPTION PLAN

The Company’s Directors Stock & Option Plan as amended and restated was last approved by Shareholders in 2008. This plan, together with all amendments thereto, is referred to herein as the “Directors Plan.” The Directors Plan has provided for grants of stock options, restricted stock and restricted stock units to non-employee directors and an opportunity for non-employee directors to defer their annual retainer fees in the form of share units or receive their annual retainer fees in the form of Shares. Under the Directors Plan, 344,702 Shares have been reserved for issuance solely for elective deferrals of annual retainer fees or the elective payment of annual retainer fees in the form of Shares, of which 301,988 have not been utilized, and 450,000 Shares have been reserved for issuance as stock options, restricted stock and restricted stock units, of which 243,250 Shares have not been utilized.

As a result of the enactment of Section 457A of the Code as part of the Emergency Economic Stabilization Act of 2008 (which generally requires nonqualified deferred compensation from non-qualified entities, including the Company, to be included in the service provider’s income when it becomes vested), non-employee directors subject to United States income tax will generally no longer be permitted to electively defer their annual retainer fees. Accordingly, the Directors Plan has been amended to eliminate elective deferrals of annual retainer fees for services performed on or after January 1, 2009. In connection therewith, the Directors Plan has also been amended, subject to shareholder approval, to provide, in the case of the remaining 301,988 Shares that, prior to this amendment, could only be used for elective deferrals or the elective payment of annual retainer fees in the form of Shares, that such Shares may be utilized for any awards under the Directors Plan. Accordingly, after the amendment, the number of Shares available for future awards in any form under the Directors Plan will be 545,238 Shares. The amendment will not result in additional Shares, in the aggregate, being authorized for issuance under the Directors Plan.

The Directors Plan currently provides that annual stock option grants will be automatically made to non-employee directors at each annual meeting to purchase 2,500 Shares or such other number of Shares as determined from time to time by the Board. The Directors Plan has been amended to eliminate the automatic grant of stock options and to provide that the number of stock options granted annually at the time of each annual meeting will be a number determined from time to time by the Board.

In addition to generally prohibiting future deferrals of compensation, Section 457A of the Code requires that nonqualified deferred compensation subject to Section 457A attributable to services rendered before 2009 must be included in income by no later than calendar year 2017. Accordingly, as permitted by the Code, the Directors Plan has also been amended to provide, with respect to any such deferrals for non-employee directors subject to United States income tax, that the deferred amounts will be distributed by no later than December 31, 2017.

The Directors Plan is currently scheduled to terminate as to future awards on June 1, 2013. It has also been amended, subject to shareholder approval, to extend the plan termination date by one year to June 1, 2014.

The Shareholders are now requested to approve the amendment and restatement of the Directors Plan.

The following summary of the Directors Plan is qualified in its entirety by express reference to the amended and restated Directors Plan, which is attached as Appendix B to this proxy statement.

General

The Directors Plan is intended to advance the interests of the Company and its Shareholders by providing a means to attract, retain and motivate non-employee Directors of the Company, upon whose judgment, initiative and effort, the growth and development of the Company is dependent. The Directors Plan provides for the grant to non-employee directors of non-qualified stock options, restricted stock, and restricted stock units. The Directors Plan also provides for elective deferral of annual retainer fees and, as an alternative, an election to receive annual retainer fees in the form of Shares. However, due to Section 457A of the Code as described above, non-employee Directors may no longer make elective deferrals of annual retainer fees. Taking into account the amendments described above, the aggregate number of Shares which are available for issuance under the Directors Plan is 794,702 (of which 545,238 currently remain available for future awards), subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure. Shares issued pursuant to the Directors Plan will be authorized but unissued Shares.

Eligibility and Administration

Only non-employee members of the Company’s Board of Directors will be eligible to participate in the Directors Plan. The Directors Plan will be administered by the full Board of Directors, which will determine the types of awards to be received and the terms and conditions thereof. The number of non-employee directors who will be eligible to receive awards under the amended and restated Directors Plan is currently ten.

Awards and Deferral Elections

The Directors Plan provides for annual grants of non-qualified stock options to each non-employee director on the following terms. The date of grant will be the date of each annual meeting of Shareholders, and options will be granted to the non-employee directors in office immediately following the annual general meeting. The exercise price per Share will be equal to the fair market value per Share on the date of grant, and the number of Shares subject to each option will be as determined from time to time by the Board of Directors. The term of each option will be ten years, each option will be fully exercisable on the date of grant, and continued exercisability will not be dependent on continued service on the Board of Directors.

In addition, when a non-employee director is first elected to the Board of Directors an option to purchase 5,000 Shares (or such other amount as determined from time to time by the Board of

Directors) is granted to the non-employee director on the date of such first election. The other terms of the option will be as described above in the case of the annual option grants.

The Directors Plan also provides for discretionary grants of non-qualified stock options, restricted stock and restricted stock units. The specific terms of such grants will be as determined by the Board of Directors, but the exercise price of an option may not be less than the fair market value per Share on the date of grant. In addition, options may not be repriced without Shareholder approval.

Non-employee directors may elect to receive their annual retainer fees currently in the form of Shares instead of cash, based on the fair market value of the Shares on the date the fees would otherwise have been paid.

Amendments and Termination

The Board of Directors may amend or terminate the Directors Plan, but any such amendment or termination will be subject to the approval of Shareholders if required by applicable law or the rules of any stock exchange on which the Shares may then be listed. In addition, no amendment or termination may adversely affect the rights of a participant under outstanding awards or previously deferred fees without the consent of the affected participant.

Market Value

The per Share closing price of the Company’s Shares on March 2, 2009 was $3.24.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences of the Directors Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

In general, the grant of a nonqualified stock option will not be a taxable event to the recipient. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the Shares received upon exercise over the exercise price. Any gain or loss upon a subsequent sale or exchange of the Shares will be capital gain or loss, long-term or short-term, depending on the holding period for the Shares.

Restricted Stock

A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will be the fair market value of the Shares at the time the income is recognized (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the Shares. Dividends paid with respect to Shares that are not vested will be ordinary compensation income to the participant. Any gain or loss upon a subsequent sale or exchange of the Shares, measured by the difference between the sale price and the fair market value on the date of vesting, will be capital gain or loss, long- term or short-term, depending on the holding period for the Shares. The holding period for this purpose will begin on the date following the date of vesting.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions that by their terms will never lapse). Dividends paid with respect to Shares as to which a proper Section 83(b) election has been made will not be deductible. If a

Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Other Awards and Deferrals

With respect to restricted stock units, generally, a participant will be subject to income tax at ordinary income rates at the time of receipt of payment with respect to any such restricted stock units or deferrals, and the amount of such income will be the fair market value of the Shares received, determined at the time they are received.

New Program Benefits

The amount of benefits that will be granted under the Directors Plan cannot be determined at this time.

Your Board of Directors recommends a vote FOR the proposal to amend and restate the Directors Plan.

IV. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Company’s Independent Auditor. The Audit Committee has appointed PricewaterhouseCoopers LLP, New York, New York as the Company’s Independent Auditor for the year ending December 31, 2009. While Shareholder ratification is not required by the Company’s Articles of Association or otherwise, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the Shareholders for ratification as part of good corporate governance practices. If the Shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its Shareholders.

The Board of Directors recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor to audit the Company’s consolidated financial statements for the year ending December 31, 2009. The persons designated as proxies will vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor, unless otherwise directed. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual General Meeting, with the opportunity to make a statement should they choose to do so and are expected to be available to respond to questions, as appropriate.

Your Board of Directors recommends that Shareholders vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP, New York, New York.

EQUITY COMPENSATION PLAN INFORMATION

As required by Item 10 of Schedule 14A, the following table summarizes the Company’s equity compensation plan information as of December 31, 2008:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	13,458,311	$58.13	4,327,435 (2)

Equity compensation plans not approved by security holders (3)	134,557	$50.00	33,350

Total	13,592,868	$57.62	4,360,785

(1)

Pertains to the Company’s 1991 Performance Incentive Program and the Company’s Directors Stock & Option Plan. Includes for the Company’s 1991 Performance Incentive Program, 13,305,811 securities to be issued upon exercise of outstanding options, warrants and rights, a $58.04 weighted average exercise price of outstanding options, warrants and rights, and 4,079,185 securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a). Includes for the Company’s Directors Stock & Option Plan, 152,500 securities to be issued upon exercise of outstanding options, warrants and rights, a $65.30 weighted average exercise price of outstanding options, warrants and rights, and 248,250 securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a).

(2)

In relation to the 1991 Performance Incentive Program, of such maximum number of ordinary shares at December 31, 2008, 3.7 million can be issued as any form of Award, except that, in the case of Awards granted out of such 3.7 million ordinary shares allotment for each Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or Performance Share Award issued, the number of ordinary shares available under the Program will be reduced by three ordinary shares. However, included the amendment and restatement of the Company’s 1991 Performance Incentive Program being proposed in 2009, as noted above, the number of ordinary shares under the Program is to be reduced by two ordinary shares.

(3)

The Company’s 1999 Performance Incentive Program for Employees (the “1999 Program”) provided for grants of non-statutory stock options, restricted stock, performance shares and performance units to employees of the Company and its subsidiaries who were not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934. The Company does not intend to make any further grants pursuant to this plan.

CORPORATE GOVERNANCE

The Company’s Board of Directors (sometimes referred to herein as the “Board”) and management have a strong commitment to effective corporate governance. The Company has in place a comprehensive corporate governance framework for its operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”). The key components of this framework are as follows:

Board of Directors

The size of the Board of Directors is currently fixed at thirteen and following the retirement of Mr. Brian O’Hara and Mr. John T. Thornton from the Company’s Board of Directors immediately prior to the Company’s Annual General Meeting on April 24, 2009, the Board of Directors will be fixed at eleven. The Company’s Articles of Association provide that the Board of Directors shall be divided into three classes, designated “Class I”, “Class II” and “Class III”, with each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors.

The term of office for each Director in Class II expires at the 2009 Annual General Meeting; the term of office for each Director in Class I expires at the 2011 Annual General Meeting; and the term of office for each Director in Class III expires at the 2010 Annual General Meeting of the Company. At each Annual General Meeting, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting to be held in the third year following the year of their election.

In 2008, there were six regularly scheduled meetings and two other than regularly scheduled meetings (the “additional meetings”) of the Board. All incumbent Directors attended at least 75% of such meetings and of the meetings held by all committees of the Board of which they were a member. Regularly scheduled meetings of the Board and Board committees are supplemented periodically by the additional meetings and/or informational meetings. In 2008, twelve informational meetings of the Board were held. The Company expects Directors to attend the Annual General Meeting and all eleven of the Company’s then Directors attended the 2008 Annual General Meeting.

Executive Sessions of Non-Management and Independent Directors

The Company’s non-management Directors meet at regularly scheduled executive sessions of the Board without any member of management in attendance. In addition, the independent Directors meet as a group at least annually. Mr. Glauber and, in his absence, Mr. Comey were selected by the independent Directors to act as presiding Director (the “Lead Director”) at such executive sessions of the Board. Mr. Glauber will serve as lead Director until the Board meeting that immediately precedes the 2010 Annual General Meeting.

Independence Standards

The Board has adopted categorical standards to assist it in making determinations as to whether Directors have any material relationships with the Company for purposes of determining independence under the listing standards of the NYSE and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The categorical standards are attached as Appendix A to this Proxy Statement. In accordance with these standards, the Board of Directors determined (i) in February 2009, that each of Messrs. Comey, Glauber, Haag, Hutton, Mauriello, McQuade, Senter and Thornton, Drs. Parker and Thrower and Sir John Vereker is independent in accordance with such categorical standards and (ii) that no transactions or relationships existed that were inconsistent with a determination that each such Director is independent.

In reaching its conclusion with respect to each of the independent directors, the Board considered the information contained in this proxy statement as well as that (i) a Director (Mr.

Mauriello) receives a pension from a company that does business with the Company, (ii) a Director (Dr. Thrower) is an executive director of a charitable organization to which the Company and certain directors and executive officers made contributions, (iii) two Directors (Messrs. O’Hara and Mauriello) are directors on a board of an entity on which a Director is an executive director (Dr. Thrower) and (iv) a Director (Mr. McQuade) has a family member who in 2008 was employed by an investment bank which participated in certain of the Company’s credit agreements, but the family member was not involved with such credit agreements.

Committees

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, a Finance and Risk Oversight Committee and a Public Affairs Committee. In addition, special committees of the Board may be created from time to time to oversee special projects, financings and other initiatives.

Each member of the Audit Committee is independent as independence for Audit Committee members is defined in the NYSE listing standards and Rule 10A-3 promulgated under the Exchange Act. Each member of the Compensation Committee, the Nominating and Governance Committee and the Public Affairs Committee is independent (as defined in the NYSE listing standards).

Audit Committee

The Audit Committee’s primary purpose is to assist in the Board’s oversight of the integrity of the Company’s financial statements, including its system of internal controls, the Independent Auditor’s qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditor in preparing or issuing an audit report or performing other audit, review or attestation services for the Company. Messrs. Mauriello (Chairman), Comey, Haag, Hutton, McQuade, Senter, Thornton and Dr. Thrower comprise the Audit Committee. Mr. Hutton joined the Audit Committee in January 2009. The Audit Committee met five times during 2008 and held four informational meetings in 2008. The Board has determined that each of Messrs. Mauriello, McQuade, Senter and Thornton is an “audit committee financial expert” (as that term is defined in Item 407(d)(5)(ii) of Regulation S-K).

Compensation Committee

The Compensation Committee reviews and approves the goals and objectives as well as the performance of the CEO. In addition, the Compensation Committee is responsible for approving the overall compensation structure of the Company including compensation and benefit plans. The CEO’s compensation is reviewed and approved by the independent Directors of the Company. While the Compensation Committee reviews the compensation for other senior executives (including NEOs), approval of such compensation resides with the Company’s Board of Directors. Messrs. Thornton (Chairman), Glauber, McQuade and Dr. Parker and Sir John Vereker comprise the Compensation Committee. The Compensation Committee met seven times during 2008 and held one informational meeting in 2008.

Nominating and Governance Committee

The Nominating and Governance Committee makes recommendations to the Board as to nominations to the Board and Board committee memberships and compensation for Board and Board committee members, as well as structural, governance and procedural matters. The Nominating and Governance Committee also reviews the performance of the Board and the Company’s succession planning. Messrs. Comey (Chairman), Glauber, Hutton and Mauriello and Drs. Parker and Thrower comprise the Nominating and Governance Committee. The Nominating and Governance Committee met six times during 2008 and held one informational meeting in 2008.

Mr. Hutton joined the Company’s Board of Directors in January 2009 following a recommendation made by the Company’s CEO and a subsequent nomination by the Nominating and Governance Committee. Shortly after joining the Company’s Board of Directors, Mr. Hutton was appointed to the Nominating and Governance Committee.

i) Identifying and evaluating nominees

The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. When the Board determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Governance Committee utilizes third-party search firms and considers recommendations from Board members, management and others, including Shareholders. In general, the Nominating and Governance Committee looks for new members possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities.

ii) Nominees recommended by Shareholders

The Nominating and Governance Committee will consider, for Director nominees, persons recommended by Shareholders, who may submit recommendations to the Nominating and Governance Committee in care of the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. To be considered by the Nominating and Governance Committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for Director who are recommended by Shareholders to the Nominating and Governance Committee will be evaluated in the same manner as any other nominee for Director. Nominations by Shareholders may also be made at an Annual General Meeting in the manner set forth under “Shareholder Proposals for 2010 Annual General Meeting.”

Finance and Risk Oversight Committee

The Finance and Risk Oversight Committee reviews and oversees, among other matters, the Company’s capital structure, issuances of securities, dividend policy, mergers, acquisitions and divestitures, significant strategic investments, overall investment policy and performance and all major risk management exposures. Messrs. McQuade (Chairman), Comey, Glauber, Haag, Hutton, Mauriello, O’Hara, Senter and Thornton and Dr. Parker and Sir John Vereker comprise the Finance and Risk Oversight Committee. Mr. Hutton joined the Finance and Risk Oversight Committee in January 2009. The Finance and Risk Oversight Committee met six times during 2008 and held two informational meetings in 2008.

Public Affairs Committee

The Public Affairs Committee reviews the Company’s policies and programs that relate to public issues of significance to the Company and the public at large, the Company’s relationship with external constituencies and the non-financial issues that impact the Company’s reputation. The Public Affairs Committee also oversees the Company’s program of charitable giving. Drs. Thrower (Chairman) and Parker, Mr. Haag and Sir John Vereker comprise the Public Affairs Committee. The Public Affairs Committee met twice during 2008.

Compensation Committee Interlocks and Insider Participation

For the period from April 25, 2008 (the date of the Company’s 2008 Annual General Meeting) through December 31, 2008, Messrs. Thornton (Chairman), Glauber, McQuade and Dr. Parker and Sir John Vereker comprised the Compensation Committee. For the period from January 1, 2008 through to April 24, 2008, Messrs. Comey (Chairman), Glauber and McQuade comprised the Compensation Committee.

From February, 2008 to February, 2009, Mr. McQuade served as Vice Chairman and President of Merrill Lynch Banks (U.S.). At the time of his appointment to this position, affiliates of Merrill Lynch & Co. were, and still are, lenders and letter of credit issuers under certain of the Company’s credit agreements. As of December 31, 2008, under such credit agreements, these affiliates had commitments of $190 million, of which no amounts were outstanding, and had issued $69.1 million of outstanding but undrawn letters of credit on behalf of the Company. These affiliates were paid approximately $325,000 in commitment and letter of credit fees during 2008. In addition, at the time of his appointment, affiliates of Merrill Lynch & Co. provided, and continue to provide, certain equity plan, retirement plan and trustee services to the Company or its subsidiaries for which the Company paid fees of approximately $27,000 in 2008. The Company believes all of these transactions were entered into in the ordinary course of business on customary terms.

Communications with Members of the Board of Directors and its Committees

Shareholders and other interested persons may communicate directly with one or more Directors (including the Lead Director or all non-management Directors as a group) by writing to them in care of the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda and specifying the intended recipient(s). All such communications will be forwarded to the appropriate Director(s) for review, other than communications that are advertisements or other commercial solicitations or communications.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s Directors, officers (including the CEO) and employees. The Company has also adopted a Code of Ethics for XL Senior Financial Officers applicable to the Company’s chief financial officer, controller and other persons performing similar functions. The Company will post on its website at www.xlcapital.com any amendment to or waiver under the Code of Business Conduct and Ethics or the Code of Ethics for XL Senior Financial Officers granted to any of its Directors or executive officers that relates to any element of the code of ethics definition set forth in Item 406 of Regulation S-K of the Securities Act of 1933, as amended.

Website Access to Governance Documents

The Company’s Director Independence Standards, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for XL Senior Financial Officers, the charters for the Audit Committee, Compensation Committee, Nominating and Governance Committee, Finance and Risk Oversight Committee and Public Affairs Committee and other Company ethics and governance materials are available free of charge on the Company’s website located at www.xlcapital.com or by writing to Investor Relations, XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda.

Procedures for Approval of Related Person Transactions

The Company’s Board of Directors has written policies and procedures relating to the approval or ratification of transactions with “Related Parties”. Under these policies and procedures, management shall present to the Nominating and Governance Committee any “Related Person Transactions” proposed to be entered into by the Company and any “Ordinary Course Related Person Transactions” known to management, including the aggregate value of such transactions, if applicable. In reviewing proposed Related Person Transactions, the Committee shall consider, among other things, if such transactions are on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person and shall review such transactions to ensure that the terms are arm’s-length or otherwise fair to the Company. In instances where an Ordinary Course Related Person Transaction is reviewed, the Committee shall determine whether such proposed transaction is in the ordinary course of business and on terms no more favorable than are made to other unrelated persons. After review, the Committee shall approve or disapprove such transactions. Management shall, at each subsequent Nominating and Governance Committee meeting, update the Committee as to any material change to those transactions that have been approved by the Nominating and Governance Committee. No Director may participate in any discussion or approval of a Related Person Transaction or Ordinary Course Related Person Transaction in which he or she is a Related Person.

Under these policies and procedures, a “Related Person Transaction” is any transaction, including proposed charitable contributions or pledges of charitable contributions, in which the Company was or is a participant, and the amount involved exceeds $120,000 and in which a Related Person had or will have a direct or indirect material interest. A Related Person Transaction does not include the Company’s providing insurance and/or reinsurance to Shareholders or their affiliates, or to employers or entities associated with a Related Person in the ordinary course of business, on terms no more favorable to the (re)insureds than are made available to other customers (collectively, “Ordinary Course Related Person Transaction(s)”). A “Related Person” is a senior officer, director or nominee for director of the Company, a greater than 5% beneficial owner of the Company’s outstanding Shares, any immediate family member (as that term is defined by Item 404 of Regulation S-K) of any of the foregoing or an entity in which a person listed in the foregoing has a substantial interest in, or control of, such entity or which employs a person listed in the foregoing.

Related person transactions during 2008 are discussed under the heading “Related Person Transactions.”

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

As a global property and casualty insurance and reinsurance company, the Company’s compensation programs have historically emphasized underwriting skill, profitability of its core businesses and prudent risk management. In addition, such compensation programs are designed to take into account the cyclical nature of the industry as well as the impact in certain years of non-recurring material events, including the impact of catastrophe and other events, such as the global financial and credit crises that persisted and worsened in 2008.

The goals of the Company’s executive compensation programs are as follows:

•

Attract and retain high quality executives that will develop and implement the Company’s business strategy effectively. The Company’s aim is to reward those executives that prove consistently successful in their roles;

•	Motivate executives to maximize the long-term creation of shareholder value; and

•	Align an executive’s business actions with the Company’s core values of ethics, teamwork, excellence, development and respect.

As described in further detail below, the Company’s results of operations and the price of the Company’s Shares were significantly impacted by the financial and credit crises that persisted and worsened throughout 2008. Such negative impacts were largely a result of strategies pursued by the Company’s management in prior years, including, among other things, diversifying into the financial guarantee business. While the goals of the Company’s compensation programs, as noted above, remain the same, the consideration of the loss of a significant amount of shareholder value during 2008 was taken into consideration in the determination of compensation awarded to the Company’s executive officers, including NEOs, by the Company’s CEO and the Compensation Committee. In addition, in considering the performance of the NEOs during 2008 and in applying their discretion, the CEO and the Compensation Committee focused on the performance of each NEO in their handling of the significant challenges and extraordinary events that impacted the Company in 2008, many of which were integral to maintaining the Company’s franchise.

Executive Compensation Program Review and Oversight

The goals of the Company’s executive compensation programs were established by the Compensation Committee of the Board of Directors. This committee consists of five independent directors: Messrs. Thornton (Chairman), Glauber and McQuade and Dr. Parker and Sir John Vereker. All Compensation Committee members are outside directors as defined under Section 162(m) of the Internal Revenue Code and qualify as independent Directors under the NYSE listing standards. The Compensation Committee evaluates and approves all senior executive compensation actions, as well as compensation and benefits policies, plans and programs. The Compensation Committee reviews all components of the CEO’s compensation.

Commencing with his employment with the Company on May 1, 2008, the Company’s new CEO, Michael S. McGavick, was responsible for providing recommendations to the Compensation Committee with respect to all compensation actions for the executive officers other than himself, as well as the cash incentive pools and the long-term incentive pools for all non-executive employees. For 2008, Mr. McGavick provided to the Compensation Committee requisite detail relating to the Company’s operating results, how senior executives performance contributed to the achievement of such results, the context for those results relative to market conditions and the performance of the Company’s peers (listed below) in the global commercial insurance/reinsurance market, the performance of the Company’s executive officers against their established goals discussed below and in dealing with the many challenges faced by the Company in 2008, and how his compensation recommendations related to such performance assessments. The Compensation Committee also considered Mr. McGavick’s annual and long-term incentive awards and submitted the recommendations to the independent members of the Board of Directors for approval.

Pursuant to the Compensation Committee Charter, the Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer or senior executive compensation. In 2008, at the direction of the Compensation Committee, the Company retained Mercer Human Resources Consulting (“Mercer”) to advise management regarding external issues impacting compensation actions, general market practice and the reasonableness of certain compensation design issues requiring the consulting firm’s expertise. In particular, in connection with 2008 compensation decisions, Mercer provided research with respect to design elements of the “off-cycle” option grant described below and other considerations regarding the use of equity compensation following the material decline in the Company’s Share price.

Executive Compensation Philosophy and Core Principles

Target salary compensation levels for executive officers of the Company are set at approximately the 50th percentile of the Company’s identified peer group (listed below) and the annual incentive target compensation levels are set between the 50th and the 75th percentile of this peer group. The Company attempts to drive performance by paying above these market levels to executives that make superior contributions to the Company’s success as measured by the performance of their business unit relative to annual internal and external goals and their contributions to the Company’s overall success. By employing an appropriate mix of different compensation vehicles, including annual base salary, annual cash incentive and the remainder in a mix of long-term incentives, the Company seeks to motivate as well as retain its executives. In general, the Company’s goal for its NEOs is to have 10- 30% of total compensation in annual base salary, 20-40% in annual cash incentive and the remainder in a mix of long-term incentives.

The total compensation package for an executive is positioned competitively relative to the market for the executive’s skill-sets; in particular, the market for most of the Company’s executives consists of those companies as identified in the peer group below. While not all of the executives can be expressly tied to such a market, the aim is to reward executives relative to their contributions to the overall performance of the Company in any given year. This does not necessitate having every executive at or above market levels. Due to the Company’s focus on providing variable compensation, actual pay may be well above or below an executive’s market median based on actual business and individual performance. Individual considerations such as performance, previous experience, additional skill-sets and/or responsibilities are considered when determining compensation for an executive. In addition, consideration is given to events or transactions that had a material impact on the Company’s results of operations and how executives performed in handling such events and/or transactions and other significant challenges faced by the Company. This was particularly relevant in 2008. For further information regarding the assessment of the performance of the Company’s executive officers in 2008, see ‘Variable Components—Annual Incentives’ below.

Executive Compensation Program Components

The components of the Company’s compensation programs for its executive officers, including the NEOs, are comprised of two “fixed” components (base salaries and perquisites/supplemental benefits) and two “variable” components (annual incentives and long-term incentives). For the Company’s NEOs, an annual review of peer data that is disclosed in public filings is completed to ensure that compensation levels are competitive with those companies viewed as direct competitors and to better understand trends in the use of compensation vehicles. The peer group previously defined for reviewing compensation levels consists of ACE Limited, American International Group, Inc., Arch Capital Group, Ltd., Axis Capital Holdings Limited, Chubb Corporation, Endurance Specialty Holdings Ltd., Everest Re Group, Ltd., The Hartford Financial Services Group, Inc., PartnerRe Ltd., RenaissanceRe Holdings Ltd., and The Travelers Companies, Inc.

Fixed Components

•

Base Salaries. Base salaries are established based on the responsibilities of the executive, the relative base salary level paid by the Company’s peer group to executives with similar levels of responsibility and the geographic location of the executive. Base salaries are intended to compensate an executive for executing the basic responsibilities of their job. Due to the relatively fixed nature of base salaries, the Company aims to pay at the median of the Company’s peer group and it undertakes a review and, if appropriate, an adjustment of executive base salaries each year in the first quarter, or at other times when appropriate. Generally salaries are only adjusted when there has been a change to the market level being paid for the responsibilities of that job or when the role of the executive has changed. The Compensation Committee approved recommendations made by Mr. McGavick to increase the annual base salaries of Mr. Veghte to $600,000 from $500,000 and of Mr. Duclos to $650,000 from $550,000, effective August 1, 2008, reflecting a change in management structure and an increase in the scope of their responsibilities. No additional salary changes were recommended for NEOs during 2008 or in early 2009.

•

Perquisites and Supplemental Benefits. For compensation received for years including 2008 and prior years, the Company provided a non-qualified supplemental deferred compensation plan which allowed U.S. tax-paying executives to defer receipt of up to 50% (prior to January 1, 2007 executives could defer up to 95%) percent of their base salary and 100% of their annual incentive award, which were notionally invested in a series of mutual funds that are managed by the Company’s retirement plan vendor. This type of benefit was provided to executives by a majority of the Company’s peer companies. However, as a result of the passage of The Emergency Economic Stabilization Act of 2008, which was enacted on October 3, 2008, Section 457A was added to the Internal Revenue Code of 1986 (the “Code”) which requires compensation under a ‘nonqualified deferred compensation plan of a nonqualified entity’ to be included in the service provider’s (i.e., the employee’s) income when the compensation is no longer subject to a substantial risk of forfeiture. As such, the Company’s Bermuda-based U.S. tax-paying executives will no longer participate in the non- qualified supplemental deferred compensation plan in relation to services performed subsequent to December 31, 2008. For further information, see ‘Non-Qualified Deferred Compensation’ below.

Since perquisites and benefits supplement the overall total compensation package and due to the fixed nature of the costs incurred in providing such benefits, local markets in which the Company operates are periodically reviewed to determine the appropriate vehicles and cost-sharing levels relative to peer companies (as described above) in such local markets. For instance, NEOs employed at the Company’s headquarters in Hamilton, Bermuda receive certain benefits and perquisites commensurate with the local market which include housing allowances, travel allowances in relation to home leave, the use of company automobiles and for some NEOs, club memberships. In addition, certain executives who have been employed with the Company prior to December 31, 2006 receive tax reimbursements in connection with their housing allowance as well as a foreign earned income exclusion gross-up. However, executives who commenced employment subsequent to this date are not entitled to such tax reimbursements.

The Company does not have any defined benefit (pension) plans for its NEOs. Health and retirement benefits are provided to all employees, including executive officers, based on market norms in the local markets in which the Company operates and at local market levels.

Variable Components

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Annual Incentives. Executive officers have target annual incentive levels (as a percentage of annual base salary) that vary based on the executive’s role which generally have no stipulation of a maximum or minimum payout level. Annual incentives for executive officers are determined based on an assessment of the executive’s performance by the Company’s CEO and are reviewed and approved by the Company’s Compensation Committee.

Executives are evaluated based on four primary criteria: 1) the overall financial performance of the Company on both an absolute and relative (to the peer group) basis, and their contribution to that performance, including their role in handling events or transactions that were material to the Company’s results of operations, 2) the performance of the business unit or function that the executive leads against approved business plans, 3) the executive’s attainment of annual performance goals and 4) the executive’s personal and business unit/function’s adherence to the Company’s core values.

Targets related to financial metrics are established at the beginning of each year in the context of approved business plans, in order to evaluate the Company’s overall financial performance for the purpose of annual bonus decisions. Metrics previously established for 2008 included:

•	operating return on equity (meaning, operating income(1) divided by the average ordinary Shareholders’ equity for the period) (“Operating ROE”), reviewed on an absolute basis;

•	Operating ROE, relative to peers; and

•	book value growth, relative to peers.

In its review of the Company’s performance, the Company’s new CEO and the Compensation Committee noted the strong performance and operating income from the Company’s insurance and reinsurance operations, despite soft market conditions that persisted throughout most of 2008. In addition, while combined incurred losses from Hurricanes Gustav and Ike had a material impact on the Company’s insurance and reinsurance operations, the Company’s total incurred losses in comparison to the total market losses incurred by the industry as a whole from such events highlighted the Company’s strong underwriting risk management. Overshadowing these positive operating results were certain developments arising from the global financial and credit crisis which increasingly worsened in 2008. In particular, the Company recorded a loss of approximately $1.4 billion in August 2008 associated with the execution of the Master Agreement with Syncora and its subsidiaries and certain credit default swap counterparties, which terminated exposure under certain reinsurance and other agreements. Following the closing of the transactions contemplated by the Master Agreement, the Company significantly reduced its legacy financial guarantee-related exposures to Syncora which had created significant uncertainty for the Company during 2008 (especially as economic conditions continued to increasingly worsen during the course of 2008). For further details regarding the Master Agreement, see Note 4 to the consolidated financial statements, “Syncora Holdings Ltd. (“Syncora”)”, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. In order to fund the consideration of approximately $1.8 billion under the Master Agreement, the Company raised approximately $2.8 billion of additional capital through the issuance of Shares and equity security units. In addition to the $2.8 billion, the Company simultaneously exercised the put option under its Mangrove Bay contingent capital facility entered into in July 2003 resulting in net proceeds to the Company of approximately $500 million. During 2008, the Company also recorded significant increases in realized and unrealized losses within its investment portfolio as a result of the impact on the Company’s assets from the market disruption. In conjunction with the above noted events that had a material negative impact on the Company’s results of operations and financial condition, during 2008 several rating agencies downgraded the financial strength ratings of the Company’s insurance and reinsurance subsidiaries and the price of the Company’s Shares declined by 92.6% during 2008.

While such events as noted above created significant uncertainty for the Company, the resulting impacts of such events had the effect of rendering the targets associated with the above noted financial metrics either unattainable or less relevant for measuring performance. Specifically, average shareholders’ equity was significantly impacted by the loss associated with the execution of the Master Agreement and the subsequent capital raise, material increases in

(1)

Operating income is a non-GAAP financial measure under Regulation G promulgated by the Securities and Exchange Commission. Operating income represents net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on derivatives. Additionally, in 2008, operating income excluded the impact of certain transactions with Syncora, including the net loss recorded in 2008 associated with the execution of the Master Agreement and the Company’s goodwill impairment charges recorded in 2008.

unrealized losses within the Company’s investment portfolio and foreign currency translation adjustments. Thus, in their review of the performance of the Company as well as its executives and in the consideration of annual bonus recommendations, the Company’s new CEO and the Compensation Committee considered the challenges presented by the events noted above and management’s success at handling those challenges and events while still aligning the Company’s executives with the long-term interests of the Company and its shareholders. Finally, consideration was given to the critical importance to the organization and to shareholders of retaining its key executives, especially during a period of change and uncertainty. The Committee approved the following recommendations made by Mr. McGavick based on the above factors:

•

Mr. Nocco received a cash bonus of $675,000 or 90.0% of target. While this award reflected, in part, the disappointing overall financial performance of the Company, the award also recognized the critical role of Mr. Nocco and the Finance function during 2008 in assisting Mr. McGavick with the execution of the Master Agreement with Syncora and the related capital raise. Mr. Nocco also played an important role in assisting business leaders with communications to customers regarding the financial stability of the Company, during periods of heightened uncertainty.

•

Mr. Veghte received a cash bonus of $1,000,000 or 133.3% of target. Notwithstanding the Company’s disappointing overall financial performance, the Reinsurance segment, under Mr. Veghte’s leadership, produced strong business results relative to their annual business plan. Specifically, the Reinsurance segment achieved a combined ratio of 90.4% despite soft market conditions and during one of the costliest years on record for the reinsurance industry in regards to natural catastrophe losses. This was achieved notwithstanding soft market conditions experienced across most lines of business combined with a challenging environment in which to do business that resulted from actions by ratings agencies during the year and from the material drop in the Company’s Share price. Mr. Veghte’s bonus reflects both that strong business performance and his success at maintaining the stability of the reinsurance franchise during a very difficult period for the Company. This stability was also evidenced by the staff retention ratio in the reinsurance segment under Mr. Veghte’s leadership where only three employees with underwriting authority in this segment left the Company during 2008. This was also a consideration in determining Mr. Veghte’s bonus.

•

Mr. Duclos received a cash bonus of $950,000 or 116.9% of target. Mr. Duclos transitioned to the leadership of the Insurance segment in early 2008 and in his new role led the segment to the achievement of very solid results relative to their annual business plan. Specifically, the Insurance segment’s gross premiums written decreased by less than 3% in a year in which soft market conditions persisted. In addition, the Insurance segment reported a combined ratio of 98.4%, which was achieved despite such challenging market conditions, including significant increases in both catastrophe and attritional losses experienced throughout the marketplace. As with Reinsurance, this was achieved notwithstanding a challenging business environment that resulted from actions by ratings agencies during 2008 and from the material drop in the Company’s Share price. The scope and degree of difficulty of Mr. Duclos’ role, and his success at maintaining the stability of the insurance franchise while new in his role were also important considerations in determining Mr. Duclos’ bonus. Mr. Duclos also was successful in retaining employees in this segment during this challenging period (voluntary turnover rates were comparable to previous years) which was also a consideration in determining his bonus.

•

Ms. Street received a cash bonus of $950,000 or 70.4% of target. The Company’s investment results for 2008 were extremely disappointing. Additionally there were considerable losses in the Company’s alternative investment portfolio, compared to positive contributions in prior years. While many aspects of the investment portfolio results were attributable to investment strategies required to support certain financial lines of business—a strategy that pre-dated Ms. Street’s appointment to the Chief

Investment Officer role—her bonus was materially reduced because of the investment losses. Conversely, Ms. Street was recognized for the critical ongoing initiative of de-risking certain components of the investment portfolio, broad contributions to the Company’s enterprise risk management initiatives, and for her leadership and efforts with other important Company initiatives.

•

Long-Term Incentives. To motivate sustained performance and to provide retention mechanisms to key executives, both stock-based vehicles (restricted stock, options, stock appreciation rights) and long-term cash vehicles may be utilized. The vehicle chosen to award to executives, depends upon such variables as desired performance focus, career cycle management, vehicle availability and usage within the Company’s peer group, and equity ownership levels.

Stock Options and Stock Appreciation Rights

When awarded pursuant to annual compensation awards, stock options or stock appreciations rights (SARs) are granted with a strike price equal to the closing market price on the date of grant. To enhance the retention aspect associated with stock options and SARs, both vest ratably over three or four year periods. Stock options and SARs are exercisable for up to 10 years from the date of grant to allow executives to focus on the creation of long-term shareholder value. In determining the size of the awards, the Committee considers the scope of the executive’s role, the share leverage that each executive currently has, the importance of retaining and motivating the Company’s executives and any potential dilutive impact on existing shareholders. For financial reporting purposes, the Company uses a Black-Scholes model to determine the grant date fair value of options granted.

In addition to being granted in conjunction with annual compensation awards, “off-cycle” stock options or stock appreciation rights may be granted from time to time. In August 2008, in conjunction with the execution of the Master Agreement and the associated capital raise, the Compensation Committee approved a recommendation by Mr. McGavick to grant an “off-cycle” award of stock options (the “August Options”) to executives and certain other senior officers of the Company as a means to motivate and retain such executives and senior officers. The grant date, August 11, 2008, was ten days following the date of pricing of the offering noted above. The exercise price of $19.62 was the closing sale price per Share on the NYSE on such date. The August Options granted to executives vest in full on the later of (i) three years from the grant date or (ii) the date that the closing price of the Company’s common shares on the NYSE equals or exceeds 130% of the option exercise price (approximately $25.51 per Share) for a period of at least 10 consecutive trading days. As part of the grant of August Options, Mr. Nocco received options to purchase 50,000 Shares, Mr. Veghte received options to purchase 100,000 Shares, Mr. Duclos received options to purchase 100,000 Shares and Ms. Street received options to purchase 75,000 Shares.

In connection with the regular award of long-term incentives, in February 2009 the Compensation Committee approved a grant of option awards with a strike price of $3.31, which was the closing Share price on February 27, 2009. In determining the number of options to award to each NEO, the Compensation Committee considered the executive’s role and responsibility, the appropriate mix of long-term incentives as a proportion of total compensation and any potential dilutive impact on existing shareholders. Options granted to NEOs were as follows: Mr. Nocco received options to purchase 31,500 Shares, Mr. Veghte received options to purchase 125,000 Shares, Mr. Duclos received options to purchase 150,000 Shares and Ms. Street received options to purchase 56,500 Shares.

Restricted Stock

Any restricted stock award made to an executive as part of the annual program is normally granted in early March, following approval by the Compensation Committee. All of the restricted shares granted to NEOs pursuant to annual compensation awards vest ratably over 4 years if the operating ROE threshold of 10% is attained for that year. Otherwise the shares are held until they meet a multi-year average operating ROE threshold. All shares that were scheduled to vest in 2009 as a result of 2008 operating ROE performance will vest because the annual operating ROE required threshold of 10% was achieved.

In light of the significant decline in the Company’s stock price during 2008 and the resulting number of Shares of restricted stock required to deliver intended aggregate value, and the related potential impact on Shares available for grant pursuant to the 1991 Performance Incentive Program, no restricted stock was granted in 2009 to executives for services in 2008, including to the NEOs. Reference is made to the 2009 Long-Term Cash Incentive Plan as described below.

Long-Term Incentive Plans

In 2005 the Company established the Long-Term Incentive Plan, or LTIP, a cash program that was utilized as a long-term incentive vehicle in 2005, 2006 and 2007. LTIP awards were granted using a 3-year cliff-vest that pays out in cash based on performance against a performance metric determined by the Compensation Committee. The metric chosen by the Compensation Committee is one that was or is expected to create long-term shareholder value when achieved.

The LTIP awards made under this program that were granted in 2005, for performance years 2005 through 2007, paid out in February 2008 based on a 3-year accumulated net income metric. The face value of each 2005 award was $100,000 and these awards represented the first grant of LTIP awards. The payout for each participant in 2008 was the minimum, $50,000 (or 50.0% of face value), since the 3-year accumulated net income for the three year period was $636.5 million. Had the 3-year accumulated net income equaled $3.45 billion, the payout would have been at 100% of the face value of the award.

The LTIP awards made in 2006, for performance years 2006 through 2008, paid out in February 2009 at 164.6% of the face value of each award as a result of achieving a three-year Operating ROE of 16.6% (excluding in 2008 as permitted in the LTIP, the impact of the Company’s goodwill impairment charge of approximately $990.0 million from both the numerator and denominator of the Operating ROE calculation), largely impacted by performance years 2006 and 2007 which achieved operating ROEs of approximately 20.1% and 18.6%, respectively. The minimum payout for these awards was set at 50% of face value conditioned on the achievement of a three-year operating ROE of 10% while the maximum payout was set at 300% conditioned on achievement of a three-year Operating ROE of 20% or greater. The face value of awards made in 2006 varied by executive based on the executive’s role and the other long-term incentive awards made to the executive.

The LTIP awards made in 2007, for performance years 2007 through 2009, will pay out in February 2010 if performance again exceeds a threshold level of 3-year Operating ROE. All conditions for the awards are similar to the awards made in 2006 except that the Compensation Committee has the discretion to adjust payments for all awards based on the performance of the operating ROE metric relative to the Company’s compensation peer group. Given the operating results of 2007 and 2008, 100% of face value will be paid out in 2010 if an Operating ROE of 15.2% is achieved in 2009.

The Compensation Committee did not make any LTIP awards in 2008.

2009 Long-Term Cash Incentive Plan

In 2009, the Compensation Committee approved a transitional long-term compensation vehicle (the “2009 LTP”) that was utilized for executives and senior officers in lieu of a grant of restricted stock and other long-term cash programs. The purpose of the 2009 LTP is to align the compensation of the recipients with the achievement of strong underwriting results and to provide retention features, particularly important to the Company at this time. The face value of the 2009 LTP varied by executive based on, among other things, the executive’s role and any other long-term incentive awards made to the executive. The 2009 LTP Awards vest and pay-out in annual installments over a three-year period. Payments will be subject to increase or decrease based on the attainment of combined ratio performance criteria, subject to certain adjustments and limitations. There will be a maximum payout of 175% of the face value and, except with respect to an award made to Mr. McGavick, a minimum payment of 75% of the face value. The final payment in 2012 will be subject to adjustment to reflect subsequent reserve seasoning. The face value of 2009 LTP awards granted to NEOs in February 2009 were as follows: Mr. Nocco, $250,000; Mr. Veghte, $1,000,000; Mr. Duclos, $1,000,000 and Ms. Street, $450,000.

Executive Share Ownership Guidelines

To align the executives’ interests with those of shareholders, the Compensation Committee previously established executive Share ownership guidelines that executives hold an amount of shares, share units and stock options with value relative to their base salaries, as set forth below.

CEO	5x base salary
NEOs	3x base salary

In early 2009, the executive Share ownership guidelines were revised by the Compensation Committee to give Executives five years to obtain the required holdings. Shortfalls in meeting the requirements will be taken into consideration when determining future awards. Although no current Executives have reached the time required for compliance with the guidelines, the Committee reviewed and was satisfied with progress of Executives toward ownership expectations.

CEO’s Compensation

For the period from January 1, 2008 through to April 30, 2008, Mr. O’Hara served as President and CEO of the Company and also served as Acting Chairman of the Company’s Board of Directors. Mr. O’Hara retired as President and CEO of the Company on April 30, 2008 and effective May 1, 2008, Mr. O’Hara became Chairman of the Company’s Board of Directors. Immediately prior to the Company’s Annual General Meeting on April 24, 2009, Mr. O’Hara will retire as a Director of the Company. In addition to receiving his salary and other perquisites and benefits for services performed as President and CEO of the Company and Acting Chairman of the Company’s Board of Directors from January 1, 2008 through to April 30, 2008, Mr. O’Hara was awarded a bonus of $600,000 in connection with the performance of such services. This bonus recognized Mr. O’Hara’s contributions toward the successful execution of the Master Agreement as well as his valued efforts to ensure the successful transition of a new CEO for the Company. In 2008, Mr. O’Hara was paid a $50,000 retainer for services as a non-executive Director from May 1, 2008 through to April 24, 2009 and also received meeting fees for attendance at various Board of Director and Board Committee meetings. For further information, see the “Summary Compensation Table,” below.

Upon commencing employment with the Company on May 1, 2008, Mr. McGavick entered in to an employment agreement with the Company whereby an annual salary of $1,000,000 was established for 2008. In addition, upon commencing employment with the Company, Mr. McGavick received 125,000 stock options, 32,000 restricted Shares and a cash bonus of $1,500,000, subject to certain repayment provisions.

Pursuant to his employment agreement, for performance year 2008, Mr. McGavick was entitled to a minimum annual bonus of $333,333, representing 50% of his salary earned in 2008. The actual bonus awarded to Mr. McGavick in 2008 was $2,000,000 or 100% of target. In approving the recommendation of the Compensation Committee regarding Mr. McGavick’s bonus, the Board evaluated his performance against the priorities of the Company and viewed his performance to be outstanding. Upon his arrival at the Company in May 2008, Mr. McGavick’s highest priority was the resolution of the Company’s outstanding issues with Syncora. Under Mr. McGavick’s leadership, the matter was successfully concluded with the execution of the Master Agreement and the related capital raise in August 2008. Further, Mr. McGavick was responsible for leading the Company through the very challenging months that followed, particularly as the Company’s financial performance was impacted by realized and unrealized investment losses and as business results were under increasing pressure due to rating agency actions during 2008 as well as various market rumors during the latter part of the year.

Mr. McGavick presided over a full review of the Company’s business strategy during 2008. This resulted in an increased emphasis on Property and Casualty (“P&C”) businesses, ceasing certain operations (including the closure of the XL Financial Solutions business unit), and a strategic review of the Company’s Life reinsurance business. It also resulted in the initiation of a repositioning of the Company’s investment portfolio to one that supports the Company’s focus on P&C business and that reduces volatility and risk. In addition, progress was made in efforts to streamline the Company’s infrastructure in line with a simplified business strategy in order to position the Company for 2009 and beyond. Mr. McGavick’s expense management initiatives announced in July 2008 are expected to result in a decrease in the Company’s annual operating expenses of approximately $70 million for 2009 and onwards, as compared to 2008 levels, and the most recent expense reductions are expected to result in a reduction of approximately $100 to $120 million in annual operating expenses starting in 2010.

Mr. McGavick also made significant progress on the enhancement of the Company’s enterprise risk management capabilities, which included the hiring by Mr. McGavick of Jacob R. Rosengarten as Chief Enterprise Risk Officer.

Additionally, under Mr. McGavick’s leadership, the Company was able to successfully retain key leaders and critical staff, and to hold the firm-wide voluntary turnover rate to historic levels during a very challenging and unsettling period. Mr. McGavick was also responsible for a smooth transition with his executive management team especially after the departures referred to below.

In addition to his cash bonus for 2008, Mr. McGavick received 2009 long-term incentive compensation that included the grant of 437,500 stock options with an exercise price of $3.31 and a 2009 LTP Award with a face value of $2,000,000, which will not be subject to the minimum payment provided to other recipients. The awards were made following an evaluation of competitive market practices. Further, the award of stock options reflected the desire by the Board to align Mr. McGavick’s compensation directly with the objective of an improvement in the Company’s share price. The 2009 LTP Award was also intended to align Mr. McGavick’s compensation with the delivery of strong underwriting results by its insurance and reinsurance operations.

NEO Separations in 2008

Throughout 2008, several executive management changes took place including the separation from the Company of certain NEOs, including Mr. Henry C.V. Keeling, the Company’s former Executive Vice President and Chief Operating Officer, in August 2008, and Mr. Michael C. Lobdell, the Company’s former Executive Vice President and Chief Executive Global Business Services, in September 2008.

In regards to Mr. Keeling, severance payments totaling $2,953,125, as calculated under his separation agreement, were paid to him upon his separation from the Company in August 2008. In addition, upon his departure from the Company, Mr. Keeling was awarded an additional $1,000,000 bonus for his services performed in regards to the successful execution of the Master Agreement. In addition, pursuant to the Company’s LTIP plan, Mr. Keeling received or was entitled to certain payments relating to awards under the Company’s LTIP plan as well as additional benefits. For further information, see page 39.

In regards to Mr. Lobdell, severance payments totaling $2,025,000, as calculated under his employment agreement, were paid to him in early March 2009, following his separation from the Company in September 2008. In addition, pursuant to the Company’s LTIP plan, Mr. Lobdell received or was entitled to applicable payments relating to awards under the Company’s LTIP plan as well as additional benefits. For further information, see page 40.

NEO Employment Agreements

The Company has entered into employment agreements with its Chief Executive Officer and each of its other named executive officers (the “NEO Employment Agreements”). The terms and conditions of the NEO Employment Agreements are described beginning on page 37. The NEO Employment Agreements provide for severance benefits following an involuntary or constructive termination of employment. The severance benefits provided for under the agreements following a change in control of the Company are structured to be “double trigger”, requiring an involuntary or constructive termination of the executive’s employment in order for severance payments to be made. The terms of the employment agreements, including the severance benefit provisions, were structured to attract and retain persons believed to be key to the Company’s success, to be competitive with compensation practices for executives in similar positions at companies of similar size and complexity, and so that the Company receives certain restrictive covenants, including non-competition and non-solicitation covenants.

Each NEO Employment Agreement provides for indemnification of the executive by the Company to the maximum extent permitted by applicable law and the Company’s charter documents and requires the Company to maintain directors’ and officers’ liability coverage in an amount equal to at least $75,000,000.

Tax Deductibility

Section 162(m) of the United States Internal Revenue Code generally limits deductibility of annual compensation in excess of $1 million paid to the Chief Executive Officer and three other most highly compensated executive officers (other than the principal financial officer) of public corporations. However, compensation is exempt from this limit if it meets the requirements of “qualified performance-based compensation.” This limit on deductibility will only apply to compensation paid to executive officers who are employed by subsidiaries of the Company that are subject to United States income tax. In such situations, the Compensation Committee will consider tax deductibility as a factor in determining appropriate levels or methods of compensation. However, to maintain flexibility in compensating the executive officers in furtherance of its overall corporate goals, the Compensation Committee does not require all compensation to be awarded in a tax deductible manner.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management of the Company, the Compensation Discussion and Analysis. Based on this review and these discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporate by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Committee
John T. Thornton, Chairman
Robert R. Glauber
Eugene M. McQuade
Robert S. Parker
John Vereker

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of persons serving as the Company’s CEO and Chief Financial Officer (“CFO”) during 2008, the next three most highly compensated executive officers of the Company in 2008 and two additional executive officers whose employment terminated with the Company during 2008 and who were no longer executive officers of the Company at December 31, 2008 (collectively, the “NEOs”). For each NEO, the following table highlights compensation for services paid for or rendered with respect to the Company and its subsidiaries in all capacities, as applicable, for fiscal years ended December 31, 2008, 2007 and 2006:

Name and Principal Position	Year	Salary($)	Bonus($) (6)	Stock Awards($) (7) (8)	Option Awards($) (7) (8)	Non-Equity Incentive Plan Compensation (9)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($) (10)	All Other Compensation (11)	Total ($)
Michael S. McGavick (1) Chief Executive Officer of the Company and Director	2008	$666,667	$3,500,000	$195,467	$270,897	$—	$—	$881,956	$5,514,987

Brian M. O’Hara (1)	2008	$333,333	$600,000	$4,714,003	$1,269,683	$2,141,482	$—	$861,058	$9,919,559
Chairman of the Board	2007	$1,000,000	$1,500,000	$856,396	$1,768,737	$2,023,281	$—	$684,471	$7,832,885
of Directors; former	2006	$1,000,000	$4,750,000	$591,838	$2,198,413	$—	$—	$464,900	$9,005,151
Chief Executive
Officer of the
Company

Brian W. Nocco (2)	2008	$587,500	$675,000	$307,266	$179,847	$—	$—	$371,325	$2,120,938
Executive Vice	2007	$242,472	$750,000	$49,781	$—	$—	$—	$151,863	$1,194,116
President,
Chief Financial
Officer of the
Company

James H. Veghte	2008	$541,667	$1,000,000	$374,158	$418,627	$428,296	$—	$440,737	$3,203,485
Executive Vice	2007	$500,000	$1,075,000	$2,219,398	$375,904	$444,656	$—	$277,698	$4,892,656
President,	2006	$500,000	$1,400,000	$593,033	$452,575	$—	$—	$144,426	$3,090,034
Chief Executive
of Reinsurance
Operations of the
Company

David B. Duclos (3)	2008	$591,667	$1,050,000	$419,438	$525,250	$321,222	$—	$230,308	$3,137,885
Executive Vice
President,
Chief Executive
of Insurance
Operations of the
Company

Sarah E. Street	2008	$450,000	$950,000	$557,972	$423,529	$428,296	$—	$429,966	$3,239,763
Executive Vice	2007	$450,000	$1,400,000	$398,373	$264,436	$444,656	$—	$255,014	$3,212,479
President,	2006	$375,000	$2,500,000	$258,080	$317,644	$—	$—	$22,119	$3,472,843
Chief Investment
Officer of the
Company

Henry C. V. Keeling (4)	2008	$393,750	$1,000,000	$1,704,946	$2,037,517	$313,998	$—	$3,338,080	$8,788,291
Former Executive Vice	2007	$675,000	$1,075,000	$603,040	$920,193	$444,656	$—	$484,161	$4,202,050
President,	2006	$632,500	$1,725,000	$1,040,735	$1,549,863	$—	$—	$285,568	$5,233,666
Chief Operating
Officer of the
Company

Michael C. Lobdell (5)	2008	$412,500	$—	$1,412,423	$753,632	$327,566	$—	$2,251,004	$5,157,125
Former Executive Vice	2007	$600,000	$825,000	$277,785	$73,754	$394,656	$—	$142,595	$2,313,790
President, Chief Executive Global Business Services	2006	$200,000	$400,000	$42,938	$—	$—	$—	$5,250	$648,188

(1)

Following the retirement of Mr. O’Hara as President and CEO of the Company, Mr. McGavick replaced Mr. O’Hara as the Company’s CEO effective May 1, 2008. The annual salary in 2008 for both Mr. O’Hara and Mr. McGavick was $1,000,000. Mr. O’Hara, who has been a Director of the Company since 1986, is serving as Chairman of the Company’s Board of Directors during the final year of his current term on the Board and will retire from the Board immediately prior to the Company’s Annual General Meeting on April 24, 2009. A three-year consulting arrangement with Mr. O’Hara has been approved by the Board of Directors to commence following his retirement from the Board. Mr. O’Hara will receive a fee of $800,000 per year for advisory services and will be subject to certain restrictive covenants including non-competition and non-solicitation covenants.

(2)	Mr. Nocco commenced employment with the Company on July 23, 2007 and effective August 10, 2007 assumed the role of Executive Vice President and Chief Financial Officer of the Company.

(3)	Effective April 1, 2008, Mr. Duclos became Executive Vice President, Chief Executive of the Company’s Insurance Operations.

(4)	On August 1, 2008, Mr. Keeling retired from the Company.

(5)

Mr. Lobdell commenced employment with the Company on August 15, 2006. Following various management changes made in 2008, Mr. Lobdell’s employment with the Company was terminated effective September 8, 2008.

(6)

Represents the annual bonus awarded to each NEO in respect of the relevant performance year. Includes for Mr. McGavick a one-time bonus of $1,500,000 granted to him upon his commencement of employment as the Company’s CEO on May 1, 2008. Includes for Mr. Duclos in 2008, a bonus of $100,000 granted in March 2006 and earned in March 2008 following a two- year cliff vesting requirement being met. Includes for Mr. Keeling, a bonus of $1,000,000 paid to him upon his retirement from the Company on August 1, 2008 in regards to the successful completion of the Master Agreement.

(7)

Represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the fiscal years presented, for the fair-value of stock awards and option awards granted in each of those respective years as well as prior fiscal years, calculated using the provisions of Statement of Financial Accounting Standards (“SFAS”) No.123R (“FAS 123R), “Share Based Payments”. See Note 21(d and e) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. These amounts reflect the Company’s accounting expense for these awards in each of 2008, 2007 and 2006, excluding the accounting effect of any estimate of future forfeitures, and do not correspond to the actual value that might be realized by each NEO. For further information regarding the compensation earned by NEOs in 2008 as compared to the actual grant date fair value of stock and option awards, see “Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table”, below.

(8)

Under the terms of the 1991 Performance Incentive Program, stock award grants made in 2006 were expensed in full in 2006 or accelerated in 2007 or 2008, as applicable, for those NEOs deemed to be retirement-eligible in each of those respective years. In 2006, Messrs. O’Hara and Keeling were deemed to be retirement-eligible, while in 2007, Mr. Veghte was deemed to be retirement eligible resulting in expense acceleration of each of their 2006 stock award grants. See below for further details relating to the Company’s accounting and vesting policies surrounding equity awards to retirement-eligible employees. As noted above, Mr. O’Hara, Mr. Keeling and Mr. Lobdell’s employment with the Company terminated in 2008. As a result, all unvested stock and option awards for each of these NEOs vested on the date of the termination of their employment with the Company, except for Mr. O’Hara’s February 2008 grant of 250,000 stock options, resulting in expense acceleration under FAS123R of the remaining unvested stock and option awards of Mr. O’Hara, Mr. Keeling and Mr. Lobdell of $4,199,119 and $791,322, $1,365,750 and $1,462,684, and $1,123,565 and $614,368, respectively. For further information, see “Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table”, below.

(9)

Represents the amounts earned during the applicable year under the Company’s previously granted three-year cash LTIP awards based on the satisfaction of performance measures a given year, even though award amounts are payable in later years. Amounts reported as earned for an award in one year are not again reported in later years. For 2008, represents amounts relating to the 2006-2008 LTIP awards as follows: Mr. O’Hara, $2,141,482; Mr. Veghte, $428,296; Mr. Duclos, $321,222; Ms. Street, $428,296; Mr. Keeling, $313,998 and Mr. Lobdell, $49,788, respectively. In addition, for 2008, represents for Mr. Lobdell, $277,778 relating to the 2007-2009 LTIP awards. Represents for 2007, amounts relating to the 2005-2007 and 2006-2008 LTIP awards as follows: Mr. O’Hara, $50,000 and $1,973,281; Mr. Veghte, $50,000 and $394,656; Ms. Street, $50,000 and $394,656; Mr. Keeling, $50,000 and $394,656; and Mr. Lobdell, nil and $394,656, respectively. In 2008 and 2007, no specified performance criteria had been met and no amounts are shown for any NEO, other than Mr. Lobdell, with respect to the 2007-2009 LTIP awards. During 2006, no specified performance criteria had been met and no amounts are shown for any NEO under the Company’s outstanding 2006-2008 LTIP awards. Payments relating to the 2005-2007 LTIP awards were made in the first quarter of 2008, while payments relating to the 2006-2008 LTIP awards were made in the first quarter of 2009. Any payments relating to the 2007-2009 LTIP awards will be made in the first quarter of 2010, except for Mr. Lobdell, who was paid a lump-sum cash payment equal to the pro-rata face value of the 2006-2008 and 2007-2009 LTIP awards on March 1, 2009. For additional information see “Compensation Discussion and Analysis” above.

(10)	The Company does not pay above-market rates for amounts deferred under the Non-Qualified Deferred Compensation Plan.

(11)	Represents the items of compensation and benefits separately identified in the “Other Annual Compensation from the Summary Compensation Table” below.

Other Annual Compensation from the Summary Compensation Table

Name	Year	Housing Allowance (i)	Tax Reimbursements (ii)	Travel Allowance (iii)	Financial Counseling/ Tax Preparation	Relocation Assistance (iv)	Severance Payments (v)	Retirement Plan Contributions (vi)	All Other (vii)
Michael S. McGavick	2008	$92,000	$181,731	$7,650	$10,810	$480,115	$—	$71,400	$38,250

Brian M. O’Hara	2008	$32,000	$16,970	$116,989	$—	$—	$—	$578,817	$116,282
	2007	$96,000	$50,903	$91,604	$—	$—	$—	$432,500	$13,464
	2006	$96,000	$43,513	$155,968	$8,750	$—	$—	$154,400	$6,269

Brian W. Nocco	2008	$144,000	$—	$25,551	$17,427	$—	$—	$172,288	$12,059
	2007	$60,000	$—	$10,168	$7,758	$32,172	$—	$1,328	$40,437

James H. Veghte	2008	$108,000	$—	$—	$14,087	$—	$—	$318,650	$—
	2007	$108,000	$—	$—	$13,475	$—	$—	$150,567	$5,656
	2006	$108,000	$—	$—	$—	$—	$—	$21,700	$14,726

David B. Duclos	2008	$—	$—	$—	$13,858	$—	$—	$216,450	$—

Sarah E. Street	2008	$—	$—	$—	$15,002	$—	$—	$414,463	$501
	2007	$—	$—	$—	$—	$—	$—	$254,586	$428
	2006	$—	$—	$—	$—	$—	$—	$21,700	$419

Henry C. V. Keeling	2008	$180,000	$—	$46,446	$—	—	$2,953,125	$151,037	$7,472
	2007	$180,000	$—	$50,239	$—	$—	$—	$240,000	$13,922
	2006	$168,000	$—	$40,485	$—	$—	$—	$63,250	$13,833

Michael C. Lobdell	2008	$—	$—	$—	$12,266	$—	$2,025,000	$213,738	$—
	2007	$—	$—	$—	$15,245	$—	$—	$127,350	$—
	2006	$—	$—	$—	$—	$—	$—	$5,250	$—

(i)

Represents for Mr. McGavick, a housing allowance of $23,000 per month from September 1, 2008 through to December 31, 2008. Represents for Mr. O’Hara, a housing allowance of $8,000 per month from January 1, 2008 through to his retirement as CEO on April 30, 2008. In accordance with Mr. Keeling’s termination agreement, the Company continued to pay his monthly housing allowance of $15,000 per month from his date of retirement from the Company on August 1, 2008 through to December 31, 2008. Mr. Veghte owns a 21.8% ownership interest in a home in which a subsidiary of the Company owns the remaining 78.2% ownership interest. Mr. Veghte pays a fair market value rent to such subsidiary for the right to occupy these premises. Through December 31, 2008 Mr. Veghte received a housing allowance equal to such rent in connection with his relocation. For further information, see “Related Person Transactions.”

(ii)

Represents for Mr. O’Hara, tax reimbursements in connection with his housing allowance as well as a foreign earned income exclusion gross up. Such tax reimbursements were paid to the Company’s executives pursuant to changes made under The Tax Reconciliation Act of 2006 to section 911 of the U.S. Internal Revenue Code. Represents for Mr. McGavick, tax reimbursement in connection with the reimbursement to Mr. McGavick of $337,500 in 2008 on the loss on sale of his U.S. personal residence upon relocating to Bermuda. See relocation expenses below for further information.

(iii)

Represents home leave travel allowances utilized by the Company’s Bermuda-based NEOs. In addition, pursuant to the Company’s prior policy regarding the use of aircraft in which fractional ownerships are held by the Company, the Company’s CEO was permitted to use such aircraft for personal travel up to a limit of $150,000 per year, based on the aggregate incremental cost to the Company. In 2008, Mr. O’Hara utilized $109,857 of the allowed travel allowance relating to use of the above-mentioned aircraft as the Company’s former CEO. The aggregate incremental cost to the Company of personal usage of such aircraft was determined on a per flight basis and included the following costs: hourly charge; international positioning charge; fuel variable charge; domestic segment fee; international passenger fee; catering charge and federal excise tax. Subsequent to May 1, 2008, under the Company’s new policy regarding the use of aircraft in which fractional ownerships are held by the Company, no personal travel is allowed.

(iv)

Represents payments made to applicable NEOs to assist with relocation expenses in the year of transfer and/or departure from the Company. Includes for Mr. McGavick in 2008, reimbursement of $142,615 in relation to moving and other relocation expenses as well as $337,500, representing a reimbursement of 50% of the calculated loss on sale of his U.S. personal residence upon relocating to Bermuda. For further information regarding this transaction, see “Related Person Transactions.”

(v)	Represents severance payments made to Mr. Keeling and Mr. Lobdell following the termination of their employment with the Company in 2008.

(vi)

Represents employer contributions to both qualified and non-qualified defined contribution plans. For additional information relating to contributions to non-qualified defined contribution plans, see “Non-Qualified Deferred Compensation” below.

(vii)

Represents for all NEOs payments made for, among other things, personal car benefits, club memberships and annual officers’ medical examination. Includes in 2008, for Mr. McGavick, a car allowance of $38,250. Includes for Mr. O’Hara in 2008, compensation as a non-employee Director of the Company as follows: $50,000 received in relation to the Director’s Annual Retainer Fee and $35,500 received for fees in relation to meetings of the Board of Directors and various committees of the Board of Directors. Prior to his retirement as the Company’s CEO on April 30, 2008, Mr. O’Hara did not receive compensation as an executive Director of the Company.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table complements the Summary Compensation Table disclosure of stock awards and option awards and shows each grant of an award made to the NEOs in the last completed fiscal year under any plan:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Michael S. McGavick	05/02/2008	—	—	—	—	—	—	—	125,000	$37.78	$1,218,750
	05/02/2008	—	—	—	—	—	—	32,000	—	$—	$1,208,960

Brian M. O’Hara	02/21/2008	—	—	—	—	—	—	—	250,000	$36.90	$2,377,500
	02/28/2008	—	—	—	—	—	—	62,500	—	$—	$2,403,125

Brian W. Nocco	02/21/2008	—	—	—	—	—	—	—	60,000	$36.90	$570,600
	02/28/2008	—	—	—	—	—	—	15,000	—	$—	$576,750
	08/11/2008	—	—	—	—	—	—	—	50,000	$19.62	$267,500

James H. Veghte	02/21/2008	—	—	—	—	—	—	—	77,500	$36.90	$737,025
	02/28/2008	—	—	—	—	—	—	12,500	—	$—	$480,625
	08/11/2008	—	—	—	—	—	—	—	100,000	$19.62	$535,000

David B. Duclos	01/01/2008	—	—	—	—	—	—	—	50,000	$50.31	$475,640
	02/21/2008	—	—	—	—	—	—	—	50,000	$36.90	$475,500
	02/28/2008	—	—	—	—	—	—	12,500	—	$—	$480,625
	08/11/2008	—	—	—	—	—	—	—	100,000	$19.62	$535,000

Sarah S. Street	02/21/2008	—	—	—	—	—	—	—	85,000	$36.90	$808,350
	02/28/2008	—	—	—	—	—	—	21,250	—	$—	$817,063
	08/11/2008	—	—	—	—	—	—	—	75,000	$19.62	$401,250

Henry C. V. Keeling	02/21/2008	—	—	—	—	—	—	—	130,000	$36.90	$1,236,300
	02/28/2008	—	—	—	—	—	—	18,750	—	$—	$720,938

Michael C. Lobdell	02/21/2008	—	—	—	—	—	—	—	77,500	$36.90	$737,025
	02/28/2008	—	—	—	—	—	—	12,500	—	$—	$480,625

(1)	The Company did not grant any Non-Equity Incentive Plan Awards in 2008.

(2)	The Company has not previously granted any Equity Incentive Plan Awards.

(3)

Represents the grant date fair value of each equity award calculated in accordance with FAS 123R. See Note 21(d) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. In addition, see the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for further information.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

Philosophy and Core Principles of Executive Compensation

Refer to the “Compensation Discussion and Analysis”, above, for further information relating to the Company’s philosophy and core principles of executive compensation.

Stock and Stock Option Award Vesting Details

Generally, stock awards granted to executive officers of the Company in 2008 and prior years vest ratably over four years (at a rate of 25% per year) from the date of grant if an operating ROE threshold of 10% is attained for the respective year. For such stock award grants, shares are held until they meet a multi-year average operating ROE threshold of 10%, otherwise they vest after 10 years even if the ROE threshold is not met, subject to continued employment. In certain instances, stock awards may be granted to executive officers which time vest over four years without performance criteria attached to the awards. Operating ROE in 2008 was 11.2% (excluding, among other things, in 2008, the impact of the Company’s goodwill impairment charge of approximately $989.9 million from both the numerator and denominator of the Operating ROE calculation). The Company has assumed that it is probable that the performance vesting criteria of such stock awards will be met over the four year vesting period and as such those awards are expensed evenly over this period. However, for certain executives whose employment is terminated with the Company, previously granted stock awards may fully vest on the date of termination. See below for further information. Recipients of stock awards generally have the rights and privileges of a shareholder as to the stock award, whether vested or unvested, including the right to receive dividends at the same rate as Shares of the Company and the right to vote.

Options awarded to executive officers of the Company in 2008 and prior years have a ten year term and vest according to the defined vesting schedule of the award (generally over three or four years) without performance criteria attached to the awards. Options granted to NEOs in February 2008 and May 2008 vest ratably over three years while options granted to NEOs in August 2008, vest in full on the later of (i) three years from the grant date or (ii) the date that the closing price of the Company’s common shares on the New York Stock Exchange equals or exceeds 130% of the option exercise price (approximately $25.51 per share) for a period of at least 10 consecutive trading days. For certain executives whose employment with the Company is terminated, previously granted option awards may fully vest on the date of termination, however, such option awards or portions thereof may expire earlier than the original ten year term.

In addition, under the terms of the 1991 Performance Incentive Program and the applicable award agreements, employees of the Company whose combined age and years of service aggregated to 65 or higher were considered to be retirement-eligible, meaning that they were entitled to retain the rights to any of their unvested stock based awards upon departure from the Company and in relation to stock option awards, for the remainder of the option awards’ respective applicable terms (i.e., ten years from the date of grant). Therefore, under FAS 123R, stock and option award grants made in 2006 are expensed in full in the year that NEOs are deemed to be retirement-eligible, notwithstanding the fact that the employee would not receive those awards until the normal vesting date had they remained employed by the Company. Effective January 1, 2007, stock or option awards also require that the employee be a minimum of 55 years old at the time of leaving the Company and require the prior approval of the Compensation Committee before any such awards vest. Accordingly, grants of stock or option awards made subsequent to 2006 to retirement-eligible employees are no longer expensed in full at the time of grant. They will be expensed in the same manner as grants to non-retirement-eligible employees.

In 2006, Messrs. O’Hara and Keeling were deemed to be retirement-eligible while in 2007, Mr. Veghte was deemed to be retirement eligible resulting in expense acceleration of each of their 2006 stock award grants in each of those respective years. In 2008, Mr. O’Hara, Mr. Keeling and Mr. Lobdell’s employment with the Company terminated. In connection therewith, all unvested stock and option awards for each of these NEOs vested on the date of the termination of their employment with the Company, except for Mr. O’Hara’s February 2008 grant of 250,000 stock options, resulting in expense acceleration under FAS 123R of such unvested stock and option awards.

Compensation Earned by NEOs in 2008 as compared to the Full Grant Date Fair Value of Stock and Option Awards

It should be noted that the fair value of stock and option award grants as detailed in the Grants of Plan-Based Awards Table do not correspond to the actual economic value that may be realized by NEOs. This is especially important to note in 2008 given the significant decrease in the market price of the Company’s Shares that has taken place throughout 2008. In fact, all vested and unvested exercisable options previously granted to NEOs are out-of-the money (meaning the current Share price is below the option strike price) at December 31, 2008 and the fair market value of the Company’s Shares at December 31, 2008 are significantly below the grant date fair value of stock awards granted in 2008 and prior years. At December 31, 2008, the closing price of the Company’s Shares on the NYSE was $3.70 per Share.

In regards to the Summary Compensation Table, the amounts reflected under the Stock and Option Awards columns in each of 2008, 2007 and 2006, represents the accounting expense, under FAS123R for awards previously granted as applicable, excluding the effect of any estimate of future forfeitures and do not correspond to the actual economic value that might be realized by NEOs. As noted above, at December 31, 2008, the closing price of the Company’s Shares on the NYSE was $3.70 per Share, while the grant date fair values of Shares underlying previously granted stock or option awards, used to calculate the 2008 accounting expense under FAS123R as depicted in the Summary Compensation Table, ranged from $19.62 to $79.75 per Share.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows unexercised options, stock that has not vested and equity incentive plan awards for the NEOs outstanding as of the end of the last fiscal year:

Name	Option Awards (1)					Stock Awards (2)
	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael S. McGavick	0	125,000	—	$37.78	05/02/2018	32,000	$118,400	—	—

Brian M. O’Hara	150,000	—	—	$50.00	12/09/2009	—	$—	—	—
	75,000	—		80.00	03/09/2011
	140,000	—		93.00	03/08/2012
	140,000	—		68.62	03/07/2013
	185,000	—		88.00	03/05/2014
	200,000	—		75.48	03/04/2015

Brian W. Nocco	0	60,000	—	$36.90	02/21/2018	22,500	$83,250	—	—
	0	50,000		19.62	08/11/2018

James H. Veghte	23,387	—		$80.00	03/09/2011	36,500	$135,050	—	—
	24,500	—		93.00	03/08/2012
	25,000	—		68.62	03/07/2013
	20,000	—		78.02	01/12/2014
	25,000	—		77.10	03/05/2014
	22,500	7,500		75.48	03/04/2015
	0	77,500		36.90	02/21/2018
	0	100,000		19.62	08/11/2018

David B. Duclos	5,000	—	—	$77.10	03/05/2014	21,750	$80,475	—	—
	15,000	5,000		75.48	03/04/2015
	15,000	15,000		67.93	02/24/2016
	0	50,000		50.31	01/01/2018
	0	50,000		36.90	02/21/2018
	0	100,000		19.62	08/11/2018

Sarah E. Street	15,000	—	—	$76.00	04/02/2011	33,875	$125,338	—	—
	20,000	—		93.00	03/08/2012
	25,000	—		68.62	03/07/2013
	20,000	—		77.10	03/05/2014
	13,125	4,375		75.48	03/04/2015
	7,500	7,500		68.70	10/01/2016
	0	85,000		36.90	02/21/2018
	0	75,000		19.62	08/11/2018

Henry C. V. Keeling	28,333	—		$50.00	12/09/2009	—	$—	—	—
	50,000	—		80.00	03/09/2011
	55,000	—		93.00	03/08/2012
	40,000	—		68.62	03/07/2013
	45,000	—		77.10	03/05/2014
	75,000	—		75.95	01/05/2015
	80,000	—		75.48	03/04/2015
	30,000	—		67.93	02/24/2016
	43,400	—		36.90	02/21/2018

Michael C. Lobdell	77,500	—		$36.90	09/08/2013	—	$—	—	—

(1)

All options were granted under the Company’s 1991 Performance Incentive Program have a ten year term and vest according to the defined vesting schedule and/or performance criteria of the award. For further details, see “Stock and Option Award Vesting Details” in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”, described above.

(2)

All Shares were granted under the Company’s 1991 Performance Incentive Program. Shares awarded to NEOs of the Company vest ratably over 4 years (at a rate of 25% per year) from the date of grant if an operating ROE threshold of 10% is attained for the respective year. The shares are held until they meet a multi-year average operating ROE threshold of 10%, otherwise they vest after 10 years even if the ROE threshold is not met, subject to continued employment. For further details, see “Stock and Option Award Vesting Details” in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”, described above.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the options exercised and each vesting of stock during the last fiscal year for the NEOs on an aggregate basis:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)(2)	Value Realized on Vesting($)
Michael S. McGavick	—	$—	—	$—

Brian M. O’Hara (3)	—	$—	104,500	$3,614,535

Brian W. Nocco	—	$—	2,500	$43,175

James H. Veghte	—	$—	13,250	$339,803

David B. Duclos	—	$—	5,125	$165,900

Sarah E. Street	—	$—	6,125	$196,143

Henry C.V. Keeling (3)	—	$—	44,750	$977,948

Michael C. Lobdell (3)	—	$—	28,000	$586,100

(1)

Represents the difference between the exercise price and the fair market value of the Shares on the date of exercise. Throughout 2008, the fair market value of vested NEO option awards was below the exercise price of such options.

(2)

All Shares were granted under the Company’s 1991 Performance Incentive Program. Shares awarded to NEOs of the Company vest ratably over 4 years (at a rate of 25% per year) from the date of grant if an operating ROE threshold of 10% is attained for the respective year. The shares are held until they meet a multi-year average operating ROE threshold of 10%, otherwise they vest after 10 years even if the ROE threshold is not met, subject to continued employment. All shares that were scheduled to vest in 2009 as a result of the Company’s performance in 2008, vested because the annual operating ROE required threshold of 10% was met. Within the Summary Compensation Table, the dollar amount recognized by the Company for financial statement reporting purposes with respect to the fiscal years presented, for the fair-value of stock awards granted in each of those respective years as well as prior fiscal years as applicable, is calculated using the provisions of FAS 123R and assumes that it is probable that the performance vesting criteria of such stock awards will be met over the 4-year vesting period and as such those awards are expensed evenly over this period. See Note 21(e) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	Includes for Mr. O’Hara, Mr. Keeling and Mr. Lobdell, the vesting of their unvested restricted stock awards on the date of the termination of their employment with the Company during 2008.

PENSION BENEFITS

None of the NEOs participates or has any accrued benefit under any of the Company’s defined benefit pension plans.

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows amounts contributed to the Company’s only defined contribution plan for the NEOs that provides for the deferral of compensation on a basis that is not tax-qualified in the last fiscal year:

Name(1)	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)	Aggregate Earnings (Losses) in Last Fiscal Year($)	Aggregate Withdrawals/ Distribution($)	Aggregate Balance at Last Fiscal Year End($)
Michael S. McGavick	$21,833	$30,567	$247	$—	$52,647

Brian M. O’Hara	$80,167	$277,983	$(283,807)	$(72,869)	$4,518,962

Brian W. Nocco	$55,375	$78,094	$(34,740)	$—	$101,006

James H. Veghte	$69,125	$147,025	$(21,354)	$(602,417)	$75,113

David B. Duclos	$50,271	$99,892	$(97,302)	$—	$331,876

Sarah E. Street	$81,000	$195,150	$(437,807)	$—	$1,464,405

Michael C. Lobdell	$51,692	$95,619	$(22,453)	$—	$217,481

(1)	Mr. Keeling did not participate in any Non-Qualified Deferred Compensation arrangements with the Company.

Perquisites and benefits for the Company’s executive officers include a non-qualified supplemental deferred compensation plan which allows U.S. tax-paying executives to defer receipt of up to 50% (prior to January 1, 2007 executives could defer up to 95%) of their base salary and 100% of their annual incentive award, which are notionally invested in a series of mutual funds that are managed by the Company’s retirement plan vendor. However, as a result of the passage of The

Emergency Economic Stabilization Act of 2008, which was enacted on October 3, 2008, Section 457A was added to the Code which requires compensation under a ‘nonqualified deferred compensation plan of a nonqualified entity’ to be included in the service provider’s (i.e. the employee’s) income when the compensation is no longer subject to a substantial risk of forfeiture, the Company’s Bermuda based U.S. tax-paying executives will no longer participate in the non-qualified supplemental deferred compensation plan in relation to services performed subsequent to December 31, 2008. In addition, deferrals made before this date that are deferred until 2018 or later are to be included in the income of the service provider (i.e the executive officer) on the earlier of the last taxable year beginning before 2017 and the year in which there is no substantial risk of forfeiture.

The Non-Qualified Deferred Compensation Plan is based on Company prescribed contribution rates that are established for all participating employees. Aggregate earnings are based on the performance of the underlying mutual funds chosen by the executive from a prescribed list of choices sponsored by the Company through a third-party vendor. As no preferential performance or interest rates are accorded any of the notional investments that executives have in the Company’s Non-Qualified Deferred Compensation Plan, no monies relating to earnings associated with Non-Qualified Deferred Compensation Plans are reported in the Summary Compensation Table.

Participants are (except for the Bermuda-based U.S. taxpayers described above) and have been allowed to defer both salary and bonus into the Non-Qualified Deferred Compensation Plan. For the first 5% of salary deferred by a participant above $230,000 of annual compensation, the Company makes a non-discretionary matching contribution of 7% and a discretionary contribution of up to an additional 3%, into the Non-Qualified Deferred Compensation Plan. All participants in the Non-Qualified Deferred Compensation Plan are required to have on file with the Company a payout election form indicating the terms chosen by the participant for payout at the time of termination or retirement. The Non-Qualified Deferred Compensation Plan was amended effective January 1, 2007 to permit in-service withdrawals to commence in 2008. No executive is allowed to take a loan from the Company against their outstanding plan balance.

Employment Contracts with NEOs

The Company has entered into employment agreements (the “NEO Employment Agreements”) with the following NEOs: Michael S. McGavick, to serve as the Company’s Chief Executive Officer, Brian W. Nocco, to serve as the Company’s Executive Vice President and Chief Financial Officer; James H. Veghte, to serve as the Company’s Executive Vice President and Chief Executive of Reinsurance Operations; David B. Duclos, to serve as the Company’s Executive Vice President and Chief Executive of Insurance Operations and Ms. Sarah E. Street, to serve as the Company’s Executive Vice President and Chief Investment Officer.

Each NEO Employment Agreement provides for (i) a specified base salary, which is initially as set forth in the Summary Compensation Table and is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus pursuant to the Company’s incentive compensation plan, the actual amount earned to be determined by the Compensation Committee, (iii) reimbursement for or payment of certain travel and other expenses and (iv) the right to participate in such other employee benefit programs as are in effect for senior executives from time to time. The terms and conditions of the agreements are described beginning on page 37. Employment is for an original term of one year and will continue to be automatically extended for successive one year periods unless the Company or the executive provides written notice that the term is not to be extended at least six months prior to the then scheduled expiration date. Each of these executives has agreed to certain confidentiality, non-competition and non-solicitation provisions.

Each NEO Employment Agreement provides for indemnification of the executive by the Company to the maximum extent permitted by applicable law and the Company’s charter documents and requires the Company to maintain directors’ and officers’ liability coverage in an amount equal to at least $75,000,000.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

NEO Employment Agreements of Michael S. McGavick, Brian W. Nocco, James H. Veghte, David B. Duclos and Sarah S. Street

The potential payments upon termination or a change in control of the Company pursuant to Michael S. McGavick’s employment agreement to serve as the Company’s Chief Executive Officer, Brian W. Nocco’s employment agreement to serve as the Company’s Executive Vice President and Chief Financial Officer, James H. Veghte’s employment agreement to serve as the Company’s Executive Vice President and Chief Executive of Reinsurance Operations, David B. Duclos’ employment agreement to serve as the Company’s Executive Vice President and Chief Executive of Insurance Operations and Sarah E. Street’s employment agreement to serve as the Company’s Executive Vice President and Chief Investment Officer are as follows:

Termination Due to Death or Disability

Each NEO Employment Agreement provides that, in the event of the termination of the executive’s employment prior to the expiration date of the employment agreement (after giving effect to any extensions thereof) by reason of death or disability the executive (or in the case of death, the executive’s spouse or estate) shall be entitled to:

(i)	receive the executive’s then current base salary through the end of the six month period after the month in which the executive’s employment is terminated;

(ii)

any annual bonus awarded but not yet paid and a pro rata bonus for the year of termination in an amount determined by the Compensation Committee (but not less than a pro rata portion of the executive’s average annual bonus for the immediately preceding three years); and

(iii)

the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or other rights were issued, and continued medical benefit plan coverage for the executive and/or the executive’s dependents for a period of six months;

In addition, as specified under the Company’s LTIP plan, the executive shall be entitled to:

(i)	payment of applicable LTIP awards as approved by the Committee.

In the event the employment of any of Messrs. McGavick, Nocco, Veghte, Duclos or Ms. Street were to have been terminated on December 31, 2008, the last business day of the Company’s fiscal year, by reason of death or disability, the value of the estimated potential payments to be received by Messrs. McGavick, Nocco, Veghte, Duclos or Ms. Street as described above are highlighted in the “Potential Payments Upon a Termination or Change in Control” table below.

Termination Without Cause

In the event of termination of the executive’s employment by the Company without Cause (as defined in the employment agreement) or by the executive following assignment to the executive of duties materially inconsistent with his/her position or a material breach by the Company of certain provisions of the employment agreement, the executive shall be entitled to the executive’s then current base salary through the date on which termination occurs and:

(i)	a cash lump-sum payment equal to the sum of two times the executive’s then current base salary;

(ii)

a cash lump-sum payment equal to one times the higher of the targeted annual bonus for the year of such termination or the average of the executive’s annual bonus for the three years immediately preceding the year of termination;

(iii)	any annual bonus awarded but not yet paid; and

(iv)

the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or other rights were issued and continued medical benefit plan coverage for the executive and the executive’s dependents for a period of up to 24 months.

In addition, as specified under the Company’s LTIP plan, the executive shall be entitled to:

(i)

a pro-rata allocation of the face value of applicable LTIP awards where the proportion of the amount shall be calculated by using the number of full months, rounded to include any partial months, of participation in the plan period as the numerator and the total number of months in the plan period in the denominator.

In the event the employment of either of Messrs. McGavick, Nocco, Veghte, Duclos or Ms. Street were to have been terminated on December 31, 2008, the last business day of the Company’s fiscal year, without cause, the value of the estimated potential payments to be received by Messrs. McGavick, Nocco, Veghte, Duclos or Ms. Street as described above are highlighted in the “Potential Payments Upon a Termination or Change in Control” table below.

Termination Without Cause Following A Change in Control; For Good Reason; By the Company Within One Year Prior to Change in Control

Notwithstanding the foregoing, in the event of termination of the executive’s employment (a) by the Company without Cause within the 24-month period following a Change in Control (as defined in the employment agreement) (the “Post-Change Period”), (b) by the executive for Good Reason (as defined in the employment agreement) during the Post-Change Period or (c) by the Company without cause within one year prior to a Change in Control and it is reasonably demonstrated that such termination arose in connection with or anticipation of the Change in Control, then the executive shall be entitled to the executive’s then current base salary through the date on which termination occurs and:

(i)	a cash lump-sum payment equal to the sum of two times the executive’s then current base salary;

(ii)

a cash lump-sum equal to the sum of two times the average of the executive’s annual bonus for the three years immediately preceding the year in which the Change in Control occurs, provided such average bonus shall be at least equal to the targeted annual bonus for the year of such termination; and

(iii)

an amount equal to the higher of the executive’s annual bonus actually awarded for the year immediately preceding the year in which the Change in Control occurs or the targeted annual bonus that would have been awarded to the executive for the year of such termination, pro rated by a fraction based on the number of months or fraction thereof in which the executive was employed by the Company in the year of termination.

In addition, as specified under the Company’s LTIP plan, the executive shall be entitled to:

(i)

for all plan periods that are outstanding at the effective time of the Change in Control, a face value LTIP payout for the plan period, unless the performance for the pro-rata plan period (through the date of termination) warrants a calculated payout that is greater than the face value payout, in which case the calculated payout shall be paid.

All grants of restricted Shares and share options under the Company’s incentive compensation plans automatically vest upon a Change in Control (as defined in such plans).

The executive shall also be entitled to continued medical benefit plan coverage for the executive and the executive’s dependents for a period of up to 24 months and to accelerated vesting of the executive’s rights (i) under any retirement plans; and (ii) under any stock options or other rights with respect to equity securities of the Company held by the executive, which options or other rights shall be exercisable for the shorter of three years or the remaining term of the security. In addition, the executive shall be entitled to gross-up payments in the event excise taxes on the executive’s payments or benefits are imposed under Section 280G of the United States Internal Revenue Code.

In the event the employment of either of Messrs. McGavick, Nocco, Veghte, Duclos or Ms. Street were to have been terminated on December 31, 2008, the last business day of the Company’s fiscal year, by reason of (a), (b) or (c) above, the value of the estimated potential payments to be received by each of Messrs. McGavick, Nocco, Veghte, Duclos or Ms. Street as described above are highlighted in the “Potential Payments Upon a Termination or Change in Control” table below.

Termination With Cause or Other Voluntary Termination

In the event of termination of the executive’s employment by the Company with Cause or other voluntary termination by the executive, the executive shall be entitled to:

(i)	the executive’s then current base salary through the date on which termination occurs;

(ii)

continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or equity securities were issued; and

(iii)

the executive’s vested accrued benefits under any employee benefit programs in the case of voluntary termination and, if such programs expressly provide for such benefits, in the case of termination by the Company with Cause.

Payments Made in 2008 or Payable in 2009 upon Termination of Employment of Certain NEOs

As noted above, the employment of certain NEOs with the Company was terminated in 2008 as follows:

•	Mr. O’Hara retired from the Company effective April 30, 2008. As such, as part of his retirement, Mr. O’Hara received or will receive:

(i)	his then current base salary through to the date of termination on April 30, 2008;

(ii)

vesting of outstanding stock options granted prior to 2008 and vesting of outstanding restricted stock in accordance with the terms of the plan under which such equity securities were issued (all outstanding vested options remained exercisable until the expiration dates contained in the Outstanding Equity Awards at Fiscal Year-End Table on page 34);

(iii)	his vested accrued benefits under any employee benefit programs; and

(iv)	payment of outstanding LTIP awards upon completion of the plan period, contingent on continued Board of Director services through his term.

•	Mr. Keeling retired from the Company effective August 1, 2008. As such, as part of his retirement, Mr. Keeling received or was entitled to:

(i)	his then current base salary through to the date of termination on August 1, 2008;

(ii)	cash lump-sum severance payments totaling $2,953,125, paid in August 2008;

(iii)

a pro-rata allocation (calculated by using the number of full months, rounded to include any partial months, of the Executive’s participation through the Termination Date in the applicable plan period as the numerator and the total number of months in the applicable plan period as the denominator) of applicable LTIP awards upon completion of the applicable plan period;

(iv)	continued medical benefit plan coverage for him and his dependents for a period of up to 24 months from the termination date;

(v)	the Company’s payment of or reimbursement for (in either case, on an after tax basis) reasonable moving expenses in relocating from Bermuda to the United Kingdom;

(vi)

continuation of his monthly housing allowance from the date of termination of his employment through the earlier of the end of the calendar year 2008 or the date of termination of the applicable housing lease;

(vii)	continuation of his automobile benefits from the date of termination of Mr. Keeling’s employment through the end of calendar year 2008; and

(viii)	reimbursement for the cost of household improvements incurred on or prior to April 30, 2008.

In addition, upon his departure from the Company, Mr. Keeling was awarded an additional $1,000,000 bonus for his services performed in regards to the successful execution of the Master Agreement.

Mr. Keeling’s benefits under the retirement plans of the Company have been paid or will be paid in accordance with the terms of the plans and his elections made thereunder. Mr. Keeling’s separation agreement (the “Separation Agreement”) contains a release of claims against the Company as well as confidentiality, non-solicitation and non-disparagement provisions.

The Separation Agreement provided that all stock options and restricted stock granted to Mr. Keeling under the Company’s equity-based incentive compensation plans would, to the extent unvested, become vested on the date of termination of Mr. Keeling’s employment with the Company. Options that remained exercisable beyond ninety (90) days from the date of Mr. Keeling’s termination remained exercisable until the expiration dates contained in the Outstanding Equity Awards at Fiscal Year-End Table on page 34.

•	Mr. Lobdell’s employment with the Company was terminated effective September 8, 2008. In connection with the termination of his employment with the Company, Mr. Lobdell received or will receive:

(i)	his then current base salary through to the date of termination on September 8, 2008;

(ii)	cash lump-sum severance payments totaling $2,025,000, paid on March 1, 2009;

(iii)

a cash lump-sum payment of $722,222 paid on March 1, 2009, representing the proportional share (calculated by using the number of full months, rounded to include any partial months, of the Executive’s participation through the Termination Date in the applicable plan period as the numerator and the total number of months in the applicable plan period as the denominator) of the face value of his LTIP awards;

(iv)

vesting of outstanding stock option and vesting of outstanding restricted stock in accordance with the terms of the plan under which such equity securities were issued (all outstanding vested options remained exercisable until the expiration dates contained in the Outstanding Equity Awards at Fiscal Year-End Table on page 34);

(v)	his vested accrued benefits under any employee benefit programs, and

(vi)	continued medical benefit plan coverage for him and his dependents for a period of up to 24 months from the termination date.

Potential Payments upon Termination or Change in Control Table

Name		Termination Due to Death or Disability (1) (2)	Termination Without Cause (1) (2)	Termination Without Cause Following a Change in Control; For Good Reason; By the Company Within One Year Prior to Change in Control (1) (2) (3)

Michael S. McGavick	Cash Lump Sum Payment: Six Months Annual Salary or 2 x Annual Salary	$500,000	$2,000,000	$2,000,000
	Cash Lump Sum Payment of Bonus	N/A	2,000,000	4,000,000
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	2,000,000	2,000,000	2,000,000
	Accelerated Vesting of Awards (4)	118,400	118,400	118,400
	LTIP Payments	—	—	—

	Total	$2,618,400	$6,118,400	$8,118,400

Brian W. Nocco	Cash Lump Sum Payment: Six Months Annual Salary or 2 x Annual Salary	$300,000	$1,200,000	$1,200,000
	Cash Lump Sum Payment of Bonus	N/A	750,000	1,500,000
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	750,000	675,000	750,000
	Accelerated Vesting of Awards (5)	83,250	83,250	83,250
	LTIP Payments	500,000	333,333	500,000

	Total	$1,633,250	$3,041,583	$4,033,250

James H. Veghte	Cash Lump Sum Payment: Six Months Annual Salary or 2 x Annual Salary	$300,000	$1,200,000	$1,200,000
	Cash Lump Sum Payment of Bonus	N/A	883,333	1,766,667
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	1,000,000	1,000,000	1,075,000
	Accelerated Vesting of Awards (6)	135,050	135,050	135,050
	LTIP Payments	1,000,000	833,333	1,322,953

	Total	$2,435,050	$4,051,716	$5,499,670

David B. Duclos	Cash Lump Sum Payment: Six Months Annual Salary or 2 x Annual Salary	$325,000	$1,300,000	$1,300,000
	Cash Lump Sum Payment of Bonus	N/A	812,500	1,625,000
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	950,000	950,000	812,500
	Accelerated Vesting of Awards (7)	80,475	80,475	80,475
	LTIP Payments	825,000	675,000	1,067,214

	Total	$2,180,475	$3,817,975	$4,885,189

Sarah E. Street	Cash Lump Sum Payment: Six Months Annual Salary or 2 x Annual Salary	$225,000	$900,000	$900,000
	Cash Lump Sum Payment of Bonus	N/A	1,700,000	3,400,000
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	1,700,000	950,000	1,400,000
	Accelerated Vesting of Awards (8)	125,338	125,338	125,338
	LTIP Payments	1,000,000	833,333	1,322,953

	Total	$3,050,338	$4,508,671	$7,148,291

(1)

The value of potential acceleration of vesting of option Shares is nil as no unvested options were in-the-money at December 31, 2008, while the value of potential acceleration of vesting of restricted Share awards is calculated based upon the closing price of the Shares on December 31, 2008.

(2)	The value of continued medical coverage for each NEO and their dependants, not included in the table above under each triggering event, has been calculated to be approximately $16,000 per year.

(3)	Potential payments under a change in control are calculated with the assumption that a change in control occurred during 2008.

(4)	For Mr. McGavick, accelerated vesting of awards represents 125,000 option Shares and 32,000 restricted Shares with values of nil and $118,400, respectively.

(5)	For Mr. Nocco, accelerated vesting of awards represents 110,000 option Shares and 22,500 restricted Shares with values of nil and $83,250, respectively.

(6)	For Mr. Veghte, accelerated vesting of awards represents 185,000 option Shares and 36,500 restricted Shares with values of nil and $135,050, respectively.

(7)	For Mr. Duclos, accelerated vesting of awards represents 220,000 option Shares and 21,750 restricted Shares with values of nil and $80,475, respectively.

(8)	For Ms. Street, accelerated vesting of awards represents 171,875 option Shares and 33,875 restricted Shares with values of nil and $125,338, respectively.

DIRECTOR COMPENSATION TABLE

The Company compensates each of its Non-Employee Directors through a mixture of cash and equity-based compensation.

The following table sets forth the compensation paid by the Company to Non-Employee Directors for services rendered in the fiscal year ended December 31, 2008:

Name(1)	Fees Earned or Paid in Cash($) (4)	Stock Awards ($)(5)(6)	Option Awards (7)(8)(9)	Non-Equity Incentive Plan Compensation ($) (10)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (11)	All Other Compensation ($)	Total($)
Dale R. Comey	$109,500	$82,280	$21,250	—	—	$—	$213,030

Robert Glauber	$194,500	$82,280	$21,250	—	—	$—	$298,030

Herbert Haag	$71,000	$82,280	$21,250	—	—	$—	$174,530

Joseph Mauriello	$109,000	$82,280	$21,250	—	—	$—	$212,530

Eugene McQuade	$140,333	$82,280	$21,250	—	—	$—	$243,863

Robert Parker	$82,000	$82,280	$21,250	—	—	$—	$185,530

Cyril Rance (2)	$22,000	$—	$—	—	—	$—	$22,000

Alan Z. Senter	$78,500	$82,280	$21,250	—	—	$—	$182,030

John T. Thornton (3)	$117,000	$82,280	$21,250	—	—	$—	$220,530

Ellen E. Thrower	$88,500	$82,280	$21,250	—	—	$—	$192,030

Sir John Vereker	$109,500	$82,280	$21,250	—	—	$—	$213,030

(1)

Mr. O’Hara, the Company’s former President and Chief Executive Officer and current Chairman of the Board of Directors, was considered an NEO during 2008 and as such his compensation as an NEO from January 1, 2008 to April 30, 2008 as well as his compensation as Chairman of the Board of Directors of the Company from May 1, 2008 through to December 31, 2008, is included in the “Summary Compensation Table” above. Mr. O’Hara will retire from the Company’s Board of Directors immediately prior to the Company’s Annual General Meeting on April 24, 2009. In addition, Michael S. McGavick, the Company’s CEO is not included in the “Director Compensation Table” above, as he is an employee of the Company and therefore receives no compensation for his service as an executive Director of the Company. The compensation received by Mr. McGavick as an executive of the Company is shown in the “Summary Compensation Table.”

(2)	Having reached the mandatory retirement age, Mr. Rance retired from the Company’s Board of Directors immediately prior to the 2008 Annual General Meeting on April 25, 2008.

(3)	Mr. Thornton will retire from the Company’s Board of Directors immediately prior to the Company’s Annual General Meeting on April 24, 2009.

(4)

See “Cash Compensation to Non-Employee Directors” below. Includes the annual retainer fee of $50,000 (the “Annual Fee”) paid in 2008 to Mr. Vereker who joined the Company’s Board of Directors in November 2007. All other Non-Employee Directors, who served as Non-Employee Directors throughout 2007, waived the receipt of their 2008 annual retainer fee in recognition of the Company’s overall performance in 2007.

(5)

See “Equity Based Compensation Paid to Non-Employee Directors” below. Represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2008 fiscal year, for the fair value of stock awards granted in 2008, calculated utilizing the provisions of FAS 123R.. The fair market value of such stock awards on the date of grant, April 25, 2008, was $32.28 per Share. See Note 21(e) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(6)	The aggregate number of stock awards outstanding (i.e. not vested) as at December 31, 2008 for each Non-Employee Director was nil.

(7)

See “Equity Based Compensation Paid to Non-Employee Directors” below. Represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of options granted to each Director in 2008 calculated utilizing the provisions of FAS 123R. The fair market value of Shares underlying such option awards and the associated exercise price of such options on the date of grant, April 25, 2008, was $32.28 per Share. The grant date fair value of each option award on April 25, 2008 was $8.50 per option award. See Note 21(d) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that might be realized by each Director.

(8)	See “Equity Based Compensation Paid to Non-Employee Directors” below.

(9)

The aggregate number of option awards outstanding as at December 31, 2008 for each Non-Employee Director was as follows: Mr. Comey, 27,500; Mr. Glauber, 35,000; Mr. Haag, 12,500; Mr. Mauriello, 12,500; Mr. McQuade, 15,000; Dr. Parker, 32,500; Mr. Senter, 31,442; Mr. Thornton, 31,292; Dr. Thrower, 32,500 and Sir John Vereker, 7,500.

(10)	Directors do not receive non-equity incentive plan compensation.

(11)	Directors are not entitled to participate in the Company’s Non-Qualified Deferred Compensation Plan.

(12)	Mr. Hutton was appointed to the Company’s Board of Directors on January 13, 2009 and as such is not included in the above Directors Compensation Table for the fiscal year ended December 31, 2008.

Narrative Disclosure to the Director Compensation Table

Cash Compensation Paid to Non-Employee Directors

Annual Retainer Fee

In 2008, in recognition of the Company’s overall performance in 2007, those Non-Employee Directors who served as Non-Employee Directors throughout 2007 waived the receipt of their 2008 annual retainer fee that was to be paid following the Annual General Meeting in April 2008. As such, Mr. O’Hara and Mr. Vereker were the only Non-Employee Directors to receive their annual retainer fee in 2008.

Board and Committee Meeting Attendance Fees

In 2008, each Non-Employee Director received a Board Meeting attendance fee of $3,000 per meeting, including informational meetings. In addition, interim Board Meetings were held in 2008 in the form of conference calls and each Non-Employee Director received an attendance fee of $1,000 per meeting.

In 2008, Mr. Glauber received an annual fee of $75,000 for serving as Lead Director. Also, each of Messrs. Thornton, Comey and McQuade and Dr. Thrower, as the Chairman of the Compensation Committee, Nominating and Governance Committee, the Finance and Risk Oversight Committee and Public Affairs Committee, respectively, received a Committee Chairman’s fee of $10,000, and each member of such Committees received a Committee attendance fee of $1,500 per meeting including informational meetings. Additionally, Mr. Mauriello, as the Chairman of the Audit Committee received an annual fee of $15,000, and each Audit Committee member received (i) an Audit Committee attendance fee of $2,000 per meeting, including informational meetings and (ii) an Audit Committee retainer fee of $7,500.

All Other Fees

In addition to the aforementioned fees, Non-Employee Directors are reimbursed for travel, accommodation and other reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Committee meetings. The Company transports one or more Non-Employee Directors to and from such meetings on aircraft in which fractional ownerships are held by the Company.

Deferral of Annual Retainer Fee

Prior to January 1, 2009, Directors could elect to defer, at the beginning of each calendar year, all or part of their Board annual retainer fee in increments of 10%. However, as noted above, as a result of the passage of The Emergency Economic Stabilization Act of 2008, which was enacted on October 3, 2008, Section 457A was added to the Code, which requires compensation under a “nonqualified deferred compensation plan of a nonqualified entity” to be included in the service provider’s income when the compensation is no longer subject to a substantial risk of forfeiture, the Company’s Directors will no longer be able to defer any portion of their annual retainer fee. In addition, in relation to deferrals made before January 1, 2009, that are deferred until 2018 or later, are to be included in income of the service provider (i.e. the Director) on the earlier of the last taxable year beginning before 2017 and the year in which there is no substantial risk of forfeiture.

In 2008, for those Non-Employee Directors who received their annual retainer fee, no portion of those fees was deferred. However, in years when such an election was made, deferred annual retainer fees were credited in the form of Share units (“Deferred Share Units”). The value of the Share units would be calculated by dividing 100% of the deferred annual retainer fee by the market value of the Company’s Shares on the date the fees would otherwise be paid, in accordance with the terms of the Company’s Directors Stock & Option Plan, as amended and restated (the “Directors Plan”). Deferred Share Units represent a right to receive Shares as described above. Deferred Share Units have no voting rights and receive dividend equivalents rather than cash dividends. Each Non-Employee Director receives dividend equivalents on the Deferred Share Units contained in his or her stock deferral account, which are equal in value to dividends paid on the Company’s Shares. The dividend equivalents granted are then reinvested in the Non-Employee Directors’ stock deferral accounts in the form of additional Share Units. Upon a “separation from service” (as defined in Treasury Reg. 1-409A-1(h)) as a Director, each Non-Employee Director receives a share for each Share Unit awarded. Such Share Units are received either in a lump sum on the date of the Non-Employee Director’s “separation from service” or over a period not to exceed 5 years, as elected in advance by such Non-Employee Director. Alternatively, Non-Employee Directors may elect to receive their annual retainer fees in the form of Shares having a value equal to their annual retainer fees on the date of the Annual General Meeting of the current year. In 2008, for those Non-Employee Directors who received their annual retainer fee, no Non-Employee Director elected to receive their annual retainer fee in the form of Shares.

Equity Based Compensation Paid to Non-Employee Directors

Restricted Shares

In 2008, for service as a Director from May 2008 to April 2009, each Non-Employee Director, except for Mr. O’Hara, was awarded 1,000 restricted Shares. The fair market value of the Shares on the date of grant was $32.28, which vested on the date of grant, pursuant to the terms of the Directors Plan.

Options

In 2008, for service as a Director from May 2008 to April 2009, each Non-Employee Director, except for Mr. O’Hara, was awarded a grant of 2,500 options exercisable at $32.28 (the fair market value on the date of grant), which vested on the date of grant, pursuant to the terms of the Directors Plan.

While not included in the Director Compensation table for 2008, Mr. Hutton received 5,000 options, exercisable at $3.76, upon his appointment to the Board on January 13, 2009. Upon appointment to the Board, each new Non-Employee Director receives a one-time award of 5,000 options.

Retainer Share Units

In 2008, Share units were credited to the account of each Non-Employee Director, except for Mr. O’Hara (collectively, “Retainer Share Units”) in an amount equal to $50,000 divided by the fair market value of a Share on the date such Retainer Share Units were to have been credited. Dividends on the Retainer Share Units contained in a Non-Employee Director’s stock deferral account are credited as additional Share Units, which are equal in value to dividends paid on the Company’s Shares. Benefits under the Directors Plan will be distributed in the form of Shares for each Share Unit awarded following retirement or termination of a Non-Employee Director’s service on the Board. Such Shares are received either in a lump sum on the date of a Non-Employee Director’s retirement or termination or over a period not to exceed 5 years, as elected in advance by each Non-Employee Director. However, consistent with the Director’s previous ability to defer their annual retainer fee, Non-Employee Directors, subsequent to January 1, 2009, will not receive such retainer share units as a result of the addition of Section 457A to the Code. In addition, retainer share units granted before January 1, 2009, are to be included in income of the service provider (i.e. the Director) on the earlier of the last taxable year beginning before 2017 or their respective retirement from the Board.

Compensation Paid to the Chairman of the Board

As noted above, from January 1, 2008 through to April 30, 2008, the Company’s then President and CEO, Mr. Brian O’Hara, served as the Company’s Acting Chairman of the Board. During this time, Mr. O’Hara did not receive any compensation for his services as an executive Director. Following his retirement as CEO and President of the Company on April 30, 2008, Mr. O’Hara was elected as the Company’s Chairman of the Board of Directors effective May 1, 2008. Mr. O’Hara received a $50,000 annual retainer upon becoming a non-employee Director (Chairman of the Board) of the Company in May 2008 and received meeting attendance fees for the period from May 1, 2008 through to December 31, 2008. As noted above, Mr. O’Hara was considered an NEO during 2008 and as such his compensation as an NEO from January 1, 2008 to April 30, 2008, as well as his compensation as a Director of the Company from May 1, 2008 through to December 31, 2008, is included in the “Summary Compensation Table” above.

Mr. O’Hara will retire from the Company’s Board of Directors immediately preceding the Company’s Annual General Meeting on April 24, 2009.

Director Share Ownership Guidelines

The Director Share ownership guidelines require that, within three years of becoming a Director, each Director beneficially own Shares, options or Share units (or any combination thereof) with a value of at least $300,000. In early 2009, the guidelines related to such holding requirements were revised to provide Directors five years to obtain the required holdings. All Directors who had been non-executive members of the Board for five or more years had previously reached the guideline amount, although they subsequently fell below guideline levels solely as a result of the material decline in the Company’s share price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS

The following table sets forth information as of March 2, 2009 (unless otherwise noted) with respect to the beneficial ownership of the Company’s Shares (Class A Ordinary Shares) by (i) each person known by us to own beneficially 5% or more of the Company’s outstanding Class A Ordinary Shares; (ii) each of the Company’s NEOs who were executive officers as at December 31, 2008, (iii) each of the Company’s directors and (iv) all directors and executive officers of the Company as a group. The Class A Ordinary Shares are currently the only class of voting securities of the Company. There were 342,162,318 Class A Ordinary Shares outstanding as of March 2, 2009.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (2) (3)	Percent of Class
Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474	Class A Ordinary Shares	21,622,012	6.5	%(4)

AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle,
AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. 26, rue Drouot, 75009 Paris, France; 25, avenue Matignon, 75008 Paris, France; 1290 Avenue of the Americas, New York, NY, 10104	Class A Ordinary Shares	20,549,243	6.2	%(5)

Hotchkis and Wiley Capital Management, LLC 725 S. Figueroa Street 39th Fl, Los Angeles, CA 90017	Class A Ordinary Shares	18,408,800	5.6	%(6)

Barrow, Hanley, Mewhinney & Strauss, Inc. 2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761	Class A Ordinary Shares	17,466,121	5.3	%(7)

Dale R. Comey (8)	Class A Ordinary Shares	43,000	*

David B. Duclos (9)	Class A Ordinary Shares	111,280	*

Robert Glauber (10)	Class A Ordinary Shares	44,892	*

Herbert Haag (11)	Class A Ordinary Shares	69,791	*

G. Thompson Hutton (12)	Class A Ordinary Shares	5,000	*

Joseph Mauriello (13)	Class A Ordinary Shares	20,860	*

Michael S. McGavick (14)	Class A Ordinary Shares	142,000	*

Eugene M. McQuade (15)	Class A Ordinary Shares	29,539	*

Brian W. Nocco (16)	Class A Ordinary Shares	45,000	*

Brian M. O’Hara (17)	Class A Ordinary Shares	1,041,000	*

Robert S. Parker (18)	Class A Ordinary Shares	51,974	*

Alan Z. Senter (19)	Class A Ordinary Shares	53,954	*

Sarah S. Street (20)	Class A Ordinary Shares	187,331	*

John T. Thornton (21)	Class A Ordinary Shares	66,752	*

Ellen E. Thrower (22)	Class A Ordinary Shares	49,737	*

James H. Veghte (23)	Class A Ordinary Shares	253,991	*

John Vereker (24)	Class A Ordinary Shares	13,225	*

Directors and executive officers of the Company as a group including those named above (21 persons in total)	Class A Ordinary Shares	2,229,326	*

*	Represents less than 1% of each class of security beneficially owned.

(1)

Each Share has one vote, except that if, and for so long as, the votes conferred by the Controlled Shares (as hereinafter defined) of any person constitute 10% or more of the votes conferred by the issued Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in the Company’s Articles of Association. “Controlled Shares” include, among other things, all Shares that a person (as defined in the Company’s Articles of Association) owns directly, indirectly or constructively (within the meaning of Section 13(d)(3) of the Exchange Act or Section 958 of the Internal Revenue Code of 1986, as amended).

(2)

For the Company’s Directors, includes XL Ordinary Shares, Deferred Share Units and Retainer Share Units credited to the accounts of the Directors pursuant to their election to defer their Annual Retainer fees as described under “Cash Compensation Paid to Non-Employee Directors”, above.

(3)

All vested and exercisable options noted for each executive officer and Director were out-of-the-money on March 2, 2009 as the closing price of the Company’s Shares on the NYSE on such date was lower than the applicable exercise prices of such options.

(4)	Represents 300,805 Shares with shared voting power and 21,622,012 Shares with shared dispositive power. Beneficial ownership details are based upon information contained in filings with the SEC.

(5)	Represents 14,936,184 Shares with sole voting power and 20,549,243 Shares with sole dispositive power. Beneficial ownership details are based upon information contained in filings with the SEC.

(6)	Represents 11,867,000 Shares with sole voting power and 18,408,800 Shares with sole dispositive power. Beneficial ownership details are based upon information contained in filings with the SEC.

(7)

Represents 1,950,921 Shares with sole voting power and 15,515,200 Shares with shared voting power; also represents 17,466,121 Shares with sole dispositive power. Beneficial ownership details are based upon information contained in filings with the SEC.

(8)	Includes 27,500 Shares issuable upon the exercise of options that were vested and exercisable.

(9)

Includes 71,667 Shares issuable upon the exercise of options that were vested and exercisable and 5,000 Shares issuable upon the exercise of options which vest within 60 days. Also includes 18,625 restricted Shares which had not vested.

(10)	Includes 35,000 Shares issuable upon the exercise of options that were vested and exercisable.

(11)	Includes 12,500 Shares issuable upon the exercise of options that were vested and exercisable and also includes 1,000 Shares that Mr. Haag owns indirectly.

(12)	Includes 5,000 Shares issuable upon the exercise of options that were vested and exercisable.

(13)	Includes 12,500 Shares issuable upon the exercise of options that were vested and exercisable.

(14)	Includes 32,000 restricted Shares which had not vested.

(15)	Includes 15,000 Shares issuable upon the exercise of options that were vested and exercisable.

(16)	Includes 20,000 Shares issuable upon the exercise of options that were vested and exercisable. Also includes 18,750 restricted Shares which have not vested.

(17)	Includes 890,000 Shares issuable upon the exercise of options that were vested and exercisable.

(18)	Includes 32,500 Shares issuable upon the exercise of options that were vested and exercisable.

(19)	Includes 31,442 Shares issuable upon the exercise of options that were vested and exercisable.

(20)

Includes 128,958 Shares issuable upon the exercise of options that were vested and exercisable and 4,375 Shares issuable upon the exercise of options which vest within 60 days. Also includes 28,563 restricted Shares which had not vested.

(21)	Includes 31,292 Shares issuable upon the exercise of options that were vested and exercisable.

(22)	Includes 32,500 Shares issuable upon the exercise of options that were vested and exercisable.

(23)

Includes 166,221 Shares issuable upon the exercise of options that were vested and exercisable and 7,500 Shares issuable upon the exercise of options which vest within 60 days. Also includes 33,375 restricted Shares which had not vested.

(24)	Includes 7,500 Shares issuable upon the exercise of options that were vested and exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE reports on Forms 3, 4 and 5 concerning their ownership of the Shares and other equity securities of the Company.

The Company believes that all of its officers and Directors filed all of such reports on a timely basis during the year ended December 31, 2008, except that, due to an administrative error, Mr. O’Hara made one late filing on Form 4 relating to 62,500 Shares of restricted stock granted on February 29, 2008.

RELATED PERSON TRANSACTIONS

Certain Shareholders of the Company and their affiliates, as well as the employers of or entities otherwise associated with certain directors and officers or their affiliates, have purchased insurance and/or reinsurance from the Company on terms the Company believes were no more favorable to these (re)insureds than those made available to other customers.

In connection with his joining the Company as CEO, Mr. McGavick relocated from his home in Seattle, Washington to Bermuda. In accordance with the Company’s relocation policy, in November 2008 the Company funded the purchase of Mr. McGavick’s personal residence (the “Home”) in Seattle, Washington, for approximately $3.8 million (the “Purchase Price”), following attempts by Mr. McGavick to sell the Home on the open market for a specified period of time, through an employee relocation consulting company. The Purchase Price was based on the fair market value of the Home as determined by the average of two independent real estate appraisals. Based on the difference between the Purchase Price and Mr. McGavick’s cost of the Home, the calculated loss on sale was determined to be $675,000. The Company agreed to reimburse Mr. McGavick for 50% of the calculated loss on sale of the Home, or $337,500, as well as to reimburse him for taxes imposed on such benefit totaling $181,731. Upon sale of the Home by the relocation consulting company, the Company will be entitled to 100% of the gain (or incur 100% of the loss) on such sale.

Mr. Veghte owns a 21.8% ownership interest in a home in which a subsidiary of the Company owns the remaining 78.2% ownership interest. Mr. Veghte pays a fair market value rent to such subsidiary for the right to occupy these premises. Rental payments made by Mr. Veghte to the Company totaled $108,000 during 2008. Until December 31, 2008 Mr. Veghte received a housing allowance from the Company equivalent to the rent paid to such subsidiary. The shared ownership arrangement and the housing allowance were provided to Mr. Veghte in connection with his relocation to the Company’s offices in Stamford, Connecticut at the Company’s request.

For information with respect to Mr. McQuade, please see item entitled “Compensation Committee Interlocks and Insider Participation.”

Mr. Rance’s son and daughter-in-law received aggregate annual compensation for 2008 of approximately $390,000, as employees, from subsidiaries of the Company. Neither of Mr. Rance’s son nor daughter-in-law is an executive officer of the Company.

The Harbour View Charitable Trust (the “Trust”) is an unconsolidated charitable trust and was established by the Company in July 2002 to generate income to be used exclusively for the benefit of Bermudian charities and to facilitate the provision of accommodations for certain of the Company’s employees. The Trustees have distributed approximately $320,000 since inception of the Trust for the benefit of Bermudian charitable purposes. The current trustee is a member of non-executive management of the Company. The Trustees purchased a residence in Bermuda in 2002 for a purchase price of $3,250,000 with the intent of leasing the residence to generate income for its charitable purposes. The purchase price of the residence was funded by a gift to the Trust of approximately $1,350,000 from the Company and a loan from the Company of $2,000,000, with interest on the loan at the rate of 6.9% per annum. Principal and any accumulated interest on the loan is due and payable to the Company on August 27, 2023. As such, the balance of the loan principal at December 31, 2008 was $2,000,000. In 2002, the Company entered into a 21-year lease of the residence; however, such lease was terminated in February 2009 with the Trustees. In 2007, the Company entered into a 5-year sublease of the residence with Mr. Keeling for a sublease rental of $19,000 per month; however, such sublease was terminated in conjunction with the termination of the 21-year lease noted above. While Mr. Keeling’s termination agreement provided him with a housing allowance through December 31, 2008, the termination agreement also entitled Mr. Keeling to remain in the residence until May 1, 2009 at his own expense.

In 2006, in an effort to expand the Trust’s charitable activities in Bermuda, the Company made a loan to the Trust of approximately $10,700,000, with interest at the rate of 3.5% per annum, in order to permit the Trustees to purchase eight residential units in Bermuda. A portion of the loan was advanced by the Company in 2002 and 2003 to the sellers of the eight residential units. The balance of the loan principal at December 31, 2008 was approximately $10,100,000. The Company nominated the Trustees as the purchaser of the eight residential units and instructed the sellers to apply the loaned monies as consideration for selling the eight residential units to the Trustees. The Trustees have entered into an agreement with the Company pursuant to which the Trustees will provide accommodation to certain of the Company’s and its subsidiaries’ directors, officers and employees, as the Company’s designees, by way of a lease of the residential units on standard terms for such premises and at a rent that reflects the open market rent at the time any such lease is granted. Under the agreement, the Company pays the Trustees a fee based on the aggregate fair market rents for each of the residential units less the sum of all rents received by the Trustees during a given year under the terms of each residential lease. The fair market rental to be paid to the Trustees by a tenant will be determined on an annual basis by an independent real estate appraiser. In August 2007, the Trust entered into a 3-year lease of one of the eight residential units noted above to Mr. Nocco for a rental of $12,000 per month.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board’s oversight of the integrity of the Company’s financial statements, including its system of internal controls, the Company’s independent registered public accounting firm’s (the “Independent Auditor”) qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. For the period from January 1, 2008 through to April 24, 2008, Messrs. Thornton (Chairman), Comey, Mauriello, McQuade, Rance, Senter and Dr. Thrower served on the Audit Committee. For the period from April 25, 2008 (the date of the Company’s 2008 Annual General Meeting) through to December 31, 2008, Messrs. Mauriello (Chairman), Comey, Haag, McQuade, Senter, Thornton and Dr. Thrower served on the Audit Committee. Mr. Hutton joined the Company’s Audit Committee shortly after his appointment to the Company’s Board of Directors in January 2009. The Audit Committee is currently comprised of eight independent Directors and operates under a written charter. A current copy of the Audit Committee Charter is available on the Company’s website located at www.xlcapital.com. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the Independent Auditor, as appropriate. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics and Code of Ethics for the Company’s Senior Financial Officers or to set or determine the adequacy of the Company’s reserves.

The Audit Committee has reviewed and discussed the Company’s system of internal controls over financial reporting. Based on the Audit Committee’s review of the audited financial statements and management’s assessment of the effectiveness of the Company’s system of internal controls over financial reporting, its discussions with management regarding the audited financial statements, its receipt of written disclosures and the letter from the Independent Auditor under applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Auditor’s communications with the Audit Committee concerning independence, its discussions with the Independent Auditor regarding such auditor’s independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards 114, the Independent Auditor’s opinion on the effectiveness of the Company’s system of internal controls over financial reporting and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee
Joseph Mauriello, Chairman
Dale R. Comey
Herbert N. Haag
G. Thompson Hutton
Eugene M. McQuade
Alan Z. Senter
John T. Thornton
Ellen E. Thrower

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for audit services for the years ended December 31, 2008 and 2007 were approximately $14,956,000 and $13,110,000 respectively. Audit fees were for professional services rendered primarily in connection with the audit and quarterly review of the consolidated financial statements and other attestation services that comprised the audits for insurance statutory and regulatory purposes in the various jurisdictions in which the Company operates and the provision of certain opinions relating to the Company’s filings with the SEC.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related professional services for the years ended December 31, 2008 and 2007 were approximately $483,000 and $241,000, respectively. In 2008 and 2007, such audit-related fees were primarily related to the performance of services related to accounting consultations and due diligence. In addition, in 2008, such audit-related fees related to the performance of services associated with the Company’s capital raising activities in August 2008.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for tax services for the fiscal years ended December 31, 2008 and 2007 were approximately $419,000 and $60,000, respectively. In 2008 and 2007, these fees were for professional services rendered for tax planning and compliance. In addition, in 2008, tax fees related to services performed in relation to international strategic tax planning.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for products and services rendered to the Company, other than the services described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”, for the fiscal years ended December 31, 2008 and 2007 were approximately $15,000 in each year. The aggregate fees billed by PricewaterhouseCoopers LLP for such products and services rendered to the Company in 2008 and 2007 related to software licenses acquired for technical accounting reference tools required for regulatory filings.

General

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the Independent Auditor. The Audit Committee will annually review and pre-approve the audit, review, attestation and permitted non-audit services to be provided during the next audit cycle by the Independent Auditor. To the extent practicable, the Audit Committee or the Chairman of the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the Independent Auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or the Chairman of the Audit Committee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or the Chairman of the Audit Committee. All requests or applications for the Independent Auditor to provide services to the Company shall be submitted to the Audit Committee or the Chairman of the Audit Committee.

The Audit Committee considered whether the provision of non-audit services performed by the Independent Auditor was compatible with maintaining PricewaterhouseCoopers LLP’s independence during 2008. The Audit Committee concluded in 2009 that the provision of these services during 2008 was compatible with the maintenance of PricewaterhouseCoopers LLP’s independence in the performance of its auditing functions.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL GENERAL MEETING

Shareholder proposals intended for inclusion in the Proxy Statement for the 2010 Annual General Meeting should be submitted in accordance with the procedures prescribed by Rule 14a-8 promulgated under the Exchange Act and sent to the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. Such proposals must be received by November 9, 2009.

In addition, a Shareholder may present a proposal at the 2010 Annual General Meeting other than pursuant to Rule 14a-8 promulgated under the Exchange Act. Any such proposal will not be included in the Proxy Statement for the 2010 Annual General Meeting and must be received by the Company’s Secretary at XL House, One Bermudiana Road, Hamilton, HM 11, Bermuda by February 8, 2010. If any such proposal is not so received, such proposal will be deemed untimely and, therefore, the persons appointed by the Board of Directors as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.

Pursuant to the Company’s Articles of Association, any Shareholder entitled to attend and vote at any Annual General Meeting may nominate persons for election as Directors if written notice of such Shareholder’s intent to nominate such persons is received by the Secretary at XL House, One Bermudiana Road, Hamilton, HM 11, Bermuda not less than five days or more than 21 days before the date appointed for such Annual General Meeting. Such notice must include the following information about the proposed nominee: (a) name, age and business and residence addresses, (b) principal occupation or employment, (c) class and number of Shares or securities of the Company beneficially owned; and (d) any other information required to be disclosed in solicitations of proxies pursuant to Regulation 14A promulgated under the Exchange Act, including the proposed nominee’s written consent to serve if elected. Such notice must also include information on the Shareholder making the nomination, including such Shareholder’s name and address as it appears on the Company’s books and the class and number of Shares of the Company beneficially owned by such Shareholder. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

OTHER MATTERS

While management knows of no other matters to be brought before the Annual General Meeting other than the approval of the minutes of the 2008 Annual General Meeting of Shareholders, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

Proxy Solicitation

The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by Directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation for such services. In addition to the foregoing, the Company has retained Georgeson Inc. to assist in the solicitation of proxy notices and/or related proxy materials, if requested by shareholders, for a fee of approximately $10,000 plus reasonable out-of-pocket expenses and disbursements. Upon request, the Company will also reimburse brokers and others holding Shares in their names, or in the names of nominees, for forwarding proxy materials to their customers.

The Company will furnish, without charge, to any Shareholder a copy of its Annual Report on Form 10-K that it files with the SEC. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 may be obtained upon written request to the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda.

As ordered,

Michael S. McGavick Chief Executive Officer

APPENDIX A

XL CAPITAL LTD

DIRECTOR INDEPENDENCE STANDARDS

The Board of Directors of XL Capital Ltd (the “Company”) has adopted the following standards to assist it in making determinations of independence in accordance with the NYSE Corporate Governance rules.

Employment Relationships

A director will be deemed to be independent unless, within the preceding three years:

•	such director

•	is or was an employee of the Company or any of the Company’s subsidiaries, other than an interim Chairman or Chief Executive Officer or other executive officer;

•	is a current partner of the Company’s internal or external auditor;

•	is a current employee of the Company’s internal or external auditor; or

•	was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.

•	any immediate family member of such director

•	is or was an executive officer of the Company or any of the Company’s subsidiaries;

•	is a current partner of the Company’s internal or external auditor;

•	is a current employee of the Company’s internal or external auditor who personally works on the Company’s audit; or

•	was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.

Compensation Relationships

A director will be deemed to be independent unless, within the preceding three years:

•

such director has received during any twelve-month period more than $120,000 in direct compensation from the Company or any of its subsidiaries other than: (i) director and committee fees; (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service; and (iii) compensation received for former service as an interim Chairman or Chief Executive Officer or other executive officer; or

•

an immediate family member of such director has received during any twelve-month period more than $120,000 in direct compensation from the Company or any of its subsidiaries as a director or executive officer other than: (i) director and committee fees and (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service.

Commercial Relationships

A director will be deemed to be independent unless:

•

such director is a current employee of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•	an immediate family member of such director is a current executive officer of another company that has made payments to, or received payments from, the Company or any of

A-1

its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Charitable Relationships

A director will be deemed to be independent unless, within the preceding three years such director was an executive officer of a tax-exempt organization that received contributions from the Company or any of its subsidiaries in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues; unless the Board determines such relationships not to be material or otherwise consistent with a Director’s independence.

Interlocking Directorates

A director will be deemed to be independent unless, within the preceding three years:

•

such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executive officers at the same time serves or served on that company’s compensation committee; or

•

an immediate family member of such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executives at the same time serves or served on that company’s compensation committee.

Other Relationships

For relationships not specifically mentioned above, the determination of whether a director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and therefore would not be independent, will be made by the Board of Directors after taking into account all relevant facts and circumstances. For purposes of these standards, a director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company and/or is, directly or indirectly, a security holder of the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

For purposes of the standards set forth above, “immediate family member” means any of such director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law (other than those who are no longer family members as a result of legal separation or divorce, or those who have died or become incapacitated) and anyone (other than a domestic employee) who shares such director’s home. For purposes of the standards set forth above, “executive officer” means the Company’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy- making functions for the Company. Officers of the Company’s subsidiaries shall be deemed officers of the Company if they perform such policy-making functions for the Company.

These standards shall be interpreted in a manner consistent with the New York Stock Exchange Corporate Governance Rules.

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APPENDIX B

XL CAPITAL LTD
AMENDED AND RESTATED 1991 PERFORMANCE INCENTIVE PROGRAM
XL CAPITAL LTD
1991 PERFORMANCE INCENTIVE PROGRAM
(AS AMENDED AND RESTATED EFFECTIVE February 27, 2009)

1. INTRODUCTION

A. Purpose of the Program

XL Capital Ltd (the “Company”) has established the Program to further its long-term financial success by offering stock, and stock-based compensation, to employees of the Company whereby they can share in achieving and sustaining such success. The Program also provides a means to attract and retain the executive talent needed to achieve the Company’s long-term growth and profitability objectives.

B. Definitions

When used in the Program, the following terms shall have the meanings set forth below:

“Award(s)” shall mean Performance Shares, Restricted Stock, Restricted Stock Units, Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights or Performance Units granted under the Program.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall be deemed to have occurred if and when any person, meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934 (other than a group of which the Grantee is a member or which has been organized by the Grantee for the purpose of making such acquisition), acquires, directly or indirectly, 40 percent or more of the combined voting power of the outstanding securities of the Company having a right to vote in the election of directors. Ownership of 40 percent or more of the combined voting power of the outstanding securities of the Company by any person controlled directly or indirectly by the Company shall not be deemed a Change of Control of the Company.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Committee” shall mean the entire Board or the Compensation Committee, or such other committee or subcommittee of the Board as may be designated by the Board to administer the Program.

“Common Stock” shall mean the class A ordinary shares of the Company, par value of $0.01 per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company. “Company” shall mean XL Capital Ltd, a Cayman Islands corporation, any other entity in which XL Capital Ltd owns 20% or more of the ordinary voting power or equity, and any successor in a reorganization or similar transaction.

“Disability” shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant’s Termination of Employment; provided, however, that with respect to any Participant who has entered into an employment agreement with the Company, the term of which has not expired at the time a determination concerning Disability is to be made, Disability shall have the meaning attributed in such employment agreement.

“Fair Market Value” shall mean with respect to a given day, the closing sales price of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Program purposes or as is required by applicable laws or regulations.

“Incentive Stock Option” or “ISO” shall mean a right to purchase the Company’s Common Stock which is intended to comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

“Nonstatutory Stock Option” or “NQSO” shall mean a right to purchase the Company’s Common Stock which is not intended to comply with the terms and conditions for a tax-qualified stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

“Participant” shall mean any employee of the Company and any member of the Board (whether or not an employee of the Company) who, in the judgment of the Committee, is in a position to make a substantial contribution to the management, growth, and success of the Company and is thus designated by the Committee to receive an Award; provided, however, that after April 29, 2005 no Award may be granted under the Program to a member of the Board who is not also an employee of the Company.

“Performance Goal” shall mean any financial, statistical or other measure selected by the Committee, including without limitation (a) the attainment of a specified financial or statistical objective or (b) the performance of the Company relative to a peer group as applicable to a specific Performance Period.

“Performance Period” shall mean a period set by the Committee over which Performance Shares or Performance Units may be earned. There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

“Performance Shares” shall mean Common Stock granted to a Participant with respect to a Performance Period under Article III of the Program, together with any other rights attached thereto or associated therewith including without limitation any right to receive cash in connection therewith.

“Performance Unit” shall mean a cash award made pursuant to Section VI of the Program.

“Program” shall mean the Company’s 1991 Performance Incentive Program, as amended and restated herein.

“Restricted Stock” shall mean a share of Common Stock granted to a Participant under Article IV of the Program. Restricted Stock awards entitle the Participant to receive shares of Common Stock which have certain restrictions that lapse upon satisfaction of conditions imposed by the Committee at the time of award.

“Restricted Stock Unit” shall mean an award made under Article VIII of the Program under which each unit represents a right to receive a share of Common Stock upon the terms, and subject to the conditions, set forth by the Committee.

“Retirement” shall mean, except as otherwise set forth in an Award agreement, a Participant’s Termination of Employment by reason of the Participant’s retirement at his normal retirement date, pursuant to and in accordance with a pension, retirement or similar plan or other regular retirement practice of the Company, or in accordance with the early retirement provisions thereof.

“Stock Appreciation Rights” or “SARs” shall mean a right granted to a Participant under Article V of the Program, which grants the Participant the right to receive the difference between the Fair Market Value of the Common Stock on the date of exercise and the price at which the SAR was granted.

“Termination of Employment” shall mean a cessation of the employee-employer relationship between a Participant and the Company for any reason or, in the case of a member of the Board, termination of the director’s service on the Board for any reason.

II. PROGRAM ADMINISTRATION

A. Administration

The Program shall be administered by the Committee. Subject to the express provisions of the Program, the Committee shall have full and exclusive authority to interpret the Program, to prescribe, amend and rescind rules and regulations relating to the Program and to make all other determinations deemed necessary or advisable in the implementation and administration of the Program; provided, however, that subject to the express provisions hereof or unless required by applicable law or regulation, no action of the Committee shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any grant letter of, any Participant, without such Participant’s consent. The Committee’s interpretation and construction of the Program shall be conclusive and binding on all persons, including the Company and all Participants. The Company and the Committee may delegate their authority to perform any of their ministerial or similar administrative functions under this Program to other persons.

B. Participation

The Committee may, from time to time, make all determinations with respect to selection of Participants and the Award or Awards to be granted to each Participant. In making such determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective Participants, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

C. Maximum Number of Shares Available

Subject to adjustment as provided under Article II, Paragraph D of the Program, the maximum number of shares which may be granted under the Program after February 27, 2009 is 16,969,264 plus shares which subsequently become available as a result of forfeitures, cancellation or expiration of Awards under the Program. Stock can be issued as any form of Award, except that, for each Restricted Stock, Restricted Stock Unit, Stock Appreciation Rights, or Performance Share Award issued, the number of shares of Common Stock available under the Program will be reduced by two shares. In the event that an Award issued under the Program expires or is terminated unexercised as to any shares covered thereby, or shares are forfeited for any reason under the Program, such shares shall thereafter be again available for issuance under the Program. At the Committee’s discretion, these shares may be granted as stock options, Performance Shares, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or any combination of these provided that the combined total number of shares granted does not exceed either the overall share authorization described above or the specific share authorization set forth above for Performance Shares, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. Forfeited Awards that counted as two shares under the rule described above will result in the addition to shares available for issuance under the Program of two available shares per share forfeited, but any subsequent issuance of those shares in the form of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, or Performance Share Awards will result in a reduction of two shares available under the Program for each share issued.

Subject to adjustment as provided under Article II, Paragraph D of the Program, (i) the maximum number of shares of Common Stock with respect to which stock options and Stock Appreciation Rights may be granted during a calendar year to any Participant under the Program shall be 1,000,000 shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units intended to qualify, as set forth in Article VII, as performance-based compensation within the meaning of Section 162(m) of the Code, the maximum number of shares of Common Stock (or amount of cash in the case of Performance Units) subject to such awards granted during a calendar year to any Participant under the Program shall be the equivalent of 300,000 shares.

No Incentive Stock Options shall be granted after April 29, 2018.

D. Adjustments

In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Program shall be adjusted proportionately or otherwise by the Board, and where deemed appropriate, the number of shares covered by outstanding stock options or SARs, the number of Performance Shares, shares of Restricted Stock and Restricted Stock Units outstanding, and the exercise price of outstanding stock options and SARs shall be similarly adjusted. Also, in instances where another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. In the event of any other change affecting the Common Stock reserved under the Program, such adjustment, if any, as may be deemed equitable by the Board, shall be made to give proper effect to such event. Notwithstanding any provision hereof to the contrary, no adjustment shall be made pursuant to this Article II.D. that would cause any Award that is not otherwise deferred compensation pursuant to Section 409A of the Code to be treated as deferred compensation pursuant to Section 409A of the Code.

E. Registration Conditions

1. Unless issued pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Program unless the Participant represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation is provided by the Participant as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

2. Any on the resale of shares shall be evidenced by the following legend on the stock certificate or other such legend as the Company deems appropriate.

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares cannot be offered, transferred or sold unless (a) a registration statement under such Act is in effect with respect to such shares, or (b) a written opinion from counsel acceptable to the Company is obtained to the effect that no such registration is required. The Company reserves the right to refuse the transfer of such shares until such conditions have been fulfilled. The Articles of Association of the Company contain other restrictions on share transfers.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (or such other legend deemed appropriate by the Company) shall also bear such a legend unless, in the opinion of counsel or the Company, the securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this paragraph shall be binding upon all subsequent holders of certificates bearing such legend.

F. Committee Action

The Committee may, through Award agreements, limit its discretion under this Program. To the extent such discretion is not specifically waived in an Award agreement, the Committee shall retain such discretion.

G. No Option or SAR Repricing Without Shareholder Approval

Except as provided in Article II.D hereof relating to certain anti-dilution adjustments, unless the approval of shareholders of the Company is obtained, ISOs, NQSOs and SARs issued under the Program shall not be amended to lower their exercise prices, and ISOs, NQSOs and SARs issued under the Plan will not be exchanged for other stock options or SARs with lower exercise prices.

III. PERFORMANCE SHARES

A. Grant of Performance Shares

After selecting Participants who will receive Awards of Performance of Shares for a given Performance Period, the Committee shall inform each such Participant of the Award to be granted to the Participant at the completion of the Performance Period, and the applicable terms and condition of the Award. The Committee shall cause to be issued to each Participant a grant letter specifying the number of Performance Shares under his Award and the number of Performance Shares which may be awarded subject to the terms and conditions of such grant letter and the Program.

B. Establishment of Performance Goals

1. The Committee shall establish the Performance Goals for each Performance Period. The Committee shall also establish a schedule for such Performance Period setting forth the percentage of the Performance Share Award which will be earned, based on the extent to which the Performance Goals for such Performance Period are actually achieved, the date on which Performance Shares awarded hereunder shall vest, or the date on which such Performance Shares shall be forfeited (in whole or in part) by the Company for failure to meet the Performance Goals, as specified by the Committee.

2. As promptly as practical after each Performance Period, the Committee shall determine whether, or the extent to which, the Performance Goals have been achieved. Based on such determination, the Participant shall be deemed to have earned the Performance Shares awarded to him, or a percentage thereof as provided in any schedule established by the Committee. In addition, the Committee may, from time to time during a Performance Period and consistent with the terms and conditions of applicable Awards and Performance Goals, determine that all or a portion of the Performance Shares awarded to one or more Participants have been earned.

3. If during the course of a Performance Period, there should occur, in the opinion of the Committee, significant changes in economic conditions or in the nature of the operations of the Company, or any other pertinent changes which the Committee did not foresee or accurately predict the extent of in establishing the Performance Goals for such Performance Period and which, in the Committee’s sole judgment, have, or are expected to have, a substantial effect on the performance of the Company during the Performance Period, the Committee may make such adjustment to the Performance Goals or measurements of such Performance Goals as the Committee, in its sole judgment, may deem appropriate.

C. Termination of Employment

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Performance Share Awards for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Performance Shares held by the Corporation a pro rata number of shares with respect to that Performance Share Award, or such other portion of the Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, the Award will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Shares, subject to the discretion of the Committee to release restrictions on all or any part of an Award.

IV. RESTRICTED STOCK

A. Grant of Restricted Stock

1. Following the selection of Participants who will receive a Restricted Stock Award, the Committee shall inform each such Participant of the number of Restricted Stock shares granted to the Participant and the terms and applicable conditions of the Award.

2. Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company.

B. Other Terms and Conditions

Company stock, when awarded pursuant to a Restricted Stock Award, will be represented by a stock certificate registered in the name of the Participant who is granted the Restricted Stock Award. Such certificate shall be deposited together with a stock power endorsed in blank with the

Company. The Participant shall be entitled to receive dividends and all other distributions during the restriction period and shall have all shareholder’s rights with respect to such stock, if any, with the exception that: (1) the Participant may not transfer ownership of the shares during the restriction period except by will or the laws of descent and distribution, (2) the Participant will not be entitled to delivery of the stock certificate during the restriction period, (3) the Company will retain custody of the stock during the restriction period, and (4) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock shares. The Committee may impose additional restrictions, terms, or conditions upon the Restricted Stock Award.

C. Restricted Stock Award Agreement

Each Restricted Stock Award shall be evidenced by a Restricted Stock Award agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Program as the Committee from time to time shall approve.

D. Termination of Employment

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Restricted Stock Awards for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Restricted Stock shares held by the Corporation a pro rata number of shares with respect to that Restricted Stock Award, or such other portion of the Restricted Stock Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock shares held by the Company shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock shares, subject to the discretion of the Committee to release of restrictions on all or any part of an Award, or unless otherwise stated in the Restricted Stock agreement.

E. Payment for Restricted Stock

Restricted Stock Awards may be made by the Committee under which the Participant shall, upon payment of the par value, or, in the alternative, under which the Participant shall pay all (or any lesser amount than all) of the Fair Market Value of the stock, determined as of the date the Restricted Stock Award is made, receive a Restricted Stock Award. If payment is required, such purchase price shall be paid as provided in the Restricted Stock Award Agreement.

V. STOCK OPTIONS

A. Stock Option Terms and Conditions

All stock options granted to Participants under the Program shall be evidenced by agreements which shall be subject to applicable provisions of the Program, and such other provisions as the Committee may adopt, including the following provisions:

1. Price: The option price per share of Nonstatutory Stock Options (NQSOs) and Incentive Stock Options (ISOs) shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant.

2. Period: An ISO shall not be exercisable for a term longer than ten years from date of its grant. NQSOs shall have a term not longer than ten years from the date of grant.

3. Time of Exercise: The Committee may prescribe the timing of the exercise of the stock option and any minimums and installment provisions and may accelerate the time at which a stock option becomes exercisable.

4. Exercise Procedures: A stock option, or a portion thereof, shall be exercised by delivery of notice of exercise to the Company or the Program administrator designated from time to time by the Company and payment of the full price of the shares being purchased. Such notice shall be given in the form designated from time to time by the Company.

5. Payment: The price of an exercised stock option, or portion thereof, may be paid:

(a)	in cash or by check, bank draft or money order payable to the order of the Company; or

(b)	through the delivery of shares of Common Stock owned by the Participant, having an aggregate Fair Market Value as determined on the date of exercise equal to the option price; or

(c)	by a combination of both a and b above.

The Committee may impose such limitations and prohibitions on the use of any shares of Common Stock to exercise a stock option as it deems appropriate.

6. Special Rule for Incentive Stock Options: Notwithstanding any other provisions of the Program, the aggregate Fair Market Value of the shares of Common Stock, determined as of the time the stock option is granted, for which the Participant may first exercise Incentive Stock Options in any calendar year shall not exceed U.S. $100,000 or such other individual employee grant limit as may be in effect under the Code.

7. Effect of Leaves of Absence: It shall not be considered a Termination of Employment when a Participant is placed by the Company on military leave, sick leave or other bona fide leave of absence. In case of such leave of absence, the employment relationship for Program purposes shall be continued until the later of the date when such leave of absence equals ninety days or when the Participant’s right to reemployment with the Company shall no longer be guaranteed either by statute or contract.

8. Termination of Employment: In the event of Termination of Employment, the following provisions shall apply unless waived by the Committee, or as otherwise specifically provided in the Stock Option agreement:

(a)	Discharge for Cause: All outstanding options shall be cancelled.

(b)

Termination Other Than for Cause: Unless and except as otherwise specified in a Participant’s agreement, all options shall expire on the earlier of (i) 90 days following the Termination of Employment or (ii) the expiration of the full term of the option.

Notwithstanding the foregoing, the Committee may rescind the right to exercise stock options following Termination of Employment if the Participant has been found to be directly or indirectly engaged in any activity which is in competition with the Company or otherwise adverse to or not in the best interest of the Company.

B. Stock Appreciation Rights (SARs).

The Committee is authorized to grant SARs to Participants on the following terms and conditions:

1. An SAR shall confer on the Participant to whom it is granted a right to receive with respect to each share of Common Stock subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Common Stock on the date of exercise over (2) the exercise price per share of the SAR, as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR).

2. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, method by which shares of Common Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. The Committee shall determine at the time of grant of the SAR the form of consideration payable in settlement of the SAR (which may be shares of Common Stock or cash).

VI. PERFORMANCE UNIT AWARDS

A. Each Award shall be subject to the limitations and terms provided in the Program. A new Award may commence on the first anniversary date of the preceding Award. The Committee shall grant to each Participant in a Performance Unit Award a number of units with a target cash value as shall be established by the Committee prior to the first year of each Performance Period.

B. To allow for recognition of significant individual contributions to the Company’s performance, individual awards of Performance Units may be granted to new Participants during the first year of a Performance Period, at the discretion of the Committee.

C. Performance Unit Awards for each Participant shall be recommended by the Chief Executive Officer and submitted to the Committee for approval. Participants will generally be notified of their individual Performance Unit Award within the first six months of a Performance Period.

D. Performance Goals for each Performance Period will be recommended by the Chief Executive Officer of the Company, and submitted to the Committee for approval.

E. Once a Performance Period has begun and Performance Goals have been established, they may not be changed for that Performance Period except in the event of:

(1)	A significant acquisition of another business concern by the Company, as deemed by the Committee;

(2)	A disposition of a significant part of the business by the Company, as deemed by the Committee;

(3)	An external calamitous event, such as a natural disaster, which has a significant effect on the Company, as determined by the Committee;

(4)	Any significant changes due to legislation, as deemed by the Committee; or

(5)	Any other extraordinary event, as deemed by the Committee.

F. A performance valuation schedule shall be recommended by the Chief Executive Officer of the Company and approved by the Committee before Performance Unit Awards are granted under the Program. The Committee shall approve or modify the proposed schedule which will contain various levels of performance and corresponding Performance Unit values.

G. At the end of a Performance Period, the Committee shall review actual performance and determine the Award payouts, if any.

H. In the event of a Participant’s Termination of Employment prior to the satisfaction of conditions related to outstanding Performance Unit Awards for reasons other than discharge or resignation, the Participant, or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive a pro-rata distribution of outstanding Performance Unit Awards. In the event of Termination of Employment due to resignation or discharge, all Awards will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Units, subject to the discretion of the Committee.

VII. PERFORMANCE AWARDS

A. Performance Awards Granted to Designated Participants

If the Committee determines that an award of Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units to be granted to a Participant should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Article VII.A.

1. Performance Goals Generally. The performance goals for such awards (“Performance Awards”) shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Article VII.A. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

2. Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (9) total stockholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.

3. Performance Period; Timing for Established Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

4. Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Common Stock or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Participant in respect of a Performance Award subject to this Article VII.A. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

B. Written Determination

All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Article VII.A. shall be made in writing in the case of any award intended to qualify under Section 162(m) of the Code.

VIII. RESTRICTED STOCK UNITS

A. Grant of Restricted Stock Units

Following the selection of Participants who will receive an award of Restricted Stock Units, the Committee shall inform each such Participant of the number of Restricted Stock Units granted to the Participant and the terms and applicable conditions of the Restricted Stock Unit Award.

B. Other Terms and Conditions

Restricted Stock Unit Awards will provide for the delivery of the number of shares of Common Stock equivalent to the number of Restricted Stock Units at the time and subject to the terms and conditions set forth by the Committee. Delivery of shares of Common Stock pursuant to the Restricted Stock Unit Awards will occur upon expiration of the deferral period specified by the Committee. In addition, Restricted Stock Unit Awards shall be subject to such restrictions, including forfeiture conditions, as the Committee may impose. Prior to distribution of shares of Common Stock under a Restricted Stock Unit Award, the Participant shall have no rights as a shareholder with respect to the shares subject to the Award.

C. Restricted Stock Unit Award Agreement

Each Restricted Stock Unit Award shall be evidenced by a Restricted Stock Unit Award Agreement in such form and containing such terms and conditions, not inconsistent with the provisions of the Program, as the Committee from time to time shall approve.

D. Termination of Employment

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to an outstanding Restricted Stock Unit Award for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from the Restricted Stock Unit Award a pro rata number of shares with respect to the Restricted Stock Unit Award, or such other portion of the Restricted Stock Unit Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock Units held by the Participant shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock Units, subject to the discretion of the Committee to release restrictions and deliver shares in respect of all or any part of an Award, or unless otherwise stated in the Restricted Stock Unit Award Agreement.

IX. GENERAL PROVISIONS

A. Amendment and Termination of Program

The Board may, at any time and from time to time, suspend or terminate the Program in whole or amend it from time to time in such respects as the Board may deem appropriate; provided, however, that, without the consent of an affected Participant, no amendment, suspension, or termination of the Program may adversely affect the rights of such Participant under any Award theretofore granted to him or her.

B. Government and Other Regulations

The right of the Company to issue Awards under the Program shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

C. Other Compensation Plans and Programs

The Program shall not be deemed to preclude the implementation by the Company of other compensation plans or programs which may be in effect from time to time.

D. Miscellaneous Provisions

1. No Right to Continue Employment: Nothing in the Program or in any Award confers upon any Participant the right to continue in the employ of the Company or interferes with or restricts in any way the rights of the Company to discharge any Participant at any time for any reason whatsoever, with or without cause.

2. Non-Transferability: Except as otherwise determined by the Committee and set forth in the applicable Award agreement, prior to being earned under Articles III, IV, or VI, being exercised under Article V, or having shares distributed under Article VIII, no right or interest of any Participant in any Award under the Program shall be (a) assignable or transferable, except by will or the laws of descent and distribution or a valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee, or (b) liable for, or subject to, any lien, obligation or liability, except to the extent that Non-Qualified Stock Options may be pledged as security in a margin account for their exercise.

3. Designation of Beneficiary: A Participant, in accordance with procedures established by the Committee, may designate a person or persons to receive, in the event of the Participant’s death, (a) any payments with respect to which the Participant would then be entitled, and (b) the right to continue to participate in the Program to the extent of such Participant’s outstanding Awards. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing.

4. Withholding Taxes: The Company may require a payment from a Participant to cover applicable withholding for income and employment taxes. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

5. Program Expenses: Any expenses of administering the Program shall be borne by the Company.

6. Construction of Program: The interpretation of the Program and the application of any rules implemented hereunder shall be determined solely in accordance with the laws of the State of New York.

7. Unfunded Program: The Program shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Program shall be based solely upon any obligations which may be created by this Program. No such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

8. Benefit Plan Computations: Except as otherwise determined by the Company, any benefits received or amounts paid to a Participant with respect to any Award granted under the Program shall not have any effect on the level of benefits provided to or received by any Participant, or the Participant’s estate or beneficiary, as part of any employee benefit plan (other than the Program) of the Company.

9. Pronouns, Singular and Plural: The masculine maybe read as feminine, the singular as plural and the plural as singular as necessary to give effect to the Program.

E. Effective Dates

The amendment and restatement of the Program will become effective on approval by the Board of the Company, subject to shareholder approval. All outstanding Awards shall remain in effect until all outstanding awards have been earned, have been exercised or repurchased, have expired or have been cancelled.

F. Section 409A

It is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code. In the case of any Award that, for purposes of Section 409A of the Code, was not earned and vested on December 31, 2004, that is treated as “deferred compensation” subject to Section 409A of the Code and is held by a Participant who is subject to United States income tax, notwithstanding any provision in an Award Agreement to the contrary, (i) in the case of any payment under the Award that is to be made upon a termination of employment or other service, (x) such termination of employment or other service will be deemed to occur upon the Participant’s “separation from service” with the Company (within the meaning of Treas. Reg. Section 1.409A-1(h)), and (y) if the Participant is deemed on the date of his or her “separation from service” to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service,” or (B) the date of the Participant’s death (the “Delay Period”); and, upon the expiration of the Delay Period, all payments delayed pursuant hereto (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to the Participant in a lump sum, and any remaining payments due under the Award shall be paid in accordance with the normal payment dates specified for them, and (ii) in the case of any payment under the Award that is to be made upon a Change of Control, for this purpose Change of Control shall mean a transaction or event that constitutes both a Change of Control (as defined in the Plan) and a “change in control event” (as defined in Treas. Reg. Section 1.409A-3(i)(5)) with respect to the Company. The Company shall not have any obligation to indemnify or otherwise protect any Participant from any obligation to pay any taxes pursuant to Section 409A of the Code.

ADDENDUM FOR FRENCH STOCK OPTIONS

The following additional provisions constitute the 2002 French Stock Option Addendum (the “French Addendum”).

A.  Purpose of the French Addendum

The Committee has prescribed these additional provisions to the Program to permit French Participants to be granted French Options under the Program and only modify the Program as it relates to French Options granted under the Program to French Participants. These provisions apply to French Participants notwithstanding any other provisions of the Program, and do not apply to or modify the Program in respect of any other Participants.

The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.

B.  Definitions

1.	When used in this French Addendum, the following terms shall have the meanings set forth below:

“Award” (or “stock option”) shall mean a French Option granted under the terms of the French Addendum and the Program.

“Cause” shall mean:

a.	conviction of the French Participant of a felony involving moral turpitude or dishonesty;

b.

the French Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) wilful misconduct; provided, however, that any act or failure to act by the French Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the French Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the French Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or

c.	the French Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.

“Company” shall mean XL Capital Ltd, a Cayman Islands corporation.

“French Option” shall mean a right to acquire stock granted under this French Addendum.

“French Participant” shall mean an employee of a Group Company to whom a subsisting French Option has been granted under this French Addendum, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “French Participant”.

“Group Company” shall mean XL Capital Ltd, a Cayman Islands corporation or any other entity in which XL Capital Ltd owns 20% or more of the ordinary voting power or equity.

“Market Value” shall mean on any day the market value of a share as derived from the closing price of the Company’s Common Stock on the composite tape of the New York Stock Exchange, and any reference to “Fair Market Value” in the other provisions of the Program shall be construed as though it were a reference to “Market Value” for the purposes of grants under this French Addendum.

“Trading Day” shall mean any day that the New York Stock Exchange is open for business.

2.	The following definitions in Article I Paragraph B of the Program shall not apply to this French Addendum:

“Incentive Stock Option”

“Nonstatutory Stock Option”

“Performance Goal”

“Performance Period”

“Performance Shares”

“Performance Unit”

“Restricted Stock”

“Restricted Stock Unit”

“Stock Appreciation Rights” or “SARs”

C.  Provisions relating to performance shares, restricted stock, restricted stock units, performance unit awards and performance awards

Articles III, IV, VI, VII, and VIII of the Program shall not apply to French Options.

D.  Participation

1.	French Options may be granted to any employee including “PDG” and managers “mandataires sociaux”.

2.	No French Options may be granted to consultants who do not have a work contract with the Company.

3.	No French Options may be granted to an Administrator or member of the Conseil de Surveillance, who does not have a work contract with the Company.

4.	No French Options may be granted to any employee who, at the date of grant, holds shares representing 10% or more of the issued share capital of XL Capital Ltd.

E.  Price

1.	The option price per share of French Options shall not be less than:

a.	for French Options relating to newly issued shares of Common Stock, the higher of:

i.	100 percent of the Market Value of a share of Common Stock on the date of grant; and

ii.

80 per cent of the average of the middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the 20 consecutive Trading Days preceding the date of grant of such option.

a.	for French Options relating to shares of Common Stock purchased by the Company, the higher of:

i.	80 per cent of the average purchase price of a share of Common Stock purchased by the Company; and

ii.

80 per cent of the average middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the 20 consecutive Trading Days preceding the date of grant of such option.

2.

The option price of a French Option shall be determined and fixed at the date of grant and may be adjusted only upon the occurrence of any of the events specified under the French Code of Commerce (section L. 225-181) in accordance with French law.

F.  Date of grant

No French Option may be granted:

1.	during the 20 consecutive Trading Days after the payment of a dividend;

2.	during the 20 consecutive Trading Days after an increase of capital reserved to the shareholders;

3.	during the 10 consecutive Trading Days preceding the date of publication of the consolidated accounts or any annual financial statements of the Company;

4.	during the 10 consecutive Trading Days following the date of publication of the consolidated accounts or any annual financial statements of the Company;

5.

during the period starting on any date on which the corporate management of the Company is aware of unpublished price-sensitive information and ending 10 Trading Days after the publication of such information;

G.  Exercise following death of French Participant

The heirs of a deceased French Participant may exercise the French Option during the period of six months following the date of death. The French Option may not be assigned or transferred in any other circumstances, and any purported transfer, assignment, or charge shall cause the French Option to lapse forthwith.

H.  Disposal of shares

Any disposal of Common Stock by a French Participant less than four years after the date of grant, and regardless of whether he has left employment with the Company, shall be accompanied by a notice of disposal sent by the French Participant to his employing company or former employing company within one week of the disposal.

I.  Lapse of French Options

French Options granted under this French Addendum shall lapse upon the first of the following events to occur:

1.	the tenth anniversary of the date of grant of the French Option;

2.	the third anniversary of the Retirement or Disability of the French Participant;

3.	six months following the death of the French Participant;

4.

unless otherwise provided in an Employment Agreement between the French Participant and the Company, the third anniversary of the termination of the French Participant’s employment by the Company not for Cause within two years following a Change of Control (the “Post-Change Period”);

5.	ninety days following termination of the French Participant’s employment by the Company not for Cause outside a Post-Change Period;

6.	the last date of employment of the French Participant if employment is terminated by the Company for Cause;

7.	the French Participant being adjudicated bankrupt; or

8.	thirty days after the last date of employment of the French Participant if employment terminates other than as set forth above in this paragraph.

J.  Exercise of French Options

1.	Article V, Paragraphs A.1, A.2, A.3 and A.6 of the Program shall not apply.

2.

Subject to the time limits in Paragraph I above, the French Options shall become exercisable according to the vesting schedule detailed in the French Participant’s stock option agreement; provided, however, that the option shall be immediately exercisable in full in the event of a Change of Control or upon termination of the French Participant’s employment due to death or Disability.

3.

The French Option may be exercisable in whole or in part by the French Participant giving written notice of exercise to the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the French Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full of the option price.

4.

When a French Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole French Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.

5.

The French Participant may exercise his French Option at any time after the French Option becomes exercisable in accordance with Subparagraph 2 of this Paragraph J and before the French Option lapses for any reason stated in Paragraph I of this French Addendum.

2002 ITALIAN STOCK OPTION ADDENDUM

The following additional provisions constitute the 2002 Italian Stock Option Addendum (the “Italian Addendum”).

A.  Purpose of the Italian Addendum

The Committee has prescribed these additional provisions to the Program to permit Italian Participants to be granted Italian Options under the Program and only modify the Program as it relates to Italian Options granted under the Program to Italian Participants. These provisions apply to Italian Participants notwithstanding any other provisions of the Program, and do not apply to or modify the Program in respect of any other Participants.

The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.

B.  Definitions

1.	When used in this Italian Addendum, the following terms shall have the meanings set forth below:

“Award” shall mean an Italian Option granted under the terms of the Italian Addendum and the Program.

“Cause” shall mean:

a.	conviction of the Italian Participant of a felony involving moral turpitude or dishonesty;

b.

the Italian Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) wilful misconduct; provided, however, that any act or failure to act by the Italian Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the Italian Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the Italian Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or

c.	the Italian Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.

“Date of Offer” shall mean the date of the meeting during which the Committee resolves to grant Italian Options pursuant to Article II, Paragraph B of the Program.

“Fair Market Value” shall mean on any day the market value of a share as derived from the closing price of the Company’s Common Stock on the composite tape of the New York Stock Exchange.

“Italian Option” shall mean a right to acquire stock granted under this Italian Addendum.

“Italian Participant” shall mean an Italian resident employee of the Company to whom a subsisting Italian Option has been granted under this Italian Addendum, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “Italian Participant”.

2.	The following definitions in Article I Paragraph B of the Program shall not apply to this Italian Addendum:

“Incentive Stock Option”

“Nonstatutory Stock Option”

“Performance Goal”

“Performance Period”

“Performance Shares”

“Performance Unit”

“Restricted Stock”

“Restricted Stock Units”

“Stock Appreciation Rights” or “SARs”

C.  Provisions relating to performance shares, restricted stock, restricted stock units performance unit awards and performance awards

Articles III, IV, VI, VII, and VIII of the Program shall not apply to Italian Options.

D.  Participation

1.	Italian Options may be granted to any Italian resident employee of the Company save for the exceptions listed in sub-paragraph 2 and 3 of this paragraph D.

2.	No Italian Options may be granted to any person who is not an employee of the Company.

3.	No Italian Options may be granted to any employee who, at the date of grant, holds either:

a.	shares representing 10% or more of the issued share capital of XL Capital Ltd; or,

b.	10% or more of the voting rights exercisable in the ordinary general shareholders’ meeting.

E.  Price

1.	The option price per share of Italian Options shall be:

a.	for Italian Options relating to newly issued shares of Common Stock, not less than 100 per cent of the Fair Market Value of a share of Common Stock on the date of grant; and

b.	for Italian Options relating to shares of Common Stock purchased by the Company, not less than the nominal value of a Share provided that such option price shall not be less than the average of the middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the period commencing on the same date as the Date of Offer in the previous calendar month (or in the event that such date does not exist, the last day of that preceding calendar month) and ending on the Date of Offer of such Italian Option.

F.  Exercise following death of Italian Participant

Italian Options may be assigned or otherwise transferred only in the following circumstances:

1.	by will or the laws of descent and distribution; or

2.	by valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee.

G.  Lapse of Italian Options

Italian Options granted under this Italian Addendum shall lapse upon the first of the following events to occur:

1.	the tenth anniversary of the date of grant of the Italian Option;

2.	the third anniversary of the Retirement or Disability of the Italian Participant;

3.	six months following the death of the Italian Participant;

4.

unless otherwise provided in an Employment Agreement between the Italian Participant and the Company, the third anniversary of the termination of the Italian Participant’s employment by the Company not for Cause within two years following a Change of Control (the “Post-Change Period”);

5.	ninety days following termination of the Italian Participant’s employment by the Company not for Cause outside a Post-Change Period;

6.	the last date of employment of the Italian Participant if employment is terminated by the Company for Cause;

7.	the Italian Participant being adjudicated bankrupt; or

8.	thirty days after the last date of employment of the Italian Participant if employment terminates other than as set forth above in this paragraph.

H.  Exercise of Italian Options

1.	Article V, Paragraphs A.1, A.2, A.3 and A.6 of the Program shall not apply.

2.

Subject to the time limits in Paragraph G above, the Italian Options shall become exercisable according to the vesting schedule detailed in the Italian Participant’s stock option agreement; provided, however, that the option shall be immediately exercisable in full in the event of a Change of Control or upon termination of the Italian Participant’s employment due to death or Disability.

3.

The Italian Option maybe exercisable in whole or in part by the Italian Participant giving written notice of exercise to the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the Italian Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full to the Company of the option price.

4.

When an Italian Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Italian Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.

5.

The Italian Participant may exercise his Italian Option at any time after the Italian Option becomes exercisable in accordance with Subparagraph 2 of this Paragraph H and before the Italian Option lapses for any reason stated in Paragraph G of this Italian Addendum.

ADDITIONAL PROVISIONS FOR UK PARTICIPANTS

The following additional provisions constitute the 2002 UK Approved Stock Option Appendix (the “UK Subplan”) for UK Participants.

A.  Purpose of the UK Subplan

The Committee has prescribed these additional provisions to the Program to permit UK Participants to be granted Approved Options under the Program. These provisions are to be read as a continuation of the Program and only modify the Program as it relates to Approved Options granted under the Program to UK Participants. These provisions do not apply to or modify the Program in respect of any other Participants.

The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.

In the event of any conflict between the terms of the Program and the UK Subplan, the terms of the UK Subplan will take precedence insofar as Approved Options granted to UK Eligible Employees are concerned.

B.  Definitions

1.	When used in this UK Subplan, the following additional terms shall have the meanings set forth below:

“Approved Option” shall mean a right to acquire Common Stock granted under this UK Subplan to a UK Participant while this UK Subplan is approved by the UK Inland Revenue under the Taxes Act.

“Associated Company” in relation to the Company shall have the meaning given by s416 of the Taxes Act.

“Cause” shall mean:

a.	conviction of the UK Participant of a felony involving moral turpitude or dishonesty;

b.

the UK Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) willful misconduct; provided, however, that any act or failure to act by the UK Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the UK Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the UK Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or

c.	the UK Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.

“Control” shall have the meaning given by section 840 of the Taxes Act.

“Eligible Employee” shall mean:

a.	any full-time director employed by a Participating Company and required to devote not less than 25 hours per week to his duties (excluding meal breaks); or

b.	any other employee of a Participating Company

provided that the director or employee is not precluded by paragraph 8 of Schedule 9 (material interest in a close company) from participating in this UK Subplan.

“Exchange Rate” shall mean, on any day it falls to be calculated, the closing mid-point of the pound/dollar exchange rate quoted in the Financial Times on that day.

“Group Company” shall mean:

a.	the Company; or

b.	any company under the Control of the Company.

“Participating Company” shall mean any Group Company which is permitted by the Inland Revenue to participate in the Program and which is designated by the Committee as a Participating Company or a jointly owned company for which the prior consent of the Inland Revenue has been obtained provided that if any jointly owned company which has been nominated as a Participating Company ceases to satisfy the necessary Inland Revenue requirements (unless as a consequence of such cessation if becomes under the control of the Company) it shall forthwith cease to be a Participating Company.

“Schedule 9” shall mean Schedule 9 to the Taxes Act.

“Taxes Act’ ‘shall mean the Income and Corporation Taxes Act 1988.

“UK Subplan” shall mean the 2002 UK Approved Stock Option Appendix, as amended from time to time.

2.	When used in this UK Subplan, the following terms in Article I, Provision B shall be modified as set forth below in relation to Approved Options only:

“Award” shall mean Approved Options granted under the terms of the Program and the UK Subplan.

“Common Stock” shall mean the Class A ordinary shares of the Company, par value of $0.01 per share, which satisfy the requirements of paragraph 10-14 of Schedule 9, and may be either stock previously authorized but unissued, or stock acquired by the Company.

“Company” shall mean XL Capital Ltd, a Cayman Islands corporation.

“Market Value” shall mean in respect of a share comprised in an Approved Option:

a.	On any day, the market value of a share as derived from the mid-market price of the Company’s Common Stock on the composite tape of the New York Stock Exchange; or

b.

If the shares are not for the time being fully quoted on the New York Stock Exchange or the Daily Official List of the London Stock Exchange, the value of a share over which such Approved Option is granted as determined by the Committee as at the date of grant and having regard to the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Inland Revenue Shares Valuation Division. Any reference to “Fair Market Value” in the other provisions of the Program shall be construed as though it were a reference to “Market Value” for the purposes of grants under this UK Subplan.

“UK Participant” shall mean an Eligible Employee to whom a subsisting Approved Option has been granted under this UK Subplan, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “UK Participant”.

3.	Terms and expressions not defined in this Paragraph B have the same meaning as in section 185 and Schedule 9 of the Taxes Act, where appropriate.

4.	References to any statutory provision are to that provision as amended or re-enacted from time to time.

5.	All references in the Program to Stock Appreciation Rights and Incentive Stock Options shall not apply for the purposes of options granted under this UK Subplan.

C.  Administration

1.

Article II, Paragraph A of the Program shall be modified by the addition of the following words “No amendment to the UK Subplan or to this Program in so far as it applies to Approved Options shall become effective unless and until it is approved by the UK Inland Revenue. No Approved Options may be granted unless and until the UK Subplan is approved by the UK Inland Revenue.”

2.	The rights and obligations of an option holder under the terms of his contract of employment are not affected by his participation in this UK Subplan.

D.  Adjustments to share capital

1.

Article II, Paragraph D shall be amended by the deletion of the words “stock splits in the capitalization of the Company” and replaced by the following “any capitalization (other than a scrip issue), rights issue, consolidation, subdivision, reduction or other variation of the share capital of the Company”.

2.	Article II, Paragraph D shall be amended by the deletion of the second and third sentences beginning “Also, in instances. .. .” and finishing “.. .. proper effect to such an event”.

3.	Article II, Paragraph D of the Program shall be modified so that after the words “outstanding stock options shall be similarly adjusted”, the following words are inserted:

a.	the aggregate amount payable on the exercise of an Approved Option in full is not increased;

b.	no adjustment shall be made without the prior approval of the Inland Revenue; and

c.	following the adjustment the shares of Common Stock continue to satisfy the conditions specified in paragraph 10-14 inclusive of Schedule 9.”

E.  Provisions relating to performance shares, restricted stock, restricted stock units, performance unit awards and performance awards

Articles II Paragraph F, III, IV, VI, VII, VIII, and IX Paragraph D.4 of the Program shall not apply to Approved Options.

F.  Grant of Approved Options

1.	Approved Options granted to Eligible Employees chosen to participate may be granted by deed. A single deed of grant may be executed in favor of any number of Eligible Employees.

2.	The first sentence of Article V, Paragraph A.1 shall be deleted and replaced with the following words;

“All Approved Options granted to UK Participants under this UK Subplan shall be evidenced by option certificates stating:

a.	the date of grant of the Approved Option;

b.	the number and class of shares over which the Approved Option is granted;

c.	the option price payable for each share;

d.	any condition as to exercise imposed in accordance with Paragraph F.3 below.”

3.

The exercise of an Approved Option may be conditional upon the satisfaction of objective corporate performance condition(s) imposed by the Committee at the date of grant. Any such performance conditions shall be deemed waived in the event of a Change of Control, or termination of employment by reason of death or Disability.

G.  Price

Article V, Paragraph A.1 shall be modified by the addition of the following words;

“The option price per share of Approved Options shall not be less than 100 per cent of the Market Value of a share of Common Stock on the date of grant.”

H.  Period

Article V, Paragraph A.2 shall be modified so that after the words “an ISO” the words “or an Approved Option” shall be inserted.

I.  Time of Exercise

Article V, Paragraph A.3 shall be deleted and replaced with the following words;

“Time of Exercise: Subject to the time limit in Article V, Paragraph A.2, one-third of the Approved Options shall become exercisable on each of the first three anniversaries of the date of grant; provided, however, that the option shall be immediately exercisable in full in the event of a Change of Control or upon termination of the UK Participant’s employment due to his or her death or Disability.

J.  Payment

Article V, Paragraphs A.5.b and A.5.c shall be deleted and replaced with a new paragraph A.5.b as follows;

“by arrangements with the Company, which arrangements shall have been approved in advance by the UK Inland Revenue.’

K.  Limit on value of Approved Options held

The following new paragraph shall be inserted after Article V, Paragraph A.6;

“Special Rule for Approved Options; notwithstanding any other provision of the Program, the aggregate Market Value of the shares of Common Stock, determined at the relevant grant dates (converted to pounds sterling at the Exchange Rate on the relevant dates of grant), which the UK Participant may acquire on the exercise in full of all unexercised Approved Options then held by him under this UK Subplan and any other Inland Revenue approved discretionary share option plan adopted by the Company and any Associated Company, shall not exceed GB£30,000 or such other amount as shall from time to time be specified in paragraph 28 of Schedule 9.”

L.  Lapse of Approved Options

Article V, Paragraph A.8 shall be replaced by the following new paragraph;

1.	Approved Options granted under this UK Subplan shall lapse upon the first of the following events to occur:

a.	the tenth anniversary of the date of grant of the Approved Option;

b.	the third anniversary of the Retirement or Disability of the UK Participant;

c.	the first anniversary of the death of the UK Participant;

d.

unless otherwise provided in an Employment Agreement between the UK Participant and the Company, the third anniversary of the termination of the UK Participant’s employment by the Company not for Cause within two years following a Change of Control (the “Post-Change Period”);

e.	ninety days following termination of the UK Participant’s employment by the Company not for Cause outside a Post-Change Period;

f.	the last date of employment of the UK Participant if employment is terminated by the Company for Cause;

g.	the UK Participant being adjudicated bankrupt; or

h.	thirty days after the last date of employment of the UK Participant if employment terminates other than as set forth in this paragraph.

M.  Exercise of Approved Options

1.

No Approved Option may be exercised by an individual at any time when he is precluded by paragraph 8 of Schedule 9 (material interest in a close company within the preceding 12 months) from participating in this UK Subplan.

2.	No Approved Option may be exercised at any time when the shares which may be thereby acquired do not satisfy the conditions specified in paragraphs 10 - 14 of Schedule 9.

3.

The Approved Option maybe exercisable in whole or in part by the UK Participant giving notice of exercise the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the Approved Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full to the Company of the option price.

4.

Shares of Common Stock shall be allotted and issued pursuant to a notice of exercise within 30 days of the date of exercise and a definitive share certificate issued to the option holder in respect thereof. Save for any rights determined by reference to a date preceding the date of allotment, such shares of Common Stock shall rank pari passu with the other shares of the same class in issue at the date of allotment.

5.

When an Approved Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Approved Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.

6.

The Approved Option maybe exercised by the personal representatives of a deceased UK Participant during the period of one year following the date of death. The Approved Option may not be assigned or transferred in any other circumstances, and any purported transfer, assignment, or charge shall cause the Approved Option to lapse forthwith.

7.

The UK Participant may exercise his Approved Option at any time after the Approved Option becomes exercisable in accordance with Paragraph I above and before the Approved Option lapses for any reason stated in Paragraph L of this UK Subplan.

N.  Effective dates

In relation to Approved Options, Article VIII Paragraph E shall be modified so that after the words “shareholder approval” the words “and the approval of the UK Inland Revenue to the UK Subplan” shall be inserted.

O.  Exchange of Approved Options on a takeover

1.

If any company (“the Acquiring Company”) obtains Control of the Company within the circumstances specified in paragraph 15(1) of Schedule 9 to the Taxes Act, any UK Participant may, by agreement with the Acquiring Company at any time within the period specified in paragraph 15(2) of that Schedule 9, release his Approved Option (“the Old Option”) in consideration of the grant to him of a new approved option (“the New Option”) which is equivalent to the Old Option (by virtue of satisfying the requirements of paragraph 15(3) of Schedule 9 of the Taxes Act) but relates to stock in a different company (whether the Acquiring Company itself or another company within its group).

2.

Where any New Options are granted pursuant to Paragraph O.1 above they shall be regarded for the purposes of the subsequent application of the provisions of this UK Subplan as having been granted at the time when the corresponding Old Options were granted and, with effect from the date on which the New Options are granted:

a.

save for the definitions of “Participating Company” and “Group Company” in Paragraph B of this UK Subplan, references to “the Company” (including the definition in Paragraph B of this Subplan) shall be construed as being references to the Acquiring Company or such other company to whose stock the New Options relate; and

b.

references to “Common Stock” (including the definition in Paragraph B of this Subplan) shall be construed as being references to stock in the Acquiring Company or stock in such other company to which the New Options relate but references to Participating Company shall continue to be construed as if references to the Company were references to XL Capital Ltd.

APPENDIX C

XL CAPITAL LTD
AMENDED AND RESTATED DIRECTORS STOCK & OPTION PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2009)

1. PURPOSES

The purposes of the Directors Stock & Option Plan are to advance the interests of XL Capital Ltd and its Shareholders by providing a means to attract, retain, and motivate Directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Board” means the Board of Directors of the Company.

(b)

“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations there under.

(c)	“Company” means XL Capital Ltd, a corporation organized under the laws of the Cayman Islands, or any successor corporation.

(d)	“Director” means a non-employee member of the Board.

(e)	“Fair Market Value” means, with respect to Shares on any day, the following:

(i)

If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Shares on the date in question on the stock exchange which is the primary market for the Shares, as such price is officially quoted on such exchange. If there is no reported sale of Shares on such exchange on such date, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists; and

(ii)

If the Shares are not at the time listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, the Fair Market Value shall be the closing selling price per share of Shares on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no reported closing selling price for Shares on such date, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

(f)	“Fiscal Year” means the calendar year.

(g)	“Option” means a right, granted under Section 5, to purchase Shares.

(h)	“Participant” means a Director who has been granted an Option, Restricted Stock Award, Restricted Stock Unit Award or who has elected to defer compensation under the Plan.

(i)	“Plan” means this Directors Stock & Option Plan.

(j)	“Restricted Stock Award” means an award granted under Section 5(g) of the Plan.

(k)	“Restricted Stock Unit Award” means an award granted under Section 5(h) of the Plan.

(l)	“Shares” means class A ordinary shares, $.01 par value per share, of the Company.

3. ADMINISTRATION

The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have full and exclusive authority to interpret the Plan, to make all determinations with respect to awards to be granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the implementation and administration of the Plan. The Board’s interpretation and construction of the Plan shall be conclusive and binding on all persons.

4. SHARES SUBJECT TO THE PLAN

(a) Subject to adjustment as provided in Section 5(j), the total number of Shares reserved for issuance under the Plan shall be 794,702. If any Shares subject to an Option, Restricted Stock Award or Restricted Stock Unit Award hereunder are forfeited, cancelled or surrendered, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Option, Restricted Stock Award or Restricted Stock Unit Award shall, to the extent of any such forfeiture, cancellation or surrender, again be available for issuance as such an award under the Plan.

(b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares including Shares acquired by purchase in the open market or in private transactions.

5. DIRECTOR’S AWARDS

(a) Initial Option Grant. Each Director who is first elected to the Board subsequent to March 7, 2003 shall be granted an Option to purchase 5,000 Shares (or such other number of Shares, as determined from time to time by the Board) on the date such Director is first elected to the Board and such Option shall have an exercise price per Share equal to 100% of the Fair Market Value per Share at the date of grant; provided, however, that such price shall be at least equal to the par value of a Share.

(b) Annual Option Grants. On the date of each annual meeting of Shareholders of the Company, beginning with the annual meeting for 2009, each Director in office immediately following the annual meeting shall be granted an Option to purchase such number of Shares as determined from time to time by the Board, with an exercise price per Share equal to 100% of the Fair Market Value per Share at the date of grant; provided, however, that such price per share shall be at least equal to the par value of a Share.

(c) Exercisability. Each Option granted to a Director under Section 5(a) or (b) of this Plan shall be fully exercisable on the date of grant and shall expire on the tenth anniversary of the date of grant, and exercisability of such an Option shall not be dependent upon the Director’s continuing service on the Board.

(d) Time And Method Of Exercise. The exercise price of an Option shall be paid to the Company at the time of exercise in cash or through delivery of Shares owned by the Director for more than six months having an aggregate Fair Market Value on the date of exercise equal to the exercise price.

(e) Discretionary Options. Without limiting the operation of Section 5(a) or (b) hereof, the Board may also make discretionary Option grants to Directors hereunder. The Board may determine, in its discretion, the Directors to whom any such Options are to be granted, the number of Shares to be subject to each such Option and the other terms and conditions of such Options, consistent with the terms of the Plan. The exercise price per share of any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and the term of an Option shall not be longer than ten years.

(f) No Option Re-pricing. Except as provided in Section 5(j) hereof relating to certain anti-dilution adjustments, unless the approval of Shareholders of the Company is obtained, Options issued under the Plan shall not be amended to lower their exercise prices and they will not be exchanged for other stock options with lower exercise prices.

(g) Restricted Stock Awards. The Board may grant Restricted Stock Awards to Directors on such terms and conditions, consistent with the provisions of this Plan, as determined by the Board. Restricted Stock Awards shall be subject to restrictions on transferability, forfeiture conditions and other restrictions, if any, as the Board may impose, which restrictions and forfeiture conditions may lapse under such circumstances as the Board may determine. A Director who is granted a Restricted

Stock Award shall have all of the rights of a Shareholder prior to vesting of the Restricted Stock Award, including, without limitation, the right to vote the Restricted Stock and the right to receive dividends thereon.

(h) Restricted Stock Unit Awards. The Board may grant Restricted Stock Unit Awards to Directors on such terms and conditions, consistent with the provisions of this Plan, as determined by the Board. Restricted Stock Unit Awards will provide for the delivery of a number of Shares equal to the number of Restricted Stock Units at the time and subject to the terms and conditions set forth by the Board. Delivery of Shares pursuant to the Restricted Stock Unit Awards will occur upon expiration of the deferral period specified by the Board. In addition, Restricted Stock Unit Awards shall be subject to such restrictions, including forfeiture conditions, as the Board may impose.

(i) Transferability. The Options, Restricted Stock Awards and Restricted Stock Unit Awards granted under the Plan may be assigned or otherwise transferred only: (i) by will or the laws of descent and distribution; (ii) by valid beneficiary designation taking effect at death made in accordance with procedures established by the Board; or (iii) solely in the case of Options, by the Director to members of his or her “immediate family”, to a trust established for the exclusive benefit of solely one or more members of the Director’s “immediate family” and/or the Director, or to a partnership or other entity pursuant to which the only owners are one or more members of the Director’s “immediate family” and/or the Director. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family” means the Director’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

(j) Adjustments. In the event that subsequent to the Effective Date any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change, affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of Shares or other securities of the Company or of another corporation, then in order to maintain the proportionate interest of the Directors and preserve the value of the awards made hereunder (i) there shall automatically be substituted for each Share subject to an unexercised Option, each Restricted Stock Award, each Restricted Stock Unit Award, and each Share to be issued on a formula basis under this Section 5 subsequent to such event, the number and kind of Shares or other securities into which each outstanding Share shall be changed or for which each such Share shall be exchanged, (ii) the exercise price of outstanding Options shall be increased or decreased proportionately so that the aggregate purchase price for the Shares subject to any unexercised Option shall remain the same as immediately prior to such event, and (iii) the number and kind of Shares available for issuance under the Plan shall be equitably adjusted in order to take into account such transaction or other change.

(k) Nonqualified Options. All Options granted under the Plan shall be nonqualified options, not entitled to special tax treatment under Section 422 of the Code.

6. DIRECTOR’S FEES

Notwithstanding any provision of this Plan to the contrary, the provisions of Section 6(a) through (f) and Section 6(h) below will apply only with respect to deferrals of annual retainer fees earned for service as a Director prior to January 1, 2009. Deferrals under such provisions may not be made with respect to annual retainer fees attributable to services performed after December 31, 2008.

(a) Each Director may make an irrevocable election on or before the December 31 immediately preceding the beginning of a Fiscal Year of the Company, by written notice to the Company, to defer payment of all or a designated portion (in increments of $5,000) of the cash compensation otherwise payable as his or her annual retainer for service as a Director for the next Fiscal Year. Notwithstanding the foregoing, a Director who first becomes eligible to participate in the Plan may make an election under this Section 6(a) within 30 days of first becoming eligible to participate in the Plan in respect of annual retainer fees for services performed after the date of the election under this Section 6(a).

(b) Deferrals of compensation hereunder shall continue until the Director notifies the Company in writing, on or prior to the December 31 immediately preceding the commencement of any Fiscal Year, that he wishes his compensation for such Fiscal Year and all succeeding periods to be paid in cash on a current basis.

(c) All compensation which a Director elects to defer pursuant to this Section 6 shall be credited in the form of units to a bookkeeping account maintained by the Company in the name of the Director. Each such unit shall represent the right to receive one Share at the time determined pursuant to the terms of the Plan. In consideration for forgoing cash compensation, the number of units so credited will be equal to the number of Shares having an aggregate Fair Market Value (on the date the compensation would otherwise have been paid) equal to 100% of the amount by which the Director’s cash compensation was reduced pursuant to the deferral election. Notwithstanding any other provision of this Plan, in the case of any deferral election made prior to the date of approval of this Plan by the affirmative votes of the holders of a majority of voting securities of the Company, the crediting of Share units to the Director’s bookkeeping account shall be contingent on such Shareholder approval. If such Shareholder approval is not obtained within one year from the Effective Date of this Plan, compensation deferred pursuant to a prior election hereunder will be paid to the Director in cash at the end of such year.

(d) As of each date on which a cash dividend is paid on Shares, there shall be credited to each account that number of units (including fractional units) determined by (i): multiplying the amount of such dividend (per Share) by the number of units in such account; and (ii) dividing the total so determined by the Fair Market Value of a Share on the date of payment of such cash dividend. The additions to a Director’s account pursuant to this Section 6(d) shall continue until the Director’s account is fully paid.

(e) The account of a Director shall be distributed (in the form of one Share for each Share unit) either (x) in a lump sum at the time of the Director’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company or (y) in up to five annual installments commencing at the time of the Director’s “separation from service” with the Company, as elected by the Director. Each Director’s distribution election must be made in writing within 30 days after the Director first becomes eligible to participate in the Plan; provided, however, that, solely in the case of deferrals of compensation that were earned and vested on December 31, 2004 (together with amounts credited thereon under Section 6(d)), a Director may make a new distribution election with respect to the entire portion of such deferrals so long as such election is made at least one year in advance of the Director’s termination of service on the Board. In the case of an account distributed in installments, the amount of Shares distributed in each installment shall be equal to the number of Share units in the Director’s account subject to such installment distribution at the time of the distribution divided by the number of installments remaining to be paid. In the event a Director does not make an affirmative distribution election in accordance with this Section 6(e), the account of the Director shall be distributed in a lump sum at the time of the Director’s “separation from service.”

(f) The right of a Director to amounts described under this Section 6 (including Shares) shall not be subject to assignment or other disposition by him or her other than by will or the laws of descent and distribution. In the event that, notwithstanding this provision, a Director makes a prohibited disposition, the Company may disregard the same and discharge its obligation hereunder by making payment or delivery as though no such disposition had been made.

(g) Each Director may make an election in writing on or prior to each December 31 to receive the Director’s annual retainer fees payable in the following Fiscal Year in the form of Shares instead of cash. Any Shares elected shall be payable at the time cash retainer fees are otherwise payable, and the number of Shares distributed shall be equal to the amount of the annual retainer fee otherwise payable on such payment date divided by the Fair Market Value of a Share on such date. Notwithstanding the foregoing, a Director who first becomes eligible to participate in the Plan may make an election under this Section 6(g) within 30 days of first becoming eligible to participate in the Plan in respect of annual retainer fees for services performed after the date of the election under this Section 6(g).

(h) In the event that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change, affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of Shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the proportionate interest of the Directors and preserve the value of the Directors’ Share units, there shall automatically be substituted for each Share unit a new unit representing the number and kind of Shares, other securities or other consideration into which each outstanding Share shall be changed. The substituted units shall be subject to the same terms and conditions as the original Share units.

7. GENERAL PROVISIONS

(a) Compliance With Legal And Trading Requirements. The Plan shall be subject to all applicable laws, rules and regulations, including, but not limited to, U.S. federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under the Plan until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any U.S. state or federal law, rule or regulation or under laws, rules or regulations of other jurisdictions as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under U.S. federal or state law or under the laws of other jurisdictions.

(b) No Right To Continued Service. Neither the Plan nor any action taken there under shall be construed as giving any Director the right to be retained in the service of the Company or any of its subsidiaries or affiliates, nor shall it interfere in any way with the right of the Company or any of its subsidiaries or affiliates to terminate any Director’s service at any time.

(c) Taxes. The Company is authorized to withhold from any Shares delivered under this Plan or on exercise of an Option any amounts of withholding and other taxes due in connection therewith, and to take such other action as the Company may deem advisable to enable the Company and a Participant to satisfy obligations for the payment of any withholding taxes and other tax obligations relating thereto. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(d) Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of Shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s Shareholders if such Shareholder approval is required by any U.S. federal law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any award theretofore granted to him or her or compensation previously deferred by him or her hereunder.

(e) Unfunded Status Of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to a Restricted Stock Unit Award or a deferral election, nothing contained in the Plan shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Company may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Company otherwise determines with the consent of each affected Participant.

(f) Non-Exclusivity Of The Plan. Neither the adoption of the Plan by the Board nor its submission to the Shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensation arrangements as it may deem desirable, including, without limitation, the granting of options on Shares and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. Cash shall be paid in lieu of such fractional Shares.

(h) Governing Law. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws thereof.

(i) Effective Date; Plan Termination. The Plan as amended and restated became effective as of January 1, 2009 (the “Effective Date”), subject to approval by the Shareholders of the Company. The Plan shall terminate as to future awards on June 1, 2014 or, if earlier, at such time as no Shares remain available for issuance pursuant to Section 4, and the Company has no further obligations with respect to any award granted or compensation deferred under the Plan.

(j) Titles And Headings. The titles and headings of the Sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(k) Section 409A. It is intended that deferrals of compensation that were earned and vested on December 31, 2004 (and amounts credited thereon under Section 6(d) of the Plan) (the “Grandfathered Plan Benefits”) will satisfy the grandfather provisions applicable under Section 409A of the Code so that such Grandfathered Plan Benefits will not be subject to Section 409A of the Code. No amendment to this Plan made after October 3, 2004 will apply to the Grandfathered Plan Benefits unless the amendment specifically provides that it applies to them. As it applies to benefits that are not Grandfathered Plan Benefits, it is intended that the Plan, Options and other awards granted and amounts deferred hereunder will comply with Section 409A of the Code (and any regulations and guidelines issued there under) to the extent subject thereto, and the Plan and such Options, awards and deferral provisions shall be interpreted on a basis consistent with such intent. Without limiting the generality of the foregoing, no adjustment shall be made pursuant to Section 5(j) above that would cause any Option to be treated as deferred compensation pursuant to Section 409A of the Code. The Plan and any Award Agreements issued there under may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code. No action or failure to act, pursuant to this Section 7(k) shall subject the Company to any claim, liability, or expense, and the Company shall not have any obligation to indemnify or otherwise protect any Director from the obligation to pay any taxes pursuant to Section 409A of the Code.

(o) Section 457A. Notwithstanding any provision of this Plan to the contrary, in the case of any Director subject to United States income tax, any amount deferred under Section 6 of the Plan, and any amount deferred under a restricted stock unit granted under the Plan, which in any such case constitutes “nonqualified deferred compensation” for purposes of Section 457A of the Code and is subject to Section 457A of the Code, shall be distributed to the Director no later than December 31, 2017.

2009 Annual General Meeting April 24, 2009 Hamilton, Bermuda

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-732-4052, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your Proxy card ready, then follow the prerecorded instructions. Available until 5 p.m. Eastern Time on Thursday, April 23, 2009.

INTERNET

Visit the Internet website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available until 5 p.m. Eastern Time on Thursday, April 23, 2009.

MAIL

Simply complete, sign and date your Proxy card and return it in the postage-paid envelope. If you are delivering your proxy by telephone or the Internet, please do not mail your Proxy Card.

COMPANY NUMBER	CONTROL NUMBER

TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.
		FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees

1.	To elect the following three Class II Directors to hold office until 2012:

	(1) Dale R. Comey, (2) Robert R. Glauber, (3) G. Thompson Hutton	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee listed, write that nominee’s name in the space provided below:

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment and restatement of the Company’s 1991 Performance Incentive Program.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve the amendment and restatement of the Company’s Directors Stock & Option Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To ratify the appointment of PriceWaterhouseCoopers LLP, New York, New York to act as the independent registered public accounting firm for our Company for the year ending December 31, 2009.	☐	☐	☐

Dated	, 2009

Signature(s)

Signature(s)

IMPORTANT: Please sign exactly as your name(s) appear(s) hereon. If you are acting as attorney-in-fact, corporate officer, or in a fiduciary capacity, please indicate the capacity in which you are signing.

                    01060F

TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

XL CAPITAL LTD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
R
O
X
Y

The undersigned holder of Class A Ordinary Shares of XL Capital Ltd hereby appoints Michael S. McGavick or, failing him, Kirstin Romann Gould to be its proxy and to vote for the undersigned on all matters arising at the Annual General Meeting of holders of Class A Ordinary Shares of XL Capital Ltd or any adjournment thereof, and to represent the undersigned at such meeting or any adjournment thereof to be held on April 24, 2009 in Hamilton, Bermuda.

THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING, DATED AS OF MARCH 9, 2009, AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

(Continued, and to be marked, dated and signed, on the other side)

SEE REVERSE SIDE